FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-14

December 4, 2014

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$824,844,358

(Approximate Total Mortgage Pool Balance)

$713,490,000

(Approximate Offered Certificates)

COMM 2014-CCRE21

Deutsche Mortgage & Asset Receiving Corporation Depositor

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
KeyBank National Association
Natixis Real Estate Capital LLC
UBS Real Estate Securities Inc.
Pillar Funding LLC
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.
Joint Bookrunning Managers and Co-Lead Managers

KeyBanc Capital Markets Guggenheim Securities	Natixis Securities Americas LLC CastleOak Securities, L.P.

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2014-CCRE21 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus expected to be dated December 4, 2014, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Joint Bookrunners & Co-Lead Managers:	Deutsche Bank Securities Inc. Cantor Fitzgerald & Co.

Co-Managers:	KeyBanc Capital Markets Inc., Natixis Securities Americas LLC, Guggenheim Securities, LLC and CastleOak Securities, L.P.

Mortgage Loan Sellers:
German American Capital Corporation* (“GACC”) (51.5%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (23.3%), KeyBank National Association (“KeyBank”) (9.3%), Natixis Real Estate Capital LLC (“Natixis”) (7.2%), UBS Real Estate Securities Inc. (“UBSRES”) (5.3%) and Pillar Funding LLC (“Pillar”) (3.4%)
*An indirect wholly owned subsidiary of Deutsche Bank AG.

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Special Servicer:	LNR Partners, LLC

Trustee:	Wells Fargo Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC

Determination Date:	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in January 2015.

Distribution Date:	4th business day following the Determination Date in each month, commencing in January 2015.

Cut-off Date:	Payment Date in December 2014 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.

Settlement Date:	On or about December 19, 2014

Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.

ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.

SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.

Day Count:	30/360

Tax Treatment:	REMIC

Rated Final Distribution Date:	December 2047

Minimum Denominations:	$10,000 (or $100,000 with respect to Class X-A) and in each case in multiples of $1 thereafter.

Clean-up Call:	1%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	16	21	$424,492,005	51.5%
Cantor Commercial Real Estate Lending, L.P.	18	19	$192,506,971	23.3%
KeyBank National Association	8	11	$76,650,000	9.3%
Natixis Real Estate Capital LLC	6	9	$59,319,112	7.2%
UBS Real Estate Securities Inc.	6	14	$43,487,971	5.3%
Pillar Funding LLC	5	5	$28,388,298	3.4%
Total:	59	79	$824,844,358	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$824,844,358
Number of Mortgage Loans:	59
Number of Mortgaged Properties:	79
Average Mortgage Loan Cut-off Date Balance:	$13,980,413
Average Mortgaged Property Cut-off Date Balance:	$10,441,068
Weighted Average Mortgage Rate:	4.4427%
Weighted Average Mortgage Loan Original Term to Maturity (months):	113
Weighted Average Mortgage Loan Remaining Term to Maturity (months):	112
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	11.3%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:	1.75x
Weighted Average Mortgage Loan Cut-off Date LTV(2):	64.8%
Weighted Average Mortgage Loan Maturity Date LTV(2):	57.6%
Weighted Average U/W NOI Debt Yield:	10.2%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity:	32.7%
% Mortgage Loans with Interest Only through Maturity:	32.7%
% Mortgage Loans with Interest Only followed by Amortization:	34.6%
Weighted Average Remaining Amortization Term (months)(3):	352
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	83.0%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(4):	78.3%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	51.5%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):	83.0%
% Mortgage Loans with Upfront Engineering Reserves:	56.3%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	44.8%
% Mortgage Loans with In Place Hard Lockboxes:	60.1%
% Mortgage Loans with Cash Traps Triggered at Levels ≥ 1.10x:	76.8%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period(6):	89.7%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	10.3%

(1)	With respect to the One Memorial Loan and the Loews Miami Beach Hotel Loan, LTV, DSCR and debt yield calculations include the related pari passu companion loans.
(2)
With respect to 3 mortgage loans, representing 10.5% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date LTV have in certain cases been calculated based on the “as complete”, “as renovated” or “as stabilized” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(3)	Excludes loans which are interest only for the full loan term.
(4)	Includes FF&E Reserves.
(5)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.
(6)
With respect to the Springdale Beltway Loan, defeasance is permitted for 58 payments after a lockout period, and after the defeasance period, the borrower may prepay in full with a prepayment penalty prior to an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)/AAA	$30,000,000	30.000%(6)	2.66	1 - 56	45.4%	14.6%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)/AAA	$91,176,000	30.000%(6)	4.80	56 - 60	45.4%	14.6%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)/AAA	$49,250,000	30.000%(6)	7.49	60 - 117	45.4%	14.6%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)/AAA	$185,000,000	30.000%(6)	9.77	117 - 119	45.4%	14.6%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)/AAA	$221,965,000	30.000%(6)	9.89	119 - 120	45.4%	14.6%
Class X-A(7)	NR/AAAsf/AAA(sf)/AAA	$629,974,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M(9)	NR/AAAsf/AAA(sf)/AAA	$52,583,000(10)	23.625%	9.98	120 - 120	49.5%	13.4%
Class B(9)	NR/AA-sf/AA-(sf)/AA-	$46,398,000(10)	18.000%	9.98	120 - 120	53.1%	12.4%
Class PEZ(9)	NR/A-sf/A-(sf)/A-	$136,099,000(10)	13.500%(6)	9.98	120 - 120	56.1%	11.8%
Class C(9)	NR/A-sf/A-(sf)/A-	$37,118,000(10)	13.500%(6)	9.98	120 - 120	56.1%	11.8%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/A-sf/AAA(sf)/AAA	$83,516,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/BBB-(sf)/AAA	$40,211,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/NR/BB(sf)/AAA	$27,839,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-E(7)	NR/NR/B-(sf)/AAA	$18,559,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-F(7)	NR/NR/NR/AAA	$24,745,357(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)/BBB-	$40,211,000	8.625%	9.98	120 - 120	59.2%	11.2%
Class E	NR/BB+sf/BBB-(sf)/BB+	$8,248,000	7.625%	9.98	120 - 120	59.9%	11.0%
Class F	NR/NR/BB(sf)/BB-	$19,591,000	5.250%	9.98	120 - 120	61.4%	10.8%
Class G	NR/NR/B(sf)/B	$10,310,000	4.000%	9.98	120 - 120	62.2%	10.6%
Class H	NR/NR/B-(sf)/NR	$8,249,000	3.000%	9.98	120 - 120	62.9%	10.5%
Class J	NR/NR/NR/NR	$24,745,357	0.000%	9.98	120 - 120	64.8%	10.2%
(1)
The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.  The Class PEZ Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interest of the Class A-M, Class B and Class C trust components represented by the Class PEZ Certificates.  The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rate of the Class A-M, Class B and Class C Certificates, respectively.

(2)
Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the settlement date of this securitization.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions and prepayment assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates are repaid on the respective anticipated repayment dates.

(4)
“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(5)
“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Certificates and the denominator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)
The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 Certificates are represented in the aggregate. The initial subordination levels for the Class PEZ and Class C Certificates are equal to the initial subordination level of the underlying Class C trust component which will have an initial outstanding balance on the settlement date of $37,118,000.

(7)
As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary to accrue on the basis of a 360 day year consisting of twelve 30-day months), over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 Certificates and the Class A-M trust component (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C trust components (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the weighted average of the pass-through rates of the Class E  and Class F Certificates (based on their Certificate Balances), (E) with respect to the Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
SUMMARY OF THE CERTIFICATES

X-E Certificates, the weighted average of the pass-through rates of the Class G and Class H (based on their Certificate Balances) and (F) with respect to the Class X-F Certificates, the pass-through rate of the Class J Certificates.

(8)
The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates (the “Class X Certificates”) will not have Certificate Balances.  None of the Class X Certificates will be entitled to distributions of principal.  The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 Certificates and the Class A-M trust component. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class B and Class C trust components. The interest accrual amounts on the Class X-C Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D Certificates. The interest accrual amounts on the Class X-D Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of the Class E and Class F Certificates. The interest accrual amounts on the Class X-E Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of the Class G and Class H Certificates. The interest accrual amounts on the Class X-F Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class J Certificates.

(9)
Up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates.

(10)
On the settlement date, the issuing entity will issue the Class A-M, Class B and Class C trust components, which will have outstanding principal balances on the settlement date of $52,583,000, $46,398,000 and $37,118,000, respectively. The Class A-M, Class B, Class PEZ and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-M, Class B and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C trust components, respectively.  The Class PEZ Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C trust components. Following any exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-M, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C trust component that is represented by the Class A-M, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly. The initial Certificate Balance of each of the Class A-M, Class B and Class C Certificates represents the Certificate Balance of such class without giving effect to any exchange. The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balance of the Class A-M, Class B and Class C Certificates and represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange; such initial Certificate Balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The Certificate Balances of the Class A-M, Class B and Class C Certificates to be issued on the settlement date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the settlement date.

Short-Term Certificate Principal Paydown Summary(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-1	GACC	The James Hotel Chicago	Hospitality	$35,000,000	56	47.9%	2.22x	12.8%
A-2	GACC	Simply Self Storage Portfolio II	Self Storage	$15,750,000	59	71.3%	1.52x	9.4%
A-2	GACC	Manhattan Place	Retail	$13,875,000	59	73.0%	1.94x	11.3%
A-2	Natixis	Unity Apartments	Multifamily	$10,800,000	59	60.7%	1.49x	9.3%
A-2	Natixis	Union Garden	Multifamily	$7,700,000	59	61.1%	1.46x	9.2%
A-2/A-SB	KeyBank	Holiday Manor	Manufactured Housing Community	$3,850,000	60	69.7%	1.49x	9.4%
A-2/A-SB	GACC	Harding Avenue Surfside	Retail	$3,150,000	60	52.5%	1.86x	8.0%
(1)
This table identifies loans with balloon payments due during the principal paydown window assuming 0% CPR and no losses or extensions for the indicated Certificates. See “Yield and Maturity Considerations—Yield Considerations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:
Payments in respect of principal of the Certificates will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A-3 to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero, then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component) until the principal balance of the Class A-M trust component has been reduced to zero, then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component) until the principal balance of the Class B trust component has been reduced to zero, then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), until the principal balance of the Class C trust component has been reduced to zero, and then, to the Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.  Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B and Class C trust components and the Certificate Balances of the Class D through Class J Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, then, to the extent of any recoveries on realized losses, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component), then, to the extent of any recoveries on realized losses, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component), then, to the extent of any recoveries on realized losses, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), then, to the extent of any recoveries on realized losses, to the Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, in each case until the Certificate Balance of each such Class or trust component is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 Certificates and the Class A-M trust component; (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C trust components; (iii) the notional amount of the Class X-C Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates; (iv) the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class E and Class F Certificates; (v) the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class G and Class H Certificates; and (vi) the notional amount of the Class X-F Certificates will be reduced by the principal distributions and realized losses allocated to the Class J Certificates.

Interest Payments:
On each Distribution Date, interest accrued for each Class of the Certificates or trust component at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class A-M trust component), then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class B trust component), then, to the Class C trust component (and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
STRUCTURE OVERVIEW

correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class C trust component), and then, to the Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.  The pass-through rate on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rate of the Class A-M, Class B and Class C Certificates, respectively. The Class PEZ Certificates will not have a pass-through rate, but will be entitled to receive the sum of interest distributable on the percentage interest of the Class A-M, Class B and Class C trust components represented by the PEZ Certificates.

As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) (A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 Certificates and the Class A-M trust component (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C  trust components (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the weighted average of the pass-through rates of the Class E and Class F Certificates (based on their Certificate Balances), (E) with respect to the Class X-E Certificates, the weighted average of the pass-through rates of the Class G, Class H and Class J Certificates (based on their Certificate Balances); (F) with respect to the Class X-E Certificates, the weighted average of the pass-through rates of the Class G (based on their Certificate Balances) and Class H; and (G) with respect to the Class X-F Certificates, the pass-through rate of the Class J Certificates.

Prepayment Interest Shortfalls:
Net prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes.

Loss Allocation:
Losses will be allocated to each Class of Certificates in reverse alphabetical order starting with Class J through and including Class D, then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component), then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component), and then to Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 Certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any Class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates and trust components that are components of the notional amount of such Class of Class X Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
STRUCTURE OVERVIEW

Prepayment Premiums:
A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class D Certificates and the Class A-M, Class B and Class C trust components (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class or trust component on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class D Certificates and the Class A-M, Class B and Class C trust components on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such Class of Certificates or trust component currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such Class or trust component as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

All prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) allocated in respect of (i) the Class A-M trust component as described above will be allocated between the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component, (ii) the Class B trust component as described above will be allocated between the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component, and (iii) the Class C trust component as described above will be allocated between the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component.

Loan Combinations:
The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as One Memorial secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $80,000,000, evidenced by Note A-1/Note A-2 (the “One Memorial Loan”), representing approximately 9.7% of the Initial Outstanding Pool Balance, and also secures on a pari passu basis four companion loans that have an aggregate outstanding principal balance as of the Cut-off Date of $144,000,000, evidenced by Note A-3, Note A-4, Note A-5 and Note A-6, which are currently held by GACC, and which may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The One Memorial Loan and related companion loans are pari passu in right of payment and are collectively referred to herein as the “One Memorial Loan Combination.”

The One Memorial Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding the One Memorial Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—One Memorial Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as Loews Miami Beach Hotel secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $60,000,000, evidenced by Note A-3 (the “Loews Miami Beach Hotel Loan”), representing approximately 7.3% of the Initial Outstanding Pool Balance, and also secures on a pari passu basis two companion loans that have an aggregate outstanding principal balance as of the Cut-off Date of $240,000,000, evidenced by Note A-1, which was included in the COMM 2014-UBS5 transaction and Note A-2, which was included in the COMM 2014-LC17

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
STRUCTURE OVERVIEW

transaction. The Loews Miami Beach Hotel Loan and related companion loans are pari passu in right of payment and are collectively referred to herein as the “Loews Miami Beach Hotel Loan Combination.”

The Loews Miami Beach Hotel Loan Combination will be served pursuant to the COMM 2014-UBS5 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the One Memorial Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—Loews Miami Beach Hotel Combination” in the Free Writing Prospectus.

Control Rights and Directing Holder:
Certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights over servicing matters with respect to each Mortgage Loan (other than with respect to the Loews Miami Beach Hotel Loan). The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than with respect to the Loews Miami Beach Hotel Loan). Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan.

It is expected that Ellington Management Group, LLC will be the initial Directing Holder with respect to each Mortgage Loan (other than with respect to the Loews Miami Beach Hotel Loan).

For a description of the directing holder for the Loews Miami Beach Hotel Loan Combination,  see “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement—The Directing Holder” in the Free Writing Prospectus.

Control Eligible Certificates:	Class F, Class G, Class H and Class J Certificates.
Controlling Class:
The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class J Certificates.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.
Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Control Termination Event:
Will occur when no Class of Control Eligible Certificates has an aggregate Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the initial Certificate Balance of such Class.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any Control Rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
STRUCTURE OVERVIEW

take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:
Will occur when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class.

Upon the occurrence and continuance of a Consultation Termination Event the Directing Holder will have no rights under the pooling and servicing for this securitization (the “Pooling and Servicing Agreement”) other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer (other than with respect to the Loews Miami Beach Hotel Loan) may generally be replaced by the Directing Holder (i) for cause at any time and (ii) without cause if either (A) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (B) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then Controlling Class of Certificates.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Loews Miami Beach Hotel Loan) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below. See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to the Loews Miami Beach Hotel Loan Combination.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to the Loews Miami Beach Hotel Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to the Loews Miami Beach Hotel Loan).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all classes of Certificates entitled to principal, on an aggregate basis.

In addition, other than with respect to the Loews Miami Beach Hotel Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
STRUCTURE OVERVIEW

(other than with respect to the Loews Miami Beach Hotel Loan). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect to the Loews Miami Beach Hotel Loan) must be confirmed by a majority of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to the Loews Miami Beach Hotel Loan Combination.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each Mortgage Loan. If a new special servicer begins servicing the Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:
The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:
With respect to the Mortgage Loans (other than with respect to the Loews Miami Beach Hotel Loan Combination) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust
STRUCTURE OVERVIEW

The Operating Advisor will not have consultation rights in respect of the Loews Miami Beach Hotel Loan Combination.

Liquidated Loan Waterfall:
On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

					% of Initial Outstanding Pool Balance	Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
$1,200,000	-	$7,499,999	25	$96,707,446	11.7%	4.6323%	115	1.63x	68.8%	57.2%
$7,500,000	-	$14,999,999	16	$165,434,978	20.1%	4.5737%	108	1.58x	66.6%	57.6%
$15,000,000	-	$24,999,999	10	$183,648,005	22.3%	4.5553%	114	1.68x	69.4%	60.6%
$25,000,000	-	$49,999,999	6	$239,053,928	29.0%	4.4099%	110	1.63x	64.8%	57.7%
$50,000,000	-	$74,999,999	1	$60,000,000	7.3%	4.1250%	117	2.89x	53.1%	53.1%
$75,000,000	-	$80,000,000	1	$80,000,000	9.7%	4.0200%	118	1.98x	54.5%	54.5%
Total/Weighted Average			59	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

Distribution of Mortgage Rates(1)

					% of Initial Outstanding Pool Balance	Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
3.7000%	-	4.4999%	24	$483,548,005	58.6%	4.2354%	110	2.00x	61.4%	56.8%
4.5000%	-	4.7499%	24	$238,008,868	28.9%	4.5984%	114	1.41x	70.0%	60.2%
4.7500%	-	5.5000%	11	$103,287,485	12.5%	5.0542%	120	1.41x	68.5%	55.4%
Total/Weighted Average			59	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

Property Type Distribution(1)(3)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/Pads/ NRA	Cut-off Date Balance per Unit/Room/Pad/ NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
Multifamily	24	$211,459,978	25.6%	3,050	$89,205	4.6789%	114	95.1%	1.33x	70.4%	61.0%
Garden	20	$150,509,978	18.2%	2,349	$83,861	4.7076%	119	95.8%	1.32x	71.0%	61.1%
Mid Rise	4	$60,950,000	7.4%	701	$102,402	4.6081%	101	93.4%	1.37x	68.9%	60.7%
Retail	18	$178,799,208	21.7%	1,768,632	$291	4.4364%	113	90.9%	1.69x	67.1%	58.7%
Anchored(4)	14	$163,312,874	19.8%	1,662,367	$287	4.4222%	114	90.5%	1.70x	66.8%	58.6%
Unanchored	4	$15,486,334	1.9%	106,265	$331	4.5856%	107	95.9%	1.61x	69.6%	59.7%
Hospitality	9	$163,233,920	19.8%	1,951	$202,341	4.2944%	105	80.2%	2.48x	55.9%	51.4%
Full Service	5	$144,715,876	17.5%	1,656	$220,075	4.2637%	103	80.9%	2.46x	55.2%	51.5%
Limited Service	4	$18,518,044	2.2%	295	$63,750	4.5344%	119	74.2%	2.66x	61.4%	51.4%
Office	7	$116,521,564	14.1%	850,347	$466	4.1850%	119	98.3%	1.85x	58.0%	55.5%
CBD	1	$80,000,000	9.7%	369,436	$606	4.0200%	118	97.7%	1.98x	54.5%	54.5%
Suburban	4	$23,846,564	2.9%	431,251	$106	4.4649%	120	99.5%	1.61x	66.5%	58.6%
Medical	2	$12,675,000	1.5%	49,660	$256	4.7000%	120	100.0%	1.49x	63.8%	56.1%
Industrial	4	$62,843,186	7.6%	2,135,823	$36	4.4557%	120	99.5%	1.44x	69.7%	57.5%
Flex	2	$59,557,345	7.2%	1,904,623	$37	4.4560%	120	99.5%	1.43x	69.7%	57.6%
Manufacturing	2	$3,285,841	0.4%	231,200	$14	4.4500%	120	100.0%	1.45x	69.9%	56.4%
Self Storage	12	$62,425,000	7.6%	900,726	$80	4.4159%	105	90.9%	1.83x	67.1%	62.2%
Mixed Use	2	$17,218,548	2.1%	67,875	$349	4.7157%	120	91.9%	1.29x	72.3%	58.9%
Retail/Office	2	$17,218,548	2.1%	67,875	$349	4.7157%	120	91.9%	1.29x	72.3%	58.9%
Manufactured Housing Community	3	$12,342,953	1.5%	327	$38,026	4.5686%	101	96.7%	1.39x	72.4%	62.2%
Total/Weighted Average	79	$824,844,358	100.0%			4.4427%	112	91.7%	1.75x	64.8%	57.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(3)

			% of Initial Outstanding Pool Balance	Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
Texas	14	$140,447,928	17.0%	4.5570%	120	1.76x	67.9%	58.7%
Florida	9	$122,311,334	14.8%	4.2683%	111	2.17x	61.3%	56.9%
Massachusetts	1	$80,000,000	9.7%	4.0200%	118	1.98x	54.5%	54.5%
Ohio	7	$73,052,755	8.9%	4.4346%	120	1.50x	71.6%	57.9%
New York	4	$61,250,000	7.4%	4.5649%	100	1.49x	68.8%	61.7%
Remaining New York State	2	$42,750,000	5.2%	4.5547%	117	1.50x	72.2%	62.9%
New York City	2	$18,500,000	2.2%	4.5883%	59	1.48x	60.9%	59.0%
California	5	$48,160,000	5.8%	4.4426%	115	1.59x	66.5%	54.7%
Southern(5)	4	$44,310,000	5.4%	4.4245%	120	1.60x	66.3%	53.9%
Northern(5)	1	$3,850,000	0.5%	4.6500%	60	1.49x	69.7%	64.0%
Hawaii	1	$48,000,000	5.8%	4.2000%	119	1.84x	57.1%	57.1%
Illinois	2	$43,539,341	5.3%	4.2412%	68	2.03x	53.2%	50.5%
Other	36	$208,082,999	25.2%	4.6956%	114	1.54x	69.0%	59.5%
Total/Weighted Average	79	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

Distribution of Cut-off Date LTV Ratios(1)(2)

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date LTV
47.9%	-	54.9%	6	$209,126,637	25.4%	4.1871%	107	2.40x	52.4%	51.5%
55.0%	-	59.9%	3	$56,200,000	6.8%	4.2558%	119	1.96x	56.9%	56.3%
60.0%	-	64.9%	7	$69,265,000	8.4%	4.5070%	104	1.68x	62.4%	55.5%
65.0%	-	69.9%	12	$151,203,789	18.3%	4.5495%	118	1.58x	67.6%	56.6%
70.0%	-	74.9%	28	$282,998,932	34.3%	4.5861%	113	1.43x	72.6%	62.5%
75.0%	-	75.1%	3	$56,050,000	6.8%	4.4919%	118	1.33x	75.0%	62.9%
Total/Weighted Average			59	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

Distribution of Maturity Date LTV Ratios(1)(2)

						Weighted Averages
Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date LTV
38.2%	-	49.9%	7	$76,071,325	9.2%	4.5088%	90	1.97x	53.1%	45.1%
50.0%	-	54.9%	8	$210,294,989	25.5%	4.2168%	117	2.31x	56.6%	53.3%
55.0%	-	59.9%	19	$234,455,613	28.4%	4.5638%	115	1.56x	66.2%	57.5%
60.0%	-	64.9%	19	$204,957,431	24.8%	4.5569%	118	1.41x	72.8%	62.2%
65.0%	-	68.9%	6	$99,065,000	12.0%	4.3483%	102	1.59x	71.4%	67.2%
Total/Weighted Average			59	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
1.23x	-	1.29x	7	$118,583,341	14.4%	4.6803%	120	1.26x	72.3%	63.3%
1.30x	-	1.34x	7	$65,829,288	8.0%	4.5826%	118	1.31x	73.9%	62.1%
1.35x	-	1.44x	8	$54,850,000	6.6%	4.4477%	120	1.40x	71.6%	59.8%
1.45x	-	1.74x	23	$279,992,797	33.9%	4.6322%	111	1.54x	68.1%	57.3%
1.75x	-	1.99x	5	$151,213,932	18.3%	4.0752%	112	1.92x	57.4%	56.3%
2.00x	-	2.99x	8	$138,375,000	16.8%	4.2168%	102	2.50x	54.5%	52.6%
3.00x	-	4.07x	1	$16,000,000	1.9%	4.2000%	119	4.07x	50.8%	50.8%
Total/Weighted Average			59	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity(1)

				Weighted Averages
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
60	7	$90,125,000	10.9%	4.1962%	58	1.86x	59.6%	57.7%
120	52	$734,719,358	89.1%	4.4729%	119	1.74x	65.4%	57.6%
Total/Weighted Average	59	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

Distribution of Remaining Terms to Maturity(1)

						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
56	-	60	7	$90,125,000	10.9%	4.1962%	58	1.86x	59.6%	57.7%
61	-	118	5	$183,280,446	22.2%	4.2023%	117	2.12x	58.8%	56.2%
119	-	120	47	$551,438,911	66.9%	4.5628%	120	1.62x	67.7%	58.1%
Total/Weighted Average			59	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

Distribution of Underwritten NOI Debt Yields(1)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
7.9%	-	7.9%	1	$13,000,000	1.6%	4.7500%	120	1.23x	72.2%	58.9%
8.0%	-	8.9%	17	$322,836,953	39.1%	4.3842%	118	1.56x	65.7%	59.7%
9.0%	-	9.9%	16	$178,015,676	21.6%	4.4998%	107	1.50x	69.0%	60.7%
10.0%		12.4%	17	$169,773,047	20.6%	4.6608%	114	1.69x	67.3%	56.4%
12.5%	-	14.9%	6	$123,018,682	14.9%	4.2003%	100	2.47x	54.3%	50.5%
15.0%	-	19.5%	2	$18,200,000	2.2%	4.3064%	119	3.86x	51.7%	49.9%
Total/Weighted Average			59	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

Amortization Types(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
Interest Only, then Amortizing	21	$285,350,000	34.6%	4.5141%	109	1.42x	70.6%	63.1%
Interest Only	10	$269,825,000	32.7%	4.1434%	109	2.34x	54.4%	54.4%
Amortizing Balloon	28	$269,669,358	32.7%	4.6666%	119	1.52x	69.1%	55.0%
Total/Weighted Average	59	$824,844,358	100.0%	4.4427%	112	1.75x	64.8%	57.6%

Footnotes:
(1)
With respect to the One Memorial Loan and Loews Miami Beach Hotel Loan, LTV, DSCR, debt yield, and cut-off date balance per Unit/Room/Pad/NRA calculations include the related pari passu companion loans.

(2)
With respect to 3 mortgage loans, representing 10.5% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and Maturity Date LTV have in certain cases been calculated based on the “as complete”, “as renovated” or “as stabilized” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(3)	Reflects allocated loan amount for properties securing multi-property mortgage loans.
(4)	Includes anchored, single tenant and shadow anchored properties.
(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2014-CCRE21 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
One Memorial	GACC	Cambridge, MA	Office	$80,000,000	9.7%	GSMS 2007-EOP
Loews Miami Beach Hotel	GACC	Miami Beach, FL	Hospitality	$60,000,000	7.3%	Various(2)
Glen Lakes	GACC	Dallas, TX	Multifamily	$36,250,000	4.4%	ACRE 2013-FL1
Hilton College Station	CCRE	College Station, TX	Hospitality	$35,653,928	4.3%	GSMS 2010-C2
The James Hotel Chicago	GACC	Chicago, IL	Hospitality	$35,000,000	4.2%	WBCMT 2007-WHL8
12650 Ingenuity Drive	Pillar	Orlando, FL	Office	$17,000,000	2.1%	MLMT 2004-BPC1
Del Carmen Portfolio	UBSRES	Various, GU	Multifamily	$14,976,637	1.8%	LBUBS 2004-C7
Santa Fe Arcade	CCRE	Santa Fe, NM	Mixed Use	$13,000,000	1.6%	LBUBS 2004-C8
Village at Double Diamond	CCRE	Reno, NV	Retail	$8,600,000	1.0%	CSMC 2006-C1
Stor-More Auburn	UBSRES	Auburn, WA	Self Storage	$8,385,000	1.0%	CSMC 2006-C4
StaxUp Self Storage - San Marcos	KeyBank	San Marcos, CA	Self Storage	$7,750,000	0.9%	JPMCC 2005-LDP1
Stor-More West Seattle	UBSRES	Seattle, WA	Self Storage	$7,540,000	0.9%	LBUBS 2006-C7
Oaks of Arlington	CCRE	Arlington, TX	Multifamily	$6,600,000	0.8%	CSMC 2006-C1
Stor-More Burien	UBSRES	Burien, WA	Self Storage	$5,750,000	0.7%	LBUBS 2006-C7
Stonewood Apartments	CCRE	McAllen, TX	Multifamily	$4,450,000	0.5%	JPMCC 2005-LDP1
Coach Country Corrall MHC	CCRE	Spanaway, WA	Manufactured Housing Community	$3,100,000	0.4%	JPMCC 2005-LDP5
3137 Peach Orchard Road	Natixis	Augusta, GA	Retail	$2,794,112	0.3%	WBCMT 2004-C15
Valli Hi Shopping Center	CCRE	Colorado Springs, CO	Retail	$2,365,757	0.3%	BSCMS 2004-PWR6
Fargo Express	Pillar	Fargo, ND	Retail	$1,840,000	0.2%	BSCMS 2004-T16
Brentwood Apartments	CCRE	McAllen, TX	Multifamily	$1,500,000	0.2%	JPMCC 2005-LDP1
Total				$352,555,434	42.7%
(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.  The table above is based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the depositor, the mortgage loan sellers or any other underwriter.

(2)	The most recent financing of the Loews Miami Beach Hotel was previously securitized in the COMM 2005-LP5, GECMC 2005-C2 and GMACC 2005-C1 securitizations.

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/Pad/Unit/ NRA(1)	Cut-off Date LTV Ratio(1)(2)(3)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
One Memorial	GACC	Cambridge, MA	Office	$80,000,000	9.7%	$606	54.5%	1.98x	8.4%
Loews Miami Beach Hotel	GACC	Miami Beach, FL	Hospitality	$60,000,000	7.3%	$379,747	53.1%	2.89x	13.7%
King’s Shops	GACC	Waikoloa, HI	Retail	$48,000,000	5.8%	$695	57.1%	1.84x	8.0%
Goodyear Portfolio	KeyBank	Akron, OH	Various	$47,400,000	5.7%	$23	69.9%	1.45x	9.7%
Preserve at Autumn Ridge	GACC	Watertown, NY	Multifamily	$36,750,000	4.5%	$151,860	75.0%	1.30x	8.1%
Glen Lakes	GACC	Dallas, TX	Multifamily	$36,250,000	4.4%	$85,495	74.0%	1.27x	8.1%
Hilton College Station	CCRE	College Station, TX	Hospitality	$35,653,928	4.3%	$117,670	65.1%	1.70x	12.4%
The James Hotel Chicago	GACC	Chicago, IL	Hospitality	$35,000,000	4.2%	$117,845	47.9%	2.22x	12.8%
Marine Club Apartments	CCRE	Philadelphia, PA	Multifamily	$24,650,000	3.0%	$120,244	70.5%	1.26x	8.1%
Springdale Beltway Commons	GACC	Springdale, OH	Retail	$19,923,005	2.4%	$32	74.9%	1.59x	10.8%
Total/Weighted Average				$423,626,934	51.4%		62.0%	1.85x	10.0%
(1)
With respect to the One Memorial Loan and the Loews Miami Beach Hotel Loan, LTV, DSCR, debt yield and cut-off date balance per Room/Pad/Unit/NRA calculations include the related pari passu companion loans.

(2)
With respect to the Preserve at Autumn Ridge Loan, the Cut-off Date LTV Ratio has been calculated using the “as complete” value.  The “as complete” appraised value assumed the completion of the construction of the Phase I at the Preserve at Autumn Ridge Property. Such construction has been completed. The pre-completion appraised value Cut-off LTV is 75.6%.

(3)
With respect to the Glen Lakes Loan, the Cut-off Date LTV Ratio has been calculated using the “as renovated” value.  The “as renovated” appraised value takes into account upgrades being performed at the property. The “as is” appraised value Cut-off LTV is 76.6%.

Pari Passu Companion Loan Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loans Cut-off Date Balance	Loan Combination Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
One Memorial	$80,000,000	$144,000,000	$224,000,000	COMM 2014-CCRE21	Midland Loan Services	LNR Partners, LLC	COMM 2014-CCRE21
Loews Miami Beach Hotel	$60,000,000	$240,000,000	$300,000,000	COMM 2014-UBS5	Wells Fargo Bank	Rialto Capital Advisors, LLC	COMM 2014-UBS5

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
The James Hotel Chicago	$35,000,000	$11,500,000	2.22x	1.34x	47.9%	63.7%	12.8%	9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Boston Office Economic Joint Venture (DE) LP; Boston Office Voting Joint Venture (DE) LP
Borrower:	One Memorial Owner LLC
Original Balance(1):	$80,000,000
Cut-off Date Balance(1):	$80,000,000
% by Initial UPB:	9.7%
Interest Rate:	4.0200%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	Interest Only
Additional Debt(1):	$144,000,000 Pari Passu Debt
Call Protection(2):	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$357,619	Springing
Free Rent:	$133,088	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$606
Balloon Balance / Sq. Ft.:	$606
Cut-off Date LTV:	54.5%
Balloon LTV:	54.5%
Underwritten NOI DSCR(5):	2.07x
Underwritten NCF DSCR(5):	1.98x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	8.1%
Underwritten NOI Debt Yield at Balloon:	8.4%
Underwritten NCF Debt Yield at Balloon:	8.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Cambridge, MA
Year Built / Renovated:	1985 / 2008
Total Sq. Ft.:	369,436
Property Management:	Oxford I Asset Management USA, Inc.
Underwritten NOI:	$18,869,538
Underwritten NCF:	$18,120,906
Appraised Value:	$410,900,000
Appraisal Date:	August 18, 2014

Historical NOI
Most Recent NOI:	$19,642,327 (T-12 July 31, 2014)
2013 NOI:	$17,058,979 (December 31, 2013)
2012 NOI:	$15,866,544 (December 31, 2012)
2011 NOI:	$15,749,326 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	97.7% (September 2, 2014)
2013 Occupancy:	98.0% (December 31, 2013)
2012 Occupancy:	98.0% (December 31, 2012)
2011 Occupancy:	98.0% (December 31, 2011)
(1)
The One Memorial Loan Combination is evidenced by six pari passu notes in the aggregate principal amount of $224.0 million.  Note A-1 and Note A-2 with an aggregate Original Balance and Cut-off Date Balance of $80.0 million represent the controlling notes and will be included in the trust. The pari passu companion loans are comprised of the non-controlling Note A-3, Note A-4, Note A-5 and Note A-6 with an aggregate original principal balance of $144.0 million. These companion loans are expected to be contributed into one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.  The One Memorial Loan Combination will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations” in the Free Writing Prospectus.

(2)
The lockout period will be at least 26 payments beginning with and including the first payment date of November 6, 2014. Defeasance of the full $224.0 million One Memorial Loan Combination is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan and (ii) September 25, 2017.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate One Memorial Loan Combination.
(5)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 1.47x and 1.41x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Microsoft(2)	AA+/Aaa/AAA	170,658	46.2%	$73.73	53.8%	12/31/2017
Intersystems Corp(3)(4)(5)	NR/NR/NR	158,866	43.0%	$60.67	41.2%	3/31/2018
Flagship Ventures(5)	NR/NR/NR	21,750	5.9%	$52.73	4.9%	3/31/2016
Total Major Tenants		351,274	95.1%	$66.52	100.0%
Cafeteria/Storage/Management(6)		9,786	2.6%	$0.00	0.0%
Total Occupied Collateral		361,060	97.7%	$64.72	100.0%
Vacant		8,376	2.3%
Total		369,436	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Microsoft lease contains two five-year extension options with 15 and 18 months prior notice, respectively, at fair market rent. Microsoft does not have any early termination options.
(3)	The Intersystems Corp lease contains three five-year extension options with 12 months prior notice at fair market rent. Intersystems Corp does not have any early termination options.
(4)
Intersystems Corp recently exercised the option to lease an additional 7,098 sq. ft. (suite 1410), which lease term commenced in October 2014. Pursuant to this lease, Intersystems Corp is entitled to three months of free rent for this space. At loan closing, the borrower reserved $133,088, which amount represents three months of rent for suite 1410.

(5)	Intersystems Corp has exercised its expansion option to take over the 21,750 sq. ft. Flagship Ventures space upon the expiration of the Flagship Ventures lease in March 2016.
(6)	Cafeteria/Storage/Management includes 4,169 sq. ft. of storage space, 3,405 sq. ft. of cafeteria space and 2,212 sq. ft. of management office space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	1	21,750	5.9%	21,750	5.9%	$52.73	4.9%	4.9%
2017	9	170,658	46.2%	192,408	52.1%	$73.73	53.8%	58.8%
2018	10	158,866	43.0%	351,274	95.1%	$60.67	41.2%	100.0%
2019	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2020	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2021	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2022	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2023	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
2024	0	0	0.0%	351,274	95.1%	$0.00	0.0%	100.0%
Thereafter	3	9,786	2.6%	361,060	97.7%	$0.00	0.0%	100.0%
Vacant	NAP	8,376	2.3%	369,436	100.0%	NAP	NAP
Total / Wtd. Avg.	23	369,436	100.0%			$64.72	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

The Loan.    The One Memorial loan (the “One Memorial Loan”) consists of the controlling Note A-1 and Note A-2 in the aggregate original principal amount of $80.0 million of a fixed rate loan in the aggregate principal amount of $224.0 million (the “One Memorial Loan Combination”). The One Memorial Loan Combination is secured by the borrower’s fee simple interest in a 17-story, Class A office building containing 369,436 sq. ft. located at 1 Memorial Drive in Cambridge, Massachusetts (the “One Memorial Property”). The $224.0 million One Memorial Loan Combination is evidenced by six pari passu notes. Only the controlling Note A-1 and Note A-2, with an aggregate original principal balance of $80.0 million, will be included in the COMM 2014-CCRE21 mortgage trust. The non-controlling Note A-3, Note A-4, Note A-5 and Note A-6, with an aggregate original principal balance of $144.0 million are expected to be contributed to a future securitization. GACC has reserved the right to further split Note A-3, Note A-4, Note A-5 and Note A-6 into multiple notes. The One Memorial Loan Combination has a 10-year interest only term.

The One Memorial Loan accrues interest at a fixed rate equal to 4.0200% and has a cut-off date balance of $80.0 million. Proceeds of the One Memorial Loan Combination, along with approximately $185.9 million of sponsor equity, were used to purchase the One Memorial Property for $405.0 million, fund upfront reserves of approximately $0.5 million and pay closing costs of approximately $4.4 million. Based on the appraised value of $410.9 million as of August 18, 2014, the cut-off date LTV ratio of the One Memorial Loan Combination is 54.5%. The most recent prior financing of the One Memorial Property was included in the GSMS 2007-EOP securitization.

The relationship between the holders of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 is governed by an intercreditor agreement which is described under “Description of the Mortgage Pool―Loan Combinations―The One Memorial Loan Combination” in this Free Writing Prospectus.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1/Note A-2	$80,000,000	$80,000,000	COMM 2014-CCRE21	Yes
Note A-3	$36,000,000	$36,000,000	GACC	No
Note A-4	$36,000,000	$36,000,000	GACC	No
Note A-5	$36,000,000	$36,000,000	GACC	No
Note A-6	$36,000,000	$36,000,000	GACC	No
Total	$224,000,000	$224,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$224,000,000	54.6%	Purchase Price	$405,000,000	98.8%
Sponsor Equity	$185,882,644	45.4%	Reserves	$490,707	0.1%
			Closing Costs	$4,391,938	1.1%
Total Sources	$409,882,644	100.0%	Total Uses	$409,882,644	100.0%

The Borrower / Sponsor.    The borrower, One Memorial Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sole member of the borrower is One Memorial REIT Investor (DE) LLC (the “Sole Member”), an entity that consists of a joint venture between Boston Office Economic Joint Venture (DE) LP and Boston Office Voting Joint Venture (DE) LP. The Sole Member is ultimately indirectly owned 45% by OMERS Administrative Corporation Canada (“OMERS”) and 55% by Commingled Pension Trust Fund (Strategic Property) of JP Morgan Chase Bank, N.A. (“JPM SPF”). The sponsors did not sign a guaranty of recourse obligations; however, Boston Office Economic Joint Venture (DE) LP signed the environmental indemnity.

OMERS is one of Canada’s largest pension funds with an excess of $65.1 billion of assets as of December 31, 2013. OMERS manages a diversified global portfolio of stocks and bonds as well as real estate, infrastructure and private equity investments. OMERS was established in 1962 to invest pension funds for local government employees in Ontario.

JPM SPF is one of JP Morgan Asset Management’s core funds with a net asset value of over $21.5 billion as of March 31, 2014. JPM SPF owns and acquires real estate projects with stabilized occupancies; in an effort to produce a high level of current income combined with moderate appreciate potential. Its investment portfolio generally consists of premier office, retail, residential and industrial properties with high-quality physical improvements, in primary markets and competitive positions within their markets.

The Property.  The One Memorial Property consists of a 17-story, Class A office building totaling 369,436 sq. ft., located in the Kendall Square area of Cambridge, Massachusetts, adjacent to the Massachusetts Institute of Technology campus. The One Memorial Property was constructed in 1985 and includes a six-level parking garage with 396 parking spaces, which gives a parking ratio of 1.07 spaces per 1,000 sq. ft. The One Memorial Property has undergone approximately $9.2 million ($25.01 PSF) in renovations since 2008 (including a $7.8 million lobby renovation in 2008) and has an additional $5.9 million ($16.03 PSF) of improvements planned through 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

As of September 2, 2014 the One Memorial Property is 97.7% leased to three tenants: Microsoft (46.2% NRA, rated AA+/Aaa/AAA by Fitch/Moody’s/S&P), Intersystems Corp (43.0% NRA) and Flagship Ventures (5.9% NRA). Microsoft has been a tenant of the One Memorial Property since 2007, while Intersystems Corp was one of the original tenants in 1987.

Environmental Matters. The Phase I environmental report dated September 15, 2014 identified a recognized environmental condition (“REC”) at the One Memorial Property that dates back to historic uses prior to the current development. The REC involves the presence of chlorinated volatile organic compounds (“CVOCs”) in the ground water. The seller of the One Memorial Property, EOP-One Memorial Drive, L.L.C., together with EOP Operating Limited Partnership (collectively, the “Seller Indemnitors”), have contractually agreed to test, remediate and obtain a “no further action” designation from the Massachusetts Department of Environmental Protection (“MassDEP”). In addition, the Seller Indemnitors have provided a pollution legal liability (“PLL”) insurance policy that provides coverage for third party property and personal injury claims (but not for remediation of the REC). For additional information see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this Free Writing Prospectus.

Major Tenants.

Microsoft (170,658 sq. ft., 46.2% of NRA, 53.8% of U/W Base Rent). Microsoft Corporation (“Microsoft”) (NASDAQ: MSFT; rated AA+/Aaa/AAA by Fitch/Moody’s/S&P) is a worldwide leader in developing and selling a variety of products used by consumers and businesses. Founded in 1975, Microsoft’s core products are the Windows PC operating system and the Office business productivity application suite that are sold in part through PC makers such as Acer, Lenovo, Dell, Hewlett-Packard, and Toshiba, who pre-install the software on devices. Other products include enterprise applications (Microsoft Dynamics), server and storage software, video game consoles and mobile phone software.

Microsoft has been a tenant at the One Memorial Property since 2007, and occupies the 10th through 17th floors, with some space on the first floor. The One Memorial Property serves as Microsoft’s New England research and development headquarters. Microsoft consolidated many of their locations in suburban Boston to the One Memorial Property. The One Memorial Property is also home to Microsoft’s NERD Center, which is a state of the art amphitheater and break-out facility utilized for conferences, education seminars and other tech events. According to the previous owner, Microsoft invested over $17.0 million ($99.61 PSF) in its space.

Microsoft has no early termination options and has two five-year extension options remaining, each with 15 and 18 months prior notice, respectively, at fair market rent.

Intersystems Corp (158,866 sq. ft., 43.0% of NRA, 41.2% of U/W Base Rent). Headquartered at the One Memorial Property, Intersystems Corp develops advanced data management, connectivity, and analytics technologies that help clients make breakthroughs in healthcare, financial services, government, utilities, and other industries that demand high software performance and reliability. Leading organizations around the world such as Kaiser Permanente, NHS Scotland, TD Ameritrade, Petrobras, and others rely on Intersystems Corp’s products to power their core enterprise systems. Intersystems Corp was founded in 1978 by its CEO Phillip Ragon, who owns the business. As of December 31, 2013, Intersystems Corp produced $463.0 million in revenue and employed 1,300 employees.

Intersystems Corp was an original tenant at the One Memorial Property since 1987, leasing approximately 34,000 sq. ft. Intersystems Corp has since increased in size to 158,866 sq. ft. after exercising an expansion option and leasing 7,098 sq. ft. at $75.00 PSF commencing in October 2014. Intersystems Corp now occupies space on the 2nd through 6th and 8th through 9th floors. Intersystems Corp is entitled to three months of free rent for this expansion space, which amount was escrowed at closing. Intersystems Corp does not have any early termination options and has three five-year extension options remaining with 12 months prior notice at fair market rent.  In addition, Intersystems Corp has exercised an option for the 21,750 sq. ft. Flagship Ventures space upon such tenant’s lease expiration in March 2016.

Flagship Ventures (21,750 sq. ft., 5.9% of NRA, 4.9% of U/W Base Rent). Founded in 2000 and based in Cambridge, Massachusetts, Flagship Ventures is a venture capital firm that innovates and invests in three principal business sectors, including therapeutics, health technologies and sustainability/clean technologies. The firm currently manages an active portfolio of over 40 companies and over $900 million in capital.

Flagship Ventures has been a tenant of the One Memorial Property since 2004 and has indicated its intention to vacate on March 31, 2016. Intersystems Corp has exercised an option for the 21,750 sq. ft. space currently occupied by Flagship Ventures on the 7th floor at a rental rate of $61.75 PSF, which such occupancy will commence April 1, 2016 and expire March 31, 2018. Flagship Ventures is currently paying rent of $52.73 PSF and does not have any extension or termination options.

The Market.   The One Memorial Property is located in the Kendall Square area of East Cambridge, Massachusetts, which is part of the Greater Boston metropolitan area. Within the United States, the largest distribution of biotechnology companies is located in Massachusetts. This is largely due to the presence of the Massachusetts Institute of Technology (“M.I.T.”) and Harvard University, as well as some of the country’s leading hospitals located within the Massachusetts General Complex or Longwood Medical Area. Major

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

employers within the area include Massachusetts General Hospital, Brigham and Women’s Hospital, and Harvard University. The Boston, Massachusetts unemployment rate has decreased from 8.0% in 2010 to 5.5% as of July 2014, while the city of Cambridge has a July 2014 unemployment rate of 4.1%.

The One Memorial Property is located in the East Cambridge submarket. The East Cambridge/Kendall Square area is home to a number of prominent businesses, research institutions and foundations, including M.I.T., Novartis Pharmaceuticals, Genzyme, Draper Laboratories and The Broad Institute. The East Cambridge/Kendall Square neighborhood is served by the M.B.T.A. trolley system, specifically the Red and Green Lines. These rail lines provide direct and easy access to the North and South Stations (both commuter rail depots), Boston’s Financial District, Boston Common, as well as the entire trolley network. These stations are a short walking distance from the One Memorial Property. The central part of East Cambridge has a commercial and transit center at Lechmere Square, with a longstanding neighborhood retail strip to the west. The southern part of East Cambridge, a former industrial area adjacent to the M.I.T., now serves as home to many offices and research labs, as well as several large apartment buildings. Kendall Square is the major commercial and transit center in the southern section. The Charles River waterfront contains hotels, luxury apartment buildings, high-tech businesses, a regional shopping mall, and the Boston Museum of Science.

The Cambridge office market is one of the most competitive markets nationally as vacancy decreased by 30 basis points from Q1 2014 to the Q2 2014 vacancy rate of 6.8%. Overall availability decreased to 8.7% in Q2 2014 from 10.0% in Q1 2014 as a lack of viable options for large office tenants continues to be a trend. Asking rents averaged $47.87 PSF as of Q2 2014, an approximately $6.00 PSF increase over Q1 2014 asking rents. The East Cambridge office submarket accounts for approximately 67.0% of the total office inventory in Cambridge. As of Q2 2014, East Cambridge office submarket vacancy was 6.0% with asking rent of $56.11 PSF, a $7.50 PSF increase over Q1 2014.

The appraisal identified three new construction projects in the immediate vicinity of the One Memorial Property. These built to suit projects include 300 Massachusetts Avenue, a 250,000 sq. ft. lab/office building for Millennium, 181 Massachusetts Avenue, a 550,000 sq. ft. lab/office building for Novartis, and 75-125 Binney Street, two office/lab buildings totaling 390,000 sq. ft. for ARIAD Pharmaceuticals. Additionally, the appraisal identified five executed leases within nearby competitive Class A office buildings. A summary of comparable office leases is provided in the subsequent chart:

Comparable Office Rentals(1)
Name	One Memorial Property	5 Cambridge Center	101 Main Street	1 Main Street	One Broadway	55 Cambridge Parkway
Building Sq. Ft.	369,436	237,752	341,830	305,589	312,000	277,761
Year Built	1985	1981	1983	1986	1969	1985
Tenant Name	Various	VMWare (Renewal)	Aegerion Pharma (Renewal)	GoDaddy	Emdeon (Expansion)	Waypoint Capital
Size (Sq. Ft.)	Various	69,552	22,247	9,906	5,527	11,180
Rent PSF	$66.52(2)	$67.50	$65.50	$62.00	$65.00	$57.00
(1)	Source: Appraisal.
(2)	Rent PSF for the One Memorial Property represents the average rent for tenants paying rent per the September 2, 2014 rent roll.

The appraisal concluded market rent for the One Memorial Property to be $75.00 PSF for office space and $15.00 PSF for storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W	U/W PSF
Base Rent(1)	$19,144,086	$19,233,114	$22,545,807	$23,226,011	$23,563,343	$63.78
Rent Abatements	0	0	(2,276,520)	0	0	0.00
Value of Vacant Space	0	0	0	0	145,910	0.39
Gross Potential Rent	$19,144,086	$19,233,114	$20,269,287	$23,226,011	$23,709,252	$64.18
Total Recoveries	516,357	613,729	298,425	483,323	763,517	2.07
Total Other Income	1,465,340	1,531,324	1,678,736	1,587,705	1,601,210	4.33
Less: Vacancy(2)	0	0	0	0	(1,110,588)	(3.01)
Effective Gross Income	$21,125,783	$21,378,167	$22,246,448	$25,297,039	$24,963,391	$67.57
Total Operating Expenses	5,376,457	5,511,623	5,187,469	5,654,712	6,093,853	16.50
Net Operating Income	$15,749,326	$15,866,544	$17,058,979	$19,642,327	$18,869,538	$51.08
TI/LC	9,529,486	0	2,515,197	0	656,273	1.78
Capital Expenditures	455,093	0	52,747	0	92,359	0.25
Net Cash Flow	$5,764,747	$15,866,544	$14,491,035	$19,642,327	$18,120,906	$49.05

(1)
U/W Base Rent includes an additional $196,185 in base rent which represents the rental rate increase of the 21,750 sq. ft. space Intersystems Corp will be taking over from Flagship Ventures in April 2016.

(2)	U/W Vacancy represents 4.5% of gross income. The vacancy as of September 2, 2014 is 2.3%.

Property Management.    The One Memorial Property is managed by Oxford I Asset Management USA, Inc., a borrower affiliate.

Lockbox / Cash Management.    The One Memorial Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Trigger Period (as defined herein) exists, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the One Memorial Loan Combination documents.

A “Trigger Period” will commence (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.15x as of the last day of any calendar quarter or (iii) upon the occurrence of a Major Tenant Trigger Period (as defined herein), until such time as (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii), the debt service coverage ratio is at least 1.20x for two consecutive quarters and (c) with respect to clause (iii), the Major Tenant Trigger Period is no longer continuing.

A “Major Tenant Trigger Period” will commence upon (i) the date that is 15 months (with respect to Microsoft) or 12 months (with respect to Intersystems Corp) prior to the expiration of the related lease, (ii) the date that is 15 months prior to the expiration of any other Sweep Tenant (as defined herein) lease, (iii) the latest date required under any Sweep Tenant lease to exercise a renewal or extension of its lease (and such renewal or extension is not exercised), (iv) the early termination, cancellation or surrender of any Sweep Tenant lease, (v) a monetary or material non-monetary default under a Sweep Tenant lease that continues beyond any applicable notice or cure period or (vi) a bankruptcy or insolvency proceeding of a Sweep Tenant or a parent entity of any such party. A Major Tenant Trigger Period will end upon (A) with respect to (i) through (iv) above, 80% of the space demised to the Sweep Tenant is re-leased pursuant to the One Memorial Loan Combination documents and sufficient funds have accumulated in the special rollover reserve to cover all reasonable leasing expenses and free rent payments in connection therewith subject to the cap described below, (B) with respect to (v) above, the default has been cured, (C) with respect to (vi) above, the applicable lease has been assumed or assigned pursuant to bankruptcy court order or a plan of reorganization that has become effective and (D) such time as the amount on deposit in the reserve equals $35.00 PSF of applicable space that caused such Major Tenant Trigger Period.

A “Sweep Tenant” is (i) Microsoft, (ii) Intersystems Corp, (iii) any successor or assign of the foregoing under its respective lease or (iv) a future tenant leasing 110,000 or more sq. ft. of the space occupied by Microsoft or Intersystems Corp.

Initial Reserves.    At closing, the borrower deposited (i) $357,619 into the TI/LC reserve account for approved leasing expenses and (ii) $133,088 into a free rent reserve account for the Intersystems Corp expansion space.

Ongoing Reserves.    Upon the occurrence and during the continuance of a Trigger Period, the borrower is required on a monthly basis to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into the tax reserve account, (ii) 1/12 of the estimated annual insurance premiums into the insurance reserve account, provided, if an acceptable blanket insurance policy is in place, such deposits into the insurance reserve will not be required and (iii) $7,697 into a capital expenditure account subject to a replacement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

reserve cap of $92,364. Additionally, during a Major Tenant Trigger Period, all excess cash will be deposited into the TI/LC reserve account subject to a reserve cap equal to $35.00 PSF of applicable space that caused such Major Tenant Trigger Period.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

ONE MEMORIAL
17
Microsoft
13,555 SF 12/2017
16
Microsoft
21,301 SF 12/2017
15
Microsoft
21,750 SF 12/2017
14
Microsoft
14,652 SF 12/2017
Intersystems Corp
7,098 SF 3/2018
12
Microsoft
21,750 SF 12/2017
11
Microsoft
21,750 SF 12/2017
10
Microsoft
21,750 SF 12/2017
9
Intersystems Corp
21,750 SF 3/2018
8
Intersystems Corp
12,747 SF 3/2018
Intersystems Corp
9,003 SF 3/2018
7
Flagship Ventures
21,750 SF 3/2016
6
Intersystems Corp
12,747 SF 3/2018
5
Intersystems Corp
20,960 SF 3/2018
4
Intersystems Corp
10,473 SF 3/2018
Intersystems Corp
10,197 SF 3/2018
3
Intersystems Corp
20,670 SF 3/2018
2
Intersystems Corp
25,298 SF 3/2018
1
Microsoft
21,158 SF 12/2017
Microsoft
12,992 SF 12/2017
Cafeteria
3,405 SF
Equity Office
Properties – GYM
2,212 SF
Storage
4,169 SF
BUILDING
2016
2017
2018

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 54.5% 1.98x 8.4%

CARTIFACT
EAST CAMBRIDGE
Cambridge
One Memorial
1 Memorial Drive
Cambridge, MA 02142
LONGFELLOW BRIDGE
CHARLES RIVER
HARVARD BRIDGE
MEMORIAL DR
MASSACHUSETTS AVE
Massachusetts Institute of Technology
Lechmere Canal
CAMBRIDGESIDE GALLERIA MALL
HOTEL MARLOWE
ROYAL SONESTA HOTEL
ESPLANADE
BROAD INSTITUTE
CANCER RESEARCH TECHNOLOGY
CAMBRIDGE POLICE DEPT
VERIZON CENTRAL OFFICE
ARCHSTONE KENDALL SQUARE APARTMENTS
VOLPE NATIONAL TRANSPORTATION SYSTEMS CENTER
GENZYME CORPORATE HQ
ONE BROADWAY
ONE MAIN STREET
101 MAIN STREET
THE ATHENAEUM
RIVERVIEW
ROWLAND INSTITUTE
CAMBRIDGE CENTER MARRIOTT HOTEL
RESIDENCE INN MARRIOTT
KENDALL HOTEL
MIT BOOKSTORE
EASTGATE DORMS
MIT SLOAN SCHOOL
MIT FACULTY CLUB
MIT MEDICAL
KOCH BUILDING
STATA CENTER
FORD BUILDING
RALPH LANDAU BUILDING
PRESIDENTS HOUSE
WALKER MEMORIAL
WHITEHEAD INSTITUTE
NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH
400 TECHNOLOGY SQUARE
600 TECHNOLOGY SQUARE
CHARLES STARK DRAPER LABORATORY
MCGOVERN INSTITUTE OF BRAIN RESEARCH
OTIS ST
THORNDIKE ST
MAIN ST
BROADWAY
BINNEY ST
ROGERS ST
CHARLES ST
Somerville
Cambridge
Boston
EAST CAMBRIDGE
BEACON HILL
FINANCIAL DISTRICT
NORTH END
BACK BAY
CHINATOWN
SOUTH END
SOUTH BOSTON
LOGAN INTERNATIONAL AIRPORT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 2 Loews Miami Beach Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 53.1% 2.89x 13.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 2 Loews Miami Beach Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 53.1% 2.89x 13.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Loews Hotels Holding Corporation
Borrower:	MB Redevelopment, LLC
Original Balance(1):	$60,000,000
Cut-off Date Balance(1):	$60,000,000
% by Initial UPB:	7.3%
Interest Rate:	4.1250%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest Only
Additional Debt(1):	$240,000,000 Pari Passu Debt
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$3,711,259	$371,126
Insurance:	$0	Springing
FF&E:	$0	4.0% of prior month’s gross revenues
Required Repairs:	$2,500	NAP

Financial Information(3)
Cut-off Date Balance / Room:	$379,747
Balloon Balance / Room:	$379,747
Cut-off Date LTV(4):	53.1%
Balloon LTV:	53.1%
Underwritten NOI DSCR(5):	3.28x
Underwritten NCF DSCR(5):	2.89x
Underwritten NOI Debt Yield:	13.7%
Underwritten NCF Debt Yield:	12.1%
Underwritten NOI Debt Yield at Balloon:	13.7%
Underwritten NCF Debt Yield at Balloon:	12.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Miami Beach, FL
Year Built / Renovated:	1998 / 2008-2010
Total Rooms:	790
Property Management:	Loews Miami Beach Hotel Operating Company, Inc.
Underwritten NOI:	$41,162,461
Underwritten NCF:	$36,207,741
“As-is” Appraised Value:	$565,000,000
“As-is” Appraisal Date:	July 9, 2014
“As Stabilized” Appraised Value(4):	$616,000,000
“As Stabilized” Appraisal Date(4):	July 9, 2015

Historical NOI
Most Recent NOI:	$41,475,955 (T-12 June 30, 2014)
2013 NOI:	$39,033,464 (December 31, 2013)
2012 NOI:	$35,832,978 (December 31, 2012)
2011 NOI:	$32,000,426 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	86.0% (June 30, 2014)
2013 Occupancy:	85.0% (December 31, 2013)
2012 Occupancy:	83.7% (December 31, 2012)
2011 Occupancy:	81.8% (December 31, 2011)
(1)
The Loews Miami Beach Hotel Loan Combination is evidenced by three pari passu notes in the aggregate original principal amount of $300.0 million. The non-controlling note A-3, with an Original Balance and Cut-off Date Balance of $60.0 million, will be included in the trust. The pari passu companion loan is comprised of the controlling Note A-1 with an original principal balance of $120.0 million and the non-controlling Note A-2 with an original principal balance of $120.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Loews Miami Beach Hotel Loan Combination.
(4)
Cut-off Date LTV is based on the “As-is” Appraised Value. The “As Stabilized” Appraised Value is based on a stabilized ADR of $361.52 and a stabilized occupancy of 83.0%. Based on the Loews Miami Beach Hotel Loan Combination amount of $300.0 million, the “As Stabilized” LTV ratio is 48.7%.

(5)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 2.36x and 2.08x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 2 Loews Miami Beach Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 53.1% 2.89x 13.7%

Historical Occupancy, ADR, RevPAR(1)
	Loews Miami Beach Hotel Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	81.8%	$294.83	$241.13	73.6%	$243.60	$179.38	111.1%	121.0%	134.4%
2012	83.7%	$306.68	$256.55	73.7%	$252.84	$186.42	113.5%	121.3%	137.6%
2013	85.0%	$315.38	$268.01	75.5%	$251.66	$190.10	112.5%	125.3%	141.0%
T-12 June 2014	86.0%	$323.92	$278.49	76.0%	$259.58	$197.36	113.1%	124.8%	141.1%
(1)	Source: Hospitality research report.

The Loan.    The Loews Miami Beach Hotel loan (the “Loews Miami Beach Hotel Loan”) consists of the non-controlling Note A-3 in the original principal amount of $60.0 million of a fixed rate whole loan in the aggregate original principal amount of $300.0 million (the “Loews Miami Beach Hotel Loan Combination”). The Loews Miami Beach Hotel Loan Combination is secured by the borrower’s fee simple interest in a 790-room full service hotel located at 1601 Collins Avenue in Miami Beach, Florida (the “Loews Miami Beach Hotel Property”). Only the non-controlling Note A-3 will be included in the COMM 2014-CCRE21 mortgage trust. The controlling Note A-1 was included in the COMM 2014-UBS5 securitization and the non-controlling Note A-2 was included in the COMM 2014-LC17 securitization. The Loews Miami Beach Hotel Loan Combination has a 10-year term and accrues interest at a fixed rate equal to 4.1250%.

The proceeds of the Loews Miami Beach Hotel Loan Combination were used to retire existing debt of approximately $128.7 million, fund reserves of approximately $3.7 million and pay closing costs of approximately $0.7 million, giving the borrower a return of equity of approximately $166.9 million. Based on the “As-is” appraised value of $565.0 million as of July 9, 2014, the cut-off date LTV of the Loews Miami Beach Hotel Loan Combination is 53.1% and the remaining implied equity is $265.0 million. The most recent prior financing of the Loews Miami Beach Hotel Property (other than the Loews Miami Beach Hotel Loan Combination) was included in the GECMC 2005-C2, COMM 2005-LP5 and GMACC 2005-C1 securitizations.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$120,000,000	$120,000,000	COMM 2014-UBS5	Yes
Note A-2	$120,000,000	$120,000,000	COMM 2014-LC17	No
Note A-3	$60,000,000	$60,000,000	COMM 2014-CCRE21	No
Total	$300,000,000	$300,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$300,000,000	100.0%	Loan Payoff	$128,711,155	42.9%
			Reserves	$3,713,759	1.2%
			Closing Costs	$671,914	0.2%
			Return of Equity	$166,903,173	55.6%
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

The Borrower / Sponsor.    The borrower, MB Redevelopment, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Loews Hotels Holding Corporation.

Headquartered in New York, Loews Hotels Holding Corporation (“Loews”) was founded by Preston Robert and Laurence Tisch in 1946. Loews offers distinctive hotels in most major markets in the United States and Canada. Loews destinations include the cities of New York, Chicago, Denver, Los Angeles, Nashville, Philadelphia, Washington, D.C., Annapolis, Montreal, Quebec City and New Orleans, as well as vacation destinations such as Miami’s South Beach, Universal Orlando, Tucson, St. Pete Beach, Florida and California’s Coronado Bay. The sponsor is consolidated under Loews Corporation (NYSE: L), but it is viewed as a standalone company with its own management team.

The Property.    Built in 1998 and renovated from 2008 to 2010, the Loews Miami Beach Hotel Property is a 790-room upscale hotel that is managed by Loews Miami Beach Hotel Operating Company, Inc. The property offers several restaurants and bars, extensive meeting facilities, spa and fitness center, an outdoor pool, retail space, business center, and a typical complement of back-of-the-house facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 2 Loews Miami Beach Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 53.1% 2.89x 13.7%

The Loews Miami Beach Hotel Property consists of two oceanfront hotel buildings, the main tower and the St. Moritz Tower, that are situated along the east side of Collins Avenue. The main tower is an 18-story, “L-shaped” structure set atop a three-level pedestal. The six-story St. Moritz Tower sits directly south of the main tower and is connected via an outdoor courtyard. The St. Moritz Tower is designated as a historical landmark due to its Art Deco design.

The main tower has 687 guestrooms and includes several of the hotel’s restaurants, lounges, guest registration, lobby, meeting space, and sales and administrative offices. The meeting area is located on the second and third floors of the main tower and consists of approximately 53,000 sq. ft. of indoor space and approximately 10,000 sq. ft. of outdoor and pre-function space. The second floor also houses the business center and banquet offices. Guestrooms are located on floors 5 through 18. The St. Moritz Tower has 103 guestrooms, the hotel’s signature restaurant Lure, sales and marketing offices, and the spa facility.

The pool and Americana Lawn, a 6,400 square foot function area, are situated between the hotel and the beach with private cabanas and day beds located on the north and south sides. Additionally, the Nautilus Bar & Grill and the Splash retail outlet are located in and around the pool area.

The Loews Miami Beach Hotel Property’s various amenities accommodate both leisure and group demands. As of year-end 2013, the leisure and meeting/group segmentation were 68.0% and 32.0%, respectively.

In 2014, the sponsor plans to invest $4.5 million in renovations to the Loews Miami Beach Hotel Property, including a $2.5 million complete renovation of the meeting rooms and ballroom, as well as lobby renovation designs, upgrades in public restrooms, and some upgrades to the guestrooms in the St. Moritz Tower. The capital for the meeting room renovation has been committed and the work is expected to be completed in the coming months.

Environmental Matters.    The Phase I environmental report dated July 31, 2014 did not identify any evidence of a recognized environmental condition and recommended no further action at the Loews Miami Beach Hotel Property.

The Market.    The Loews Miami Beach Hotel Property is located in Miami Beach, Florida along the east side of Collins Avenue. Miami Beach is located in Miami-Dade County, Florida, and is part of the Miami-Fort Lauderdale-West Palm Beach Metropolitan Statistical Area (“MSA”), which is synonymous with the South Florida region. South Florida has a population of over 5.6 million and ranks as the eighth most populous MSA in the nation, along with Florida ranking as the fourth most populous state in the nation.

Approximately 7.0 million people visit South Beach each year, accounting for approximately 40.0% of all tourists visiting the Greater Miami area. Of these annual visitors, approximately 4.0 million stayed in Miami Beach hotels. The months between mid-December through March represent the peak demand period. As of year-end 2013, RevPAR, ADR and occupancy for hotels in the Greater Miami and surrounding beaches increased 10.0%, 7.9% and 2.0%, respectively, over the same period in 2012.

In addition to the beaches and nightlife, Miami Beach has several other demand generators and annual events that provide ample lodging demand. Large events that induce lodging demand include Art Basel, Art Deco Weekend, South Beach Food & Wine Festival, Fashion Week, Festival of the Arts, the Auto Show and numerous events at the Miami Beach Convention Center. Many of the city’s central attractions are clustered around the Miami Beach Convention Center which consists of more than 1.1 million sq. ft. of convention space. Adjacent to the convention center is the Jackie Gleason Theater of the Performing Arts and the Miami Beach Garden Center. Miami Beach has become a destination for its beaches, shopping, dining, entertainment and business amenities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 2 Loews Miami Beach Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 53.1% 2.89x 13.7%

The following chart presents primary competitors to the Loews Miami Beach Hotel Property:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Meeting Space (Sq. Ft.)	2013 Occupancy(2)	2013 ADR(2)	2013 RevPAR(2)
Loews Miami Beach Hotel Property	790	1998	53,194	86.1%	$311.14	$268.01
Waldorf Astoria Boca Raton Resort	1,047	1926	114,000	62.0%	$255.00	$158.87
Marriott Harbor Beach Resort	650	1983	30,000	78.0%	$233.00	$181.04
InterContinental Hotel Miami	641	1982	74,000	82.0%	$187.00	$152.76
Shore Club	308	1947	1,500	70.0%	$298.00	$207.71
Westin Diplomat Resort	998	2000	134,000	83.0%	$218.00	$180.38
Ritz-Carlton South Beach	375	2003	18,000	84.0%	$443.00	$373.01
Fontainebleau	1,440	1954	142,400	81.0%	$310.00	$251.41
Eden Roc Miami Beach	627	1956	46,000	73.0%	$240.00	$175.20
Total / Wtd. Avg.	6,876			77.7%	$271.26	$210.79
(1)	Source: Appraisal
(2)
2013 Occupancy, 2013 ADR and 2013 RevPAR represent estimates from the appraiser. The minor variances between the underwriting, the hospitality research report and the above table with respect to 2013 Occupancy, 2013 ADR and 2013 RevPAR at the Loews Miami Beach Hotel Property are attributable to variances in reporting methodologies and/or timing differences.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 6/30/2014	U/W	U/W per Room
Occupancy	81.8%	83.7%	85.0%	86.0%	86.0%
ADR	$294.83	$306.68	$315.38	$323.92	$323.92
RevPAR	$241.13	$256.55	$268.01	$278.49	$278.49

Room Revenue	$69,530,896	$74,177,741	$77,279,290	$80,302,395	$80,302,395	$101,649
F&B Revenue	27,765,752	31,708,270	32,344,305	35,086,035	35,086,035	44,413
Other Revenue	7,940,628	7,950,885	8,740,072	8,479,569	8,479,569	10,734
Total Revenue	$105,237,276	$113,836,896	$118,363,667	$123,867,999	$123,867,999	$156,795
Operating Expenses	40,692,204	44,288,384	45,089,207	46,901,794	46,901,794	59,369
Undistributed Expenses	24,028,230	24,528,738	23,995,454	25,178,620	25,178,620	31,872
Gross Operating Profit	$40,516,842	$45,019,774	$49,279,006	$51,787,585	$51,787,585	$65,554
Management Fee	3,157,118	3,415,107	3,550,910	3,716,261	3,716,040	4,704
Total Fixed Charges	5,359,298	5,771,689	6,694,632	6,595,369	6,909,084	8,746
Net Operating Income	$32,000,426	$35,832,978	$39,033,464	$41,475,955	$41,162,461	$52,104
FF&E	4,209,491	4,553,476	4,734,547	4,954,720	4,954,720	6,272
Net Cash Flow	$27,790,935	$31,279,502	$34,298,917	$36,521,235	$36,207,741	$45,833

Property Management.    The Loews Miami Beach Hotel Property is managed by Loews Miami Beach Hotel Operating Company, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Loews Miami Beach Hotel Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

A “Trigger Period” will commence (i) upon an event of default until cured in accordance with the Loews Miami Beach Hotel Loan documents or (ii) during a Low Debt Yield Period (as defined herein).

A “Low Debt Yield Period” will occur if the debt yield for the trailing 12-month period is less than 8.50% on the last day of the calendar quarter and will cease to exist if the debt yield is at least 8.75% for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $3,711,259 into a tax reserve account and (ii) $2,500 into a required repairs reserve account, which represents the engineer’s estimated cost of the required repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 2 Loews Miami Beach Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 53.1% 2.89x 13.7%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $371,126, into a tax reserve account and (ii) an amount equal to 4.0% of the prior month’s gross revenues into a FF&E reserve account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 2 Loews Miami Beach Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 53.1% 2.89x 13.7%

CARTIFACT
SUNSET ISLANDS
Miami Beach Golf Club
ALTON RD
DADE BLVD
23RD ST
22ND ST
21ST ST
20TH ST
19TH ST
18TH ST
17TH ST
W Hotel Miami Beach
Collins Park
A1A
COLLINS AVE
SLS Hotel
Delano South Beach
The Ritz-Carlton South Beach
LINCOLN RD
DecoPlage Condominiums
LINCOLN ROAD MALL
Macy's
Regal Cinemas
The Fillmore Miami Beach
Loews Miami Beach Hotel
1601 Collins Avenue
Miami Beach, FL 33139
Royal Palm Hotel
Il Villaggio
Miami Beach
16TH ST
15TH ST
ESPANOLA WAY
14TH PL
14TH ST
Flamingo South Beach
WEST AVENUE
Flamingo Park
ART DECO HISTORIC DISTRICT
12TH ST
11TH ST
10TH ST
9TH ST
8TH ST
7TH ST
6TH ST
5TH ST
4TH ST
3RD ST
2ND ST
1ST ST
Miami Beach Police Dept.
SOUTH BEACH
Lummus Park
Bisayne Bay
ATLANTIC OCEAN
FLAMINGO /LUMMUS
907
WASHINGTON AVE
OCEAN DR
ALTON RD
USCG CAUSEWAY ISLAND
The Yacht Club
The Murano
SOUTH POINTE
S POINTE DR
Portofino Tower Condominiums
The Continuum Condominiums
Ocean Beach Park
Pier Park
South Pointe Park
DODGE ISLAND
Sunrise
Weston
Fort Lauderdale
Davie
Pembroke Pines
Dania Beach
Miramar
Hollywood
Miami Gardens
Aventura
Hialeah
Miami
Doral
Fountainebleau
Miami Beach
Tamiami
Coral Gables
Kendall
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

250 Waikoloa Beach Drive Waikoloa, HI 96738	Collateral Asset Summary – Loan No. 3 King’s Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 57.1% 1.84x 8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Waikoloa Beach Drive Waikoloa, HI 96738	Collateral Asset Summary – Loan No. 3 King’s Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 57.1% 1.84x 8.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Scott J. Seligman
Borrower:	KS Owner, LLC
Original Balance:	$48,000,000
Cut-off Date Balance:	$48,000,000
% by Initial UPB:	5.8%
Interest Rate:	4.2000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$75,175	$25,058
Insurance:	$86,641	$14,440
Replacement:	$0	$1,438
TI/LC:	$87,780	$6,642
Required Repairs:	$871,085	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$695
Balloon Balance / Sq. Ft.:	$695
Cut-off Date LTV:	57.1%
Balloon LTV:	57.1%
Underwritten NOI DSCR(2):	1.89x
Underwritten NCF DSCR(2):	1.84x
Underwritten NOI Debt Yield:	8.0%
Underwritten NCF Debt Yield:	7.8%
Underwritten NOI Debt Yield at Balloon:	8.0%
Underwritten NCF Debt Yield at Balloon:	7.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Waikoloa, HI
Year Built / Renovated:	1991 / Various
Total Sq. Ft.:	69,023
Property Management:	Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$3,858,238
Underwritten NCF:	$3,761,606
Appraised Value:	$84,000,000
Appraisal Date:	August 16, 2014

Historical NOI
Most Recent NOI:	$3,784,815 (T-12 July 31, 2014)
2013 NOI:	$3,629,566 (December 31, 2013)
2012 NOI:	$3,478,324 (December 31, 2012)
2011 NOI:	$3,262,061 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	94.4% (September 22, 2014)
2013 Occupancy:	87.3% (December 31, 2013)
2012 Occupancy:	90.8% (December 31, 2012)
2011 Occupancy:	81.3% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on an assumed 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 1.37x and 1.34x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Waikoloa Beach Drive Waikoloa, HI 96738	Collateral Asset Summary – Loan No. 3 King’s Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 57.1% 1.84x 8.0%

Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(3)
Anchor Tenants
Macy’s	NR/Baa2/BBB+	10,008	14.5%	5/31/2019	$35.22	$2,753	$275	18.4%

Major Tenants
Three Fat Pigs(4)(5)	NR/NR/NR	5,229	7.6%	2/28/2023	NAP	$1,944	$372	9.5%
Roy’s Waikoloa Bar	NR/NR/NR	5,049	7.3%	4/30/2015	$59.12	$4,113	$815	11.6%
Whaler’s General Store	NR/NR/NR	4,225	6.1%	4/30/2016	$147.01	$2,753	$652	28.0%
Martin & MacArthur(4)	NR/NR/NR	3,936	5.7%	8/31/2016	NAP	$1,383	$351	10.1%
Tommy Bahama	NR/NR/NR	3,156	4.6%	4/30/2018	$104.00	$1,785	$566	24.7%
Tiffany & Co.	A-/Baa2/BBB+	3,050	4.4%	1/31/2017	$63.75	$4,532	$1,486	6.6%
Louis Vuitton	NR/NR/A+	3,000	4.3%	4/30/2015	$45.32	$4,901	$1,634	4.9%
Coach(4)	NR/NR/NR	2,285	3.3%	1/31/2017	NAP	$800	$350	0.1%
Total Major Tenants		29,930	43.4%		$52.73	$22,212	$742	7.1%
Remaining Tenants		25,226	36.5%		$73.58	$13,168	$640	11.5%
Total Occupied Collateral		65,164	94.4%		$58.11	$38,132	$585	9.9%
Vacant Space		3,859	5.6%
Total		69,023	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales are reported as of T-12 July 31, 2014.
(3)	Occupancy Cost (% of Sales) provided by the borrower are as of September 22, 2014.
(4)	Three Fat Pigs, Martin & MacArthur and Coach pay rent based on percentage of sales in lieu of base rent.
(5)
The lease with the 2nd Largest Tenant, Three Fat Pigs, permits, upon 90 days’ notice and provided the tenant is not in default, the tenant or borrower the right to terminate the lease if gross sales are not at least (i) $3.5 million during the 2016 calendar year or (ii) $4.2 million during the 2020 calendar year.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	1	160	0.2%	160	0.2%	$187.50	0.8%	0.8%
2015	16	15,966	23.1%	16,126	23.4%	$59.77	24.6%	25.4%
2016	6	11,797	17.1%	27,923	40.5%	$70.63	21.5%	46.9%
2017	3	6,391	9.3%	34,314	49.7%	$56.86	9.4%	56.3%
2018	5	6,323	9.2%	40,637	58.9%	$95.33	15.6%	71.9%
2019	6	14,009	20.3%	54,646	79.2%	$55.17	20.0%	91.9%
2020	2	959	1.4%	55,605	80.6%	$105.04	2.6%	94.5%
2021	0	0	0.0%	55,605	80.6%	$0.00	0.0%	94.5%
2022	0	0	0.0%	55,605	80.6%	$0.00	0.0%	94.5%
2023	2	6,442	9.3%	62,047	89.9%	$0.00	0.0%	94.5%
2024	2	3,117	4.5%	65,164	94.4%	$68.78	5.5%	100.0%
Thereafter	0	0	0.0%	65,164	94.4%	$0.00	0.0%	100.0%
Vacant	NAP	3,859	5.6%	69,023	100.0%	NAP	NAP
Total / Wtd. Avg.	43	69,023	100.0%			$59.41	100.0%
(1)
Certain tenants have lease termination options, including those related to co-tenancy provisions and sales thresholds, that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Waikoloa Beach Drive Waikoloa, HI 96738	Collateral Asset Summary – Loan No. 3 King’s Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 57.1% 1.84x 8.0%

The Loan.    The King’s Shops loan (the “King’s Shops Loan”) is a $48.0 million fixed rate loan secured by the borrower’s fee simple interest in a 69,023 sq. ft. anchored retail center located at 250 Waikoloa Beach Drive in Waikoloa, Hawaii (the “King’s Shops Property). The King’s Shops Loan has a 10-year term and is interest only throughout the term. The King’s Shops Loan accrues interest at a fixed rate equal to 4.2000%. Loan proceeds were used to pay off previous debt of approximately $32.3 million, pay closing costs of approximately $1.4 million, fund reserves of approximately $1.1 million and return approximately $13.1 million of equity to the borrower. Based on the appraised value of $84.0 million as of August 16, 2014, the cut-off date LTV is 57.1%. The most recent prior financing of the King’s Shops Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$48,000,000	100.0%	Existing Loan	$32,336,634	67.4%
			Reserves	$1,120,680	2.3%
			Closing Costs	$1,412,999	2.9%
			Return of Equity	$13,129,687	27.4%
Total Sources	$48,000,000	100.0%	Total Uses	$48,000,000	100.0%

The Borrower / Sponsor.    The borrower, KS Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Scott J. Seligman. See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.

Scott J. Seligman’s family has run the Seligman Group since its founding in 1954. The Seligman Group is a real estate owner and operator of commercial and residential properties throughout the western United States, with a primary focus in Hawaii, Michigan, California, Nevada, Texas and Arizona. Currently, the Seligman Group owns (directly or indirectly) 1.0 million square feet of retail, 1.97 million square feet of office and 817 multifamily units. Besides the King’s Shops Property, the Seligman Group also owns several retail properties including Queen Ka’ahumanu Center in Kahului on Maui, Queen’s Marketplace in Waikoloa (adjacent to the King’s Shops Property), Crossroads at Sunset in Henderson, Nevada, and Silverado Ranch Plaza in Las Vegas, Nevada.

The Property.    The King’s Shops Property is a 69,023 sq. ft. anchored retail center, completed in 1991 and situated on a 13.8-acre site within a 1,150-acre master planned Waikoloa Beach Resort community in Waikoloa, Hawaii. The King’s Shops Property consists of eight two-story buildings in an open-air mall design with a gas station and convenience store out-parcel. The property also includes outdoor dining areas which offer views of King’s Lake, Waikoloa Beach Course golf course, and the Mauna Kea and Mauna Loa volcano.

The borrower purchased the King’s Shops Property in 2005 for approximately $92.0 million. Since 2011, the sponsor has invested approximately $843,000 ($12.21 PSF) in capital improvements into the King’s Shops Property, and has a 2015 capital expenditure budget of over $1.0 million ($14.88 PSF) that will include new HVAC units, roof repairs, and upgraded signage, among other things. There are 469 parking spaces, representing a ratio of approximately 6.8 spaces per 1,000 square feet of gross leasable area. There are more than 3,400 hotel rooms and luxury residential units within walking distance of the shopping center, including two major hotels, Hilton Waikoloa Village (1,240 rooms) and Waikoloa Beach Marriott (545 rooms), championship golf courses and an array of cultural and entertainment venues.

31 tenants representing approximately 86.3% of total NRA at the King’s Shops Property report sales. Macy’s, the largest tenant at the King’s Shops Property, reported T-12 July 31, 2014 sales of $275 PSF, which is 62.7% greater than Macy’s T-12 February 1, 2014 national average of $169 PSF. For the T-12 July 2014, there were 28 in-line tenants that reported sales, totaling $35.1 million in sales ($750 PSF), resulting in a weighted average occupancy cost of 13.8%. Historical sales for all tenants reporting sales at King’s Shops Property are presented in the following chart:

Historical Sales PSF
	2011	2012	2013	T-12 7/31/2014

Macy’s	$256	$273	$278	$275
In-Line Tenants(1)	$663	$705	$757	$750
(1)	Comprised of 28 tenants representing 68.8% of the King’s Shops Property’s total NRSF. Excludes Shell Gas Station as well as Sasha Hawaii and RipCurl, as they only provide partial year sales totals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Waikoloa Beach Drive Waikoloa, HI 96738	Collateral Asset Summary – Loan No. 3 King’s Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 57.1% 1.84x 8.0%

Environmental Matters.    The Phase I environmental report dated August 29, 2014 recommended no further action at the King’s Shops Property.

The Market.    The King’s Shops Property is an anchored retail center located in Waikoloa, Hawaii, on the South Kohala Coast of the Big Island.  The King’s Shops Property benefits from its location in the South Kohala district which is known for its upscale resort communities, including the Mauna Kea Resort, Mauna Lani Resort and the Waikoloa Beach Resort community, which consists of two of the largest resort properties in the district, the 1,240-room Hilton Waikoloa Village and the 545-room Waikoloa Beach Marriott.

Tourism in Hawaii has grown in recent years due to increased air travel from North America, Japan, Korea, China, Australia, New Zealand, and other Pacific Rim nations. According to market reports, total airline seats to the Honolulu International Airport increased by 3.2% in 2013 over the prior year. China is emerging as Hawaii’s fastest growing tourism market, with arrivals increasing 94.0% in 2013 over the prior year. As a result, total nonstop air seat capacity to Hawaii has increased 1.4% as of April 2014 versus April 2013, and total scheduled 2014 annual capacity is estimated to top 10.8 million seats, the highest since 2007. The Big Island is also expected to benefit from increased airline capacity in 2014, with expanded service provided primarily through daily flights from Los Angeles and Oakland.

Over the last few years, the Hawaii retail market has witnessed decreasing vacancy and subsequently climbing rental rates. Much of this is in response to increased demand for space as tourism begins to rebound, coupled with the limited construction and few new deliveries to the market. The overall vacancy rate for the region has fallen from 3.9% in 2009 to 2.6% as of mid-year 2014. Additionally, average quoted rental rates across the Hawaii retail market have increased 14.5% during the same time period.
There are significant barriers to entry along the South Kohala Coast market, which include limited buildable land, the Big Island’s varied topography, the County of Hawaii’s restrictions on commercial development, and high construction costs on the islands. These barriers limit development in the foreseeable future.

The King’s Shops Property’s most direct competitors are those that are situated on the South Kohala Coast. The King’s Shops Property has limited competition within the South Kohala area, with the most immediate competition being the Shops at Mauna Lani and Queens Marketplace due to their proximity. While these two centers are the closest to the King’s Shops Property, they do not offer the same luxury tenant mix, and therefore only compete on a limited basis. The most similar competitive centers in asset type and tenancy are Whaler’s Village and the Shops at Wailea, on Maui. Whaler’s Village is a lifestyle retail development located in Lahaina and is the King’s Shops Property’s most significant competition on Maui.

The primary competitive set for the King’s Shops Property is presented in the following chart:

King’s Shops Property Competitive Set(1)
Name	King’s Shops Property	Queens Marketplace	The Shops at Mauna Lani	The Shops at Wailea	Whaler’s Village
Distance from Subject	NAP	0.1 miles	4.4 miles	66.9 miles	87.1 miles
Island	Big Island	Big Island	Big Island	Maui	Maui
City, State	Waikoloa, HI	Waikoloa Village, HI	Waimea, HI	Wailea-Makena, HI	Lahaina, HI
Property Type	Anchored Retail	Neighborhood Center	Lifestyle Center	Fashion/Specialty Center	Lifestyle Center
Year Built / Renovated	1991 / Various	2007 / NAP	2007 / NAP	2000 / NAP	1970 / 1996
Total Occupancy(2)	94.4%	83.0%	80.0%	99.0%	98.0%
Total Size (Sq. Ft.)(2)	69,023	135,000	78,950	161,645	105,840
Anchor Tenants	Macy’s	Island Gourmet Market	Foodlands	Louis Vuitton, Gucci, Prada	Louis Vuitton, Coach
(1)	Source: Appraisal.
(2)	Total Occupancy and Total Size (Sq. Ft.) for the King’s Shops Property is as of the rent roll dated September 22, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Waikoloa Beach Drive Waikoloa, HI 96738	Collateral Asset Summary – Loan No. 3 King’s Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 57.1% 1.84x 8.0%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W	U/W PSF
Base Rent(1)	$3,833,587	$3,752,755	$3,856,922	$3,811,075	$4,158,067	$60.24
Percentage Rent	514,578	683,652	472,008	524,925	413,275	5.99
Value of Vacant Space	0	0	0	0	287,551	4.17
Total Rent	$4,348,165	$4,436,407	$4,328,930	$4,336,000	$4,858,893	$70.40
Total Recoveries	1,254,317	1,411,003	1,763,791	1,806,551	1,821,701	26.39
Total Other Income(2)	479,441	487,838	524,645	609,105	515,913	7.47
Vacancy & Credit Loss(3)	(309,786)	(132,758)	27,397	22,824	(359,825)	(5.21)
Effective Gross Income	$5,772,137	$6,202,490	$6,644,763	$6,774,479	$6,836,682	$99.05
Total Operating Expenses	2,510,076	2,724,166	3,015,197	2,989,664	2,978,443	43.15
Net Operating Income	$3,262,061	$3,478,324	$3,629,566	$3,784,815	$3,858,238	$55.90
TI/LC	0	0	0	0	79,376	1.15
Capital Expenditures	0	0	0	0	17,256	0.25
Net Cash Flow	$3,262,061	$3,478,324	$3,629,566	$3,784,815	$3,761,606	$54.50
(1)	U/W Base Rent is based on the September 22, 2014 rent roll and includes $286,389 of contractual rent steps through July 31, 2015.
(2)	Other income includes marketing income and specialty leasing.
(3)	U/W Vacancy & Credit Loss represents 5.0% of gross income.

Property Management.    The King’s Shops Property is managed by Jones Lang LaSalle Americas, Inc.

Lockbox / Cash Management.    The King’s Shops Loan is structured with a hard lockbox and springing cash management. At closing, a lockbox and clearing account controlled by lender was established by the borrower into which all rents, revenues and receipts from the King’s Shops Property are required to be deposited directly by the tenants. Prior to a Trigger Period (as defined herein), all sums deposited into the clearing account will be transferred into borrower’s operating account. During a Trigger Period, all transfers to borrower’s operating account will cease and such sums on deposit in the clearing account will be transferred on a daily basis to an account controlled by lender, to be applied to payment of all monthly amounts due under the King’s Shops Loan documents, with any excess funds being held by lender as additional collateral for the King’s Shops Loan.

A “Trigger Period” will commence (i) upon the occurrence of an event of default (until such default is cured) or (ii) if the debt service coverage ratio falls below 1.10x, tested quarterly (until the debt service coverage ratio exceeds 1.15x for two consecutive quarters).

Initial Reserves.    At closing, the borrower deposited (i) $75,175 into a tax reserve account, (ii) $86,641 into an insurance reserve account, (iii) $87,780 into the rollover reserve account and (iv) $871,085 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $25,058, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $14,440 into an insurance reserve account, (iii) $1,438 into a capital expenditure account and (iv) $6,642 into a TI/LC reserve account, subject to a cap of $150,000.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Waikoloa Beach Drive Waikoloa, HI 96738	Collateral Asset Summary – Loan No. 3 King’s Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 57.1% 1.84x 8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Waikoloa Beach Drive Waikoloa, HI 96738	Collateral Asset Summary – Loan No. 3 King’s Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 57.1% 1.84x 8.0%

CARTIFACT
PACIFIC OCEAN
Honokaa
Waimea
Kalaoa
Kailua-Kona
Hilo
ISLAND OF HAWAII
Pahoa
Pahala
Kawaiahae
270
Waimea
250
19
Kamuela
Mauna Kea Beach Hotel
Hapuna Beach Prince Hotel
WAIMEA-KOHALA AIRPORT
Puako Petroglyphs
The Fairmont Orchid Hawai'i Mauna Lani Bay Hotel & Bungalows
Puako
The Shops at Mauna Lani
King's Shops
250 Waikoloa Beach Drive
Waikoloa, HI 96738
Queen's Marketplace
Waikoloa
Waiki'i
Kohala Coast
Four Seasons Resort Hualalai
200
HAWAII
KONA INTERNATIONAL AIRPORT
Puu Waawaa Bird Sanctuary
PONAKULOA MILITARY RESERVE
Kalaoa
HUALALAI
180
Holualoa
Makalapua Center
Crossroads Shopping Center
Kona Commons
University of the Nations
Kailua-Kona
Keauhou

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Akron, OH	Collateral Asset Summary – Loan No. 4 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,400,000 69.9% 1.45x 9.7%

Innovation Tech Center

Innovation Tech Center

Research Center

North Archwood

Innovation Tech Center

Innovation Tech Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Akron, OH	Collateral Asset Summary – Loan No. 4 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,400,000 69.9% 1.45x 9.7%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Sponsor:	Stuart Lichter; Stuart Lichter, as trustee of the Stuart Lichter Trust, u/t/d dated November 13, 2011
Borrower:	IRG RC Lessor KB, LLC
Original Balance:	$47,400,000
Cut-off Date Balance:	$47,400,000
% by Initial UPB:	5.7%
Interest Rate:	4.4500%
Payment Date:	1st of each month
First Payment Date:	January 1, 2015
Maturity Date:	December 1, 2024
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$23
Balloon Balance / Sq. Ft.:	$19
Cut-off Date LTV:	69.9%
Balloon LTV:	56.4%
Underwritten NOI DSCR:	1.60x
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.8%
Underwritten NOI Debt Yield at Balloon:	12.0%
Underwritten NCF Debt Yield at Balloon:	10.8%
Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Akron, OH
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	2,046,012
Property Management:	IRG Realty Advisors, LLC
Underwritten NOI:	$4,579,188
Underwritten NCF:	$4,147,625
Appraised Value:	$67,800,000
Appraisal Date:	October 23, 2014

Historical NOI(2)
Most Recent NOI:	4,771,284 (T-12 September 30, 2014)
2013 NOI:	3,410,327 (December 31, 2013)
2012 NOI:	2,074,138 (December 31, 2012)
2011 NOI:	1,193,742 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	See “Ongoing Reserves” herein.
(2)	For information regarding the increase in Most Recent NOI from 2011 NOI see “Cash Flow Analysis” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Akron, OH	Collateral Asset Summary – Loan No. 4 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,400,000 69.9% 1.45x 9.7%

Portfolio Summary
Property Name	Location	Tenant	Sq. Ft.	Year Built / Renovated	Appraised Value	Occupancy(1)
Innovation Tech Center	Akron, OH	The Goodyear Tire and Rubber Company	1,621,500	1917 / 2013	$59,500,000	100.0%
Research Center	Akron, OH	The Goodyear Tire and Rubber Company	193,312	1942 / NAP	$3,600,000	100.0%
Tire Test	Akron, OH	The Goodyear Tire and Rubber Company	145,600	1955-2006 / 1977	$2,900,000	100.0%
North Archwood	Akron, OH	The Goodyear Tire and Rubber Company	85,600	1943-1985 / NAP	$1,800,000	100.0%
Total			2,046,012		$67,800,000	100.0%
(1)	Based on a rent roll dated October 31, 2014.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
The Goodyear Tire and Rubber Company(1)	B+/Ba3/BB-	2,046,012	100.0%	$2.46	100.0%	4/30/2038
Total Occupied Collateral		2,046,012	100.0%	$2.46	100.0%
Vacant		0	0.0%
Total		2,046,012	100.0%

(1)	The Goodyear Tire and Rubber Company has no early termination options and has 14 five-year renewal options with 12 months prior notice at 100% of fair market rent.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	4	2,046,012	100.0%	2,046,012	100.0%	$2.46	100.0%	100.0%
Vacant	NAP	0	0.0%	2,046,012	100.0%	NAP	NAP
Total / Wtd. Avg.	4	2,046,012	100.0%			$2.46	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Akron, OH	Collateral Asset Summary – Loan No. 4 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,400,000 69.9% 1.45x 9.7%

The Loan.    The Goodyear Portfolio loan (the “Goodyear Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a mixed use development consisting of four industrial and office properties comprised of 2,046,012 sq. ft. located in Akron, Ohio (the “Goodyear Portfolio Properties”). The loan has an original principal balance of $47.4 million and a 10-year term which amortizes on a 30-year schedule. The Goodyear Portfolio Loan accrues interest at a fixed rate equal to 4.4500% and has a cut-off date balance of $47.4 million. Loan proceeds were used to refinance existing debt in the amount of approximately $42.5 million, pay closing costs of approximately $1.0 million, and return approximately $4.0 million of equity to the borrower.   Based on the appraised value of $67.8 million as of October 23, 2014, the cut-off date LTV is 69.9%. The most recent prior financing of the Goodyear Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$47,400,000	100.0%	Loan Payoff	$42,457,950	89.6%
			Closing Costs	$990,704	2.1%
			Return of Equity	$3,951,345	8.3%
Total Sources	$47,400,000	100.0%	Total Uses	$47,400,000	100.0%

The Borrower / Sponsor.    The borrower, IRG RC Lessor KB, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Stuart Lichter, both in his individual capacity and in his capacity as the trustee of the Stuart Lichter Trust, u/t/d dated November 13, 2011.

Stuart Lichter is the President and Chairman of the Board of the Industrial Realty Group (“IRG”), a national real estate development and investment firm specializing in the acquisition, development and management of commercial and industrial real estate throughout the United States.  IRG operates a portfolio containing over 100 properties in 26 states, with over 80.0 million sq. ft. of rentable space.  IRG is nationally recognized for repurposing commercial and industrial real estate.

The Properties.    The Goodyear Portfolio Properties consist of the borrower’s fee simple interest in a mixed use development containing four industrial and office properties comprised of 2,046,012 sq. ft. located on the 500-acre Goodyear Tire and Rubber Company Global and North American headquarters campus in Akron, Ohio (“Goodyear Campus”).   The Goodyear Portfolio Properties house corporate office space as well as mission critical facilities utilized by The Goodyear Tire and Rubber Company (“Goodyear”) for research and development, manufacturing, and product testing.   The Goodyear Portfolio Properties’ net rentable area is spread across four properties containing nine buildings located on 62.73 acres.

IRG acquired Goodyear Campus from Goodyear in 2009.  As part of the sale leaseback transaction, IRG developed a new 639,000 sq. ft. Goodyear global office headquarters building which is not collateral for the loan.  The Goodyear global office headquarters building is attached via a grand entrance to the Innovation Tech Center property, one of the Goodyear Portfolio Properties.  As part of the sponsor’s plan to repurpose the Goodyear Campus, they are currently renovating 1.7 million sq. ft. located in several buildings on the north side of the Goodyear Campus, including the former headquarters building and Goodyear Hall.  This project, named The East End, will include 800,000 sq. ft. of modern office space, 100 rental apartments, and a theater, as well as the five-story, newly-opened 136-room Hilton Garden Inn hotel.

Goodyear will reportedly invest approximately $20.7 million for energy conservation, facility sustainment, and quality of facility improvements in the Goodyear Portfolio Properties through 2019. The sponsor has invested approximately $54.0 million in the portfolio and has a cost basis of approximately $64.5 million in the Goodyear Portfolio Properties.

Innovation Tech Center. The Innovation Tech Center property consists of two, five-story buildings located on 27.74 acres containing 1,621,500 sq. ft. The two buildings are referred to as Tech Center A and Tech Center B and are comprised of approximately 60% industrial space and approximately 40% office space. The buildings were built in 1917 and renovated in 2013.  Goodyear uses the Innovation Tech Center property for research, warehouse, manufacturing, and product testing.  Tech Center A is attached via a grand entrance to the Goodyear global office headquarters building (non-collateral) and Tech Center A and Tech Center B are connected via two walkways.  Since acquisition, the sponsor has invested approximately $51.9 million in renovations to the Innovation Tech Center property, including renovations to the office finish within Tech Center A and the build-out of new office areas within the former shell manufacturing space in Tech Center B.

Research Center. The Research Center property, built in 1942, is located on 16.21 acres containing 193,312 sq. ft.  The Research Center property is located on the north side of the Goodyear Campus, close to the newly constructed Hilton Garden Inn.  The property contains three floors plus a partial below-grade level and contains approximately 95% office and approximately 5% industrial space.  Since acquisition, the sponsor has invested approximately $1.5 million in renovations to the Research Center property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Akron, OH	Collateral Asset Summary – Loan No. 4 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,400,000 69.9% 1.45x 9.7%

Tire Test. The Tire Test property, built in multiple phases between 1955 and 2006, consists of two buildings which total 145,600 sq. ft. located on 11.64 acres.  One building is single story and one building is two story, both of which and are used for office, research and development, product testing and storage.

North Archwood.  The North Archwood property, built in multiple phases between 1943 and 1985, consists of a 7.14-acre site housing four industrial buildings containing 85,600 total net rentable sq. ft.  The buildings are a mix of one and two stories.  The main building contains 75,400 sq. ft. and has two stories.  The buildings are comprised of industrial and research and development space. Since acquisition, the sponsor has invested approximately $0.6 million in renovations to the North Archwood property.

Environmental Matters.    The Phase I environmental site assessments dated November, 2014 with respect to the Goodyear Portfolio Properties identified various hazardous substance contaminants in soil and groundwater, including Target Analyte List Metals, Volatile Organic Compounds, Polycyclic Aromatic Hydrocarbons, and Total Petroleum Hydrocarbons, however recommended no further action at the Goodyear Portfolio Properties.  A lender environmental collateral protection and liability policy was obtained.

Tenant.

The Goodyear Tire and Rubber Company (“Goodyear”) (2,046,012 sq. ft., 100.0% of NRA, 100.0% of U/W Base Rent, rated B+/Ba3/BB- by Fitch/Moody’s/S&P).  Goodyear occupies 100.0% of the Goodyear Portfolio Properties via four pure NNN leases expiring on April 30, 2038 with 14, five-year extension options.

Founded in 1989, Goodyear (NASDAQ: GT), together with its subsidiaries, develops, manufactures, markets, and distributes tires and related products and services in the United States and internationally under brands including:  Goodyear, Dunlop, Kelly, Sava, Fulda and Debica.  Goodyear is the largest tire maker in North America and Latin America and the second largest tire maker in Europe.  The company is headquartered in Akron, Ohio and employs approximately 69,000 people and operates 52 plants across 22 countries.  The company operates approximately 1,240 tire and auto service center outlets, where it offers its products for retail sale and provides automotive repair and other services.  Goodyear reported year-end 2013 sales of $19.5 billion, operating income of $1.6 billion and net income of $629.0 million.  During the same period Goodyear reported current assets of more than $8.6 billion, and approximately $3.0 billion in cash.

The Market.    The Goodyear Portfolio Properties are located approximately four miles from the downtown Akron area and four miles north of the Akron airport, and 37 miles southeast of Cleveland.  Interstate 76 bisects the Goodyear Campus and offers easy access to I-77 and I-71 which provide access to Cleveland to the west and Youngstown to the east.

The Goodyear Portfolio Properties are located in the Akron, Ohio Metropolitan Statistical Area (“Akron MSA”), which ranks as the 77th largest MSA by population in the United States with an estimated population of 701,083. The unemployment rate in Akron as of September 2014 is 4.8%, less than the state of Ohio’s overall unemployment rate of 5.6%.

The Goodyear Portfolio Properties are located in the greater Cleveland industrial market and the Akron industrial submarket.  As of 3Q 2014, there are 12,469 industrial properties containing 482.2 million sq. ft. in the market with a 7.5% vacancy rate and quoted rental rates of $3.75 PSF NNN. Year-to-date net absorption in the market was 2,069,642 sq. ft., bringing 3Q 2014 vacancy down to 7.5%, the lowest vacancy rate in over 10 years and down from the year-end 2013 vacancy rate of 7.9%. Within the Akron industrial submarket there are 1,973 properties containing 66.8 million sq. ft. of industrial space with a vacancy rate of 6.3% and quoted rates of $3.68 PSF NNN. Year-to-date net absorption for the submarket was 287,951 sq. ft. No industrial projects are currently under construction in the Akron industrial submarket.

The subject properties are located in the greater Cleveland office market and the Akron office submarket. As of 3Q 2014, there are 6,994 buildings representing 144.0 million sq. ft. with a vacancy rate of 12.1% and quoted rental rates of $16.63 PSF gross. Year-to-date net absorption in the market was 427,061 sq. ft. Within the Akron office submarket there are 1,513 buildings containing approximately 27.1 million sq. ft. with a vacancy rate of 11.1% and quoted rental rates of $13.82 PSF gross. Class B office buildings within the submarket had a vacancy rate of 7.5% and quoted rental rates of $14.23 PSF gross. Year-to-date net absorption for the Akron office submarket was 121,464 sq. ft.  There have been 71,171 sq. ft. delivered to the submarket year-to-date with 36,957 sq. ft. currently under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Akron, OH	Collateral Asset Summary – Loan No. 4 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,400,000 69.9% 1.45x 9.7%

The appraisal identified 10 lease comparables, which are presented in the subsequent chart:

Lease Comparables(1)
Property	Tenant	Property Type(2)	City, State	Year Built	Lease Area (Sq. Ft.)	Base Rent PSF (NNN)	Lease Term (yrs)
Innovation Tech Center	Goodyear	Industrial	Akron, OH	1917	1,621,500	$2.66	26.8
Research Center	Goodyear	Office	Akron, OH	1942	193,312	$1.60	26.8
Tire Test	Goodyear	Industrial	Akron, OH	1955-2006	145,600	$1.78	26.8
North Archwood	Goodyear	Industrial	Akron, OH	1943-1985	85,600	$1.85	26.8
Canal Place	Various	Office	Akron, OH	1920	750,000	$11-16	NAP
Former Graco Industrial Warehouse	TPC	Industrial	Macedonia, OH	1969	190,000	$3.00	10.0
Lockheed Martin Commerce Center	Vacant	Office	Akron, OH	1965	156,000	$4.75	NAP
Former Rubbermaid Headquarters	GOJO	Industrial	Wooster, OH	1979	347,522	$2.50	5.2
1200 South Antrim Way	World Kitchen, Inc.	Industrial	Greencastle, PA	1960	1,033,470	$3.50	10.0
799 East 73rd Street	White Motor Factory	Industrial	Cleveland, OH	1940	321,097	$2.75	6.0
Home Avenue Industrial	Vacant	Industrial	Akron, OH	1950	45,869	$3.50	NAP
3320 - 3440 Gilchrist Industrial	Label Print Tech	Flex	Mogadore, OH	1987	51,600	$2.80	5.0
1864 Enterprise Parkway	Empire Today, LLC	Flex	Twinsburg, OH	1975	19,200	$2.61	5.4
3111 Gilchrist Road	Rubbermaid, Inc.	Industrial	Akron, OH	1963	79,661	$3.00	2.1
(1)      Source: Appraisal.
(2)      Industrial warehouse and manufacturing facilities are stated as “Industrial”.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 9/30/2014	U/W	U/W PSF
Gross Potential Rent	$1,225,583	$2,101,000	$3,413,543	$4,795,691	$5,032,727	$2.46
Value of Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$1,225,583	$2,101,000	$3,413,543	$4,795,691	$5,032,727	$2.46
Total Recoveries(1)	0	215,651	358,656	713,010	7,641,931	3.74
Net Rental Income	$1,225,583	$2,316,651	$3,772,199	$5,508,701	$12,674,658	6.19
Less: Vacancy(2)	0	0	0	0	(633,733)	(0.31)
Effective Gross Income	$1,225,583	$2,316,651	$3,772,199	$5,508,701	$12,040,925	$5.89
Total Operating Expenses(1)	31,841	242,513	361,872	737,417	7,461,737	3.65
Net Operating Income(3)	$1,193,742	$2,074,138	$3,410,327	$4,771,284	$4,579,188	$2.24
TI/LC	0	0	0	0	226,962	0.11
Capital Expenditures	0	0	0	0	204,601	0.10
Net Cash Flow	$1,193,742	$2,074,138	$3,410,327	$4,771,284	$4,147,625	$2.03

(1)       Total Recoveries and Total Operating Expenses vary from U/W due to the pure NNN leases whereby the tenant pays all expenses directly.
(2)       Underwritten vacancy represents 5.0% of gross income. As of October 31, 2014, the Goodyear Portfolio Properties were 100.0% occupied.
(3)       The increase in Net Operating Income from 2011 to T-12 9/30/2014 was due to Goodyear’s base rent increasing over that time period.  The Goodyear leases commenced July 1, 2011, and after renovations to the Innovation Tech Center property were completed in 2013, base rent increased to $2.66 PSF on January 1, 2014.

Property Management.    The Goodyear Portfolio Properties are managed by IRG Realty Advisors, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Goodyear Portfolio Loan is structured with a hard lockbox and springing cash management.  The borrower sent tenant direction letters to Goodyear instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. The funds will be disbursed to an account designated by the borrower until the occurrence of a Cash Sweep Event (as defined below). Upon an occurrence, and during the continuance of a Cash Sweep Event, all sums on deposit in the lockbox account will be deposited into a cash management account and such account will be under the control of the lender.

A “Cash Sweep Event” will commence upon (a) an event of default, (b) bankruptcy or insolvency of borrower or property manager, (c) if the DSCR based on a trailing three-month basis falls below 1.20x, (d) if Goodyear files bankruptcy,  (e) if Goodyear goes dark/vacates, with respect to any of the buildings in the related Goodyear Portfolio Properties, (f) if Goodyear does not possess a senior unsecured corporate credit  rating of “B” or greater, as determined by S&P (or an equivalent rating by a nationally recognized credit rating agency approved by lender), or (g) whether or not an event of default (as defined in the Goodyear lease) by Goodyear has occurred, Goodyear is subject to a foreclosure action (or an assignment in lieu of foreclosure) under a lease approved mortgage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Akron, OH	Collateral Asset Summary – Loan No. 4 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,400,000 69.9% 1.45x 9.7%

Initial Reserves.    None.

Ongoing Reserves.

Real Estate Tax Escrow and Insurance Escrow - Monthly property tax and insurance collections, as applicable, will be springing upon: (a) an event of default, (b) Goodyear no longer pays all taxes or insurance, as applicable, directly and/or taxes or insurance premiums, as applicable, are not paid prior to the due date, (c) borrower fails to provide proof of payment of taxes or copies of the insurance certificates or proof of payment for the coverage required in the loan documents, as applicable, (d) borrower fails to give evidence to the lender that the Goodyear lease is in full force and effect and if Goodyear is paying full rent, (e) Goodyear files bankruptcy, (f) if Goodyear does not possess a senior unsecured corporate credit rating of “B+” or greater, as determined by S&P (or an equivalent rating by a nationally recognized credit rating agency approved by lender), (g) lender has not received evidence reasonably satisfactory to lender that all taxes or insurance premiums, as applicable, have been paid, (h) whether or not an event of default (as defined in the Goodyear lease) by Goodyear has occurred, Goodyear is subject to a foreclosure action (or an assignment in lieu of foreclosure) under a lease approved mortgage, or (i) with respect to monthly insurance collections only, borrower or Goodyear fails to maintain the insurance policies required by the related loan documents.

Replacement and Rollover Reserves - Monthly collections in the amount of $17,050 ($0.10 PSF annually) into the Replacement Reserve and monthly collections in the amount of $42,625 ($0.25 PSF annually) into the Rollover Reserve will spring upon: (a) an event of default, (b) if Goodyear files bankruptcy, (c) if Goodyear goes dark/vacates, with respect to any of the Goodyear Portfolio Properties, (d) if Goodyear does not possess a senior unsecured corporate credit rating of “B+” or greater, as determined by S&P (or an equivalent rating by a nationally recognized credit rating agency approved by lender), (e) borrower fails to provide lender with acceptable evidence that the Goodyear lease is in full force and effect and Goodyear is paying full rent or (f) whether or not an event of default (as defined in the Goodyear lease) by Goodyear has occurred, Goodyear is subject to a foreclosure action (or an assignment in lieu of foreclosure) under a lease approved mortgage.

Partial Release.    Partial releases of individual properties are not permitted.

Vacant Land. The loan documents permit the borrower to obtain a release of approximately 6.87 acres of vacant land with no prepayment provided that the borrower satisfies certain requirements under the loan documents.  The vacant parcel of land was not considered in the underwriting analysis with respect to the loan.

Parking Lot. The loan documents permit the borrower to obtain the release of approximately 10.17 acres of land that is a parking lot with no prepayment provided that the borrower satisfies certain requirements under the loan documents.  The parking lot parcel of land was not considered in the underwriting analysis with respect to the loan.

Substitution.   None.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

PILOT Agreement.    The Innovation Tech Center property is subject to a Declaration of Covenants and Conditions Relative to Service Payments in Lieu of Taxes (“PILOT Agreement”), which service payments are made commencing January 15, 2015 in lieu of real estate taxes and ending in tax year 2040. The service payments support the repayment of certain loans that were incurred by the port authority in connection with the redevelopment of the Innovation Tech Center property and surrounding areas. Such service payments are in an amount which is at least the amount set forth in the PILOT Agreement and the obligations to pay such service payments are treated in the same matter as real estate taxes for all lien purposes with the same priority as real estate taxes would have had if real estate taxes have been regularly assessed against the Innovation Tech Center property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Akron, OH	Collateral Asset Summary – Loan No. 4 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,400,000 69.9% 1.45x 9.7%

CARTIFACT
CANADA
Detroit
Chatham
Lake Erie
Erie
Toledo
Cleveland
PENN.
Akron
OHIO
Pittsburgh
Columbus
Cuyahoga Falls
Munroe Falls
Tallmadge
Akron
Akron City Hospital
University of Akron
Akron General Medical Center
Canal Park
Chapel Hill Mall
Rolling Acres Mall
Goodyear World HQ
AKRON FULTON INTERNATIONAL AIRPORT
Mogadore
Lakemore
1
2
3
4

Goodyear Portfolio

	Property Name	Address	City/State	Zip Code
1	Innovation Tech Center	150 and 200 Innovation Way	Akron, OH	44316
2	Research Center	142 Goodyear Boulevard	Akron, OH	44305
3	Tire Test	350 Innovation Way	Akron, OH	44316
4	North Archwood	1485 East Archwood Avenue	Akron, OH	44306

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14630 Autumn Ridge Lane Watertown, NY 13601	Collateral Asset Summary – Loan No. 5 Preserve at Autumn Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,750,000 75.0% 1.30x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14630 Autumn Ridge Lane Watertown, NY 13601	Collateral Asset Summary – Loan No. 5 Preserve at Autumn Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,750,000 75.0% 1.30x 8.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Robert C. Morgan
Borrower:	Preserve at Autumn Ridge I LLC
Original Balance:	$36,750,000
Cut-off Date Balance:	$36,750,000
% by Initial UPB:	4.5%
Interest Rate:	4.5800%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$212,325	$26,541
Insurance:	$0	Springing
Replacement:	$0	$4,033
PILOT Holdback(2):	$1,821,633	$0

Financial Information
Cut-off Date Balance / Unit:	$151,860
Balloon Balance / Unit:	$129,967
Cut-off Date LTV(3):	75.0%
Balloon LTV:	64.2%
Underwritten NOI DSCR(4):	1.32x
Underwritten NCF DSCR(4):	1.30x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	9.5%
Underwritten NCF Debt Yield at Balloon:	9.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Watertown, NY
Year Built / Renovated:	2013-2014 / NAP
Total Units:	242
Property Management:	Morgan Management, LLC
Underwritten NOI:	$2,984,689
Underwritten NCF:	$2,936,289
“As Complete” Appraised Value(3):	$49,000,000
“As Complete” Appraisal Date(3):	August 8, 2014

Historical NOI(5)
Most Recent NOI:	$2,984,062 (T-3 June 30, 2014 Ann.)
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy(5)
Most Recent Occupancy:	100.0% (August 4, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	At loan closing, the borrower deposited $1,821,633 into the PILOT Holdback reserve. This amount has since been released. See “PILOT Program” herein for additional information.
(3)
The appraisal dated August 13, 2014 provided for an “As Complete” Appraised Value of $49,000,000 effective on August 8, 2014, assuming completion of the construction of the buildings at the Preserve at Autumn Ridge Property (known as “Phase I”). Such construction has been completed. Based on the pre-completion Appraised Value on July 8, 2014 of $48,600,000, the Cut-off Date LTV is 75.6%.

(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.75x and 1.72x, respectively.
(5)	The property opened for occupancy in July 2013 after completion of the first building and is 100.0% occupied as of August 4, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14630 Autumn Ridge Lane Watertown, NY 13601	Collateral Asset Summary – Loan No. 5 Preserve at Autumn Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,750,000 75.0% 1.30x 8.1%

Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate Per Unit	Average Monthly Rental Rate PSF	Average Market Monthly Rental Rate Per Unit(2)
2 Bed / 1 Bath	21	8.7%	21	100.0%	995	$1,253	$1.26	$1,300
2 Bed / 1.5 Bath	101	41.7%	101	100.0%	1,156	$1,240	$1.07	$1,300
3 Bed / 2.5 Bath	120	49.6%	120	100.0%	1,358	$1,394	$1.03	$1,440
Total / Wtd. Avg.	242	100.0%	242	100.0%	1,242	$1,317	$1.06	$1,369
(1)	Based on a rent roll dated August 4, 2014.
(2)	Source: Appraisal.

The Loan.     The Preserve at Autumn Ridge loan (the “Preserve at Autumn Ridge Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 242 unit garden multifamily property located at 14630 Autumn Ridge Lane in Watertown, New York (the “Preserve at Autumn Ridge Property”) with an original principal balance of $36.75 million. The Preserve at Autumn Ridge Loan has a 10-year term and amortizes on a 30-year schedule after an initial 24 month interest only period. The Preserve at Autumn Ridge Loan accrues interest at a fixed rate equal to 4.5800% and has a cut-off date balance of $36.75 million. Loan proceeds were used to retire previous debt of approximately $27.8 million, fund reserves of approximately $2.0 million, pay closing costs of approximately $0.7 million and return approximately $6.2 million of equity to the sponsor. Based on the “As Complete” appraised value of $49.0 million as of August 8, 2014, the cut-off date LTV is 75.0%. The most recent prior financing of the Preserve at Autumn Ridge Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$36,750,000	100.0%	Previous Debt	$27,830,356	75.7%
			Reserves	$2,036,904	5.5%
			Closing Costs	$685,886	1.9%
			Return of Equity	$6,196,854	16.9%
Total Sources	$36,750,000	100.0%	Total Uses	$36,750,000	100.0%

The Borrower / Sponsor.    The borrower, Preserve at Autumn Ridge I LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Robert C. Morgan.

Robert C. Morgan, founder of Morgan Management LLC, has owned and operated a residential and commercial real estate portfolio since 1976. The company currently manages a real estate portfolio that includes RV resorts, residential apartment communities, self storage facilities, commercial office buildings and shopping plazas. The company is headquartered in Pittsford, New York, which is approximately 80 miles south of the Preserve at Autumn Ridge Property.

The Property.    The Preserve at Autumn Ridge Property is a 242-unit, Class A garden multifamily property comprised of 40 two-story buildings and a club house located at 14630 Autumn Ridge Lane in Watertown, New York. The Preserve at Autumn Ridge Property is Phase I of an anticipated two phase development that will, upon completion, total 394 units. All 40 buildings of the phase I development have been completed, with all units 100.0% occupied by August 4, 2014.

Amenities at the Preserve at Autumn Ridge Property include a clubhouse with a social room, theater, fitness center, tanning booth, and a business center. Each town-home style residential unit features a full appliance package including an electric range/oven, refrigerator, garbage disposal, dishwasher, built-in microwave oven, washer and dryer, and a private patio. The bathrooms within each unit feature combination tub/showers, a commode, wood cabinets, granite counter tops, built-in porcelain sink, wall-mounted vanity mirror and tile flooring. Additionally, each unit has a single car direct access garage and a driveway.

Environmental Matters.    The Phase I environmental report dated July 30, 2014, recommended no further action.

The Market.    The Preserve at Autumn Ridge Property is located in Watertown, New York within Jefferson County which is part of the Watertown-Fort Drum Metropolitan Statistical Area (the “Watertown MSA”). Jefferson County has an estimated 2014 population of 123,111 and an unemployment rate of 7.5% as of May 2014. According to market reports, the median household income for Jefferson County in 2014 is $45,515 which is below the state median income of $56,956. However, within a one-mile radius of the Preserve at Autumn Ridge Property, the median household income is approximately $56,537.

The Preserve at Autumn Ridge Property is located in close proximity to two major traffic arteries, State Route 3 and Interstate 81. State Route 3, located approximately a half mile south of the Preserve at Autumn Ridge Property, provides access to nearby retail offerings and downtown Watertown while Interstate 81 provides direct access to the Fort Drum Military Reservation (“Fort Drum”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14630 Autumn Ridge Lane Watertown, NY 13601	Collateral Asset Summary – Loan No. 5 Preserve at Autumn Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,750,000 75.0% 1.30x 8.1%

The driving force of the region’s economy is Fort Drum, which is located approximately seven miles northeast of the Preserve at Autumn Ridge Property and serves as a major training facility for armed forces and new recruits. Fort Drum is the largest employer in the area as it employed 18,060 soldiers and 3,895 civilians in 2013. Since 2000, Fort Drum has experienced substantial growth and soldier employment has increased 49% and civilian employment has increased 53% during the time period. The base has historically had a housing capacity of 2,272 soldiers, which is substantially lower than the number of soldiers on base. To meet the increased housing demand, new multifamily projects have been developed in recent years. The Preserve at Autumn Ridge Property management indicated approximately 60.0% of the residential units are occupied by military personnel. The most comparable competitive set of properties can be seen in the subsequent chart.

Competitive Set(1)
Name	The Preserve at Autumn Ridge Property (2)	Eagle Ridge	Beaver Meadow Apartments	Truscott Terrace	Pleasant Creek Meadows	Woodcliff
Year Built	2013-2014	2008 – 2011	2014	1987	1999	1988
Total Occupancy	100.0%	86%	96%	76%	99%	70%
No. of Units	242	740	294	254	155	301
Avg. Rental Rent Range	$1,240 - $1,394	$1,075 – $1,425	$924 – $1,393	$950 - $1,335	$925 - $1,180	$1,045 - $1,245
(1)	Source: Appraisal.
(2)	Based on a rent roll dated August 4, 2014.

Cash Flow Analysis.

Cash Flow Analysis
	T-3 6/30/2014 Ann.(1)	U/W	U/W per Unit
Gross Potential Rent	$3,247,957	$3,825,660	$15,809
Total Recoveries	27,223	38,515	159
Total Other Income	292,189	312,830	1,293
Less: Vacancy, Credit Loss & Concessions(2)	0	(191,283)	(790)
Effective Gross Income	$3,567,369	$3,985,721	$16,470
Total Expenses	583,307	1,001,033	4,136
Net Operating Income	$2,984,062	$2,984,689	$12,333
Capital Expenditures	0	48,400	200
Net Cash Flow	$2,984,062	$2,936,289	$12,133

(1)	The property opened in July 2013 after completion of the first building and was 100.0% occupied by August 4, 2014.
(2)	U/W Vacancy is 5.0% of gross potential rent.

Property Management.    The Preserve at Autumn Ridge Property is managed by Morgan Management, LLC, a sponsor affiliate.

Lockbox / Cash Management.     The Preserve at Autumn Ridge Loan is structured with a springing soft lockbox and springing cash management. Following a Trigger Period (as defined herein), all rents, revenues and receipts from the Preserve at Autumn Ridge Property are required to be deposited directly by the tenants or by the borrower or property manager within one business day of receipt and all sums deposited in the lockbox account will be transferred daily to a lender controlled account at a financial institution selected by lender, to be applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence (i) upon the occurrence of an event of default or (ii) if the debt service coverage ratio falls below 1.15x on the last day of any calendar quarter. A Trigger Period will cease to exist upon (a) with respect to clause (i) above, such event of default has been cured and (b) with respect to clause (ii) above, the debt service coverage ratio equals or exceeds 1.20x for two consecutive quarters.

Initial Reserves.    At closing, the borrower deposited (i) $212,325 into a tax reserve account and (ii) $1,821,633 into a PILOT Holdback reserve account, which amount has since been released to the borrower.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $26,541, into a tax reserve account and (ii) $4,033 into a replacement reserve account. The borrower is also required to deposit 1/12 of the estimated annual insurance premiums into an insurance account if an acceptable blanket insurance policy is no longer in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14630 Autumn Ridge Lane Watertown, NY 13601	Collateral Asset Summary – Loan No. 5 Preserve at Autumn Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,750,000 75.0% 1.30x 8.1%

PILOT Program.    The borrower is a party to a payment in lieu of taxes (“PILOT”) program with Jefferson County Industrial Development Agency (“IDA”) pursuant to which the borrower transferred its leasehold interest in the Preserve at Autumn Ridge Property to the IDA in exchange for a tax reduction and then IDA transferred the leasehold interest back to the borrower.  The IDA’s leasehold interest will automatically revert to the borrower upon the expiration or earlier termination of the PILOT program.  The Preserve at Autumn Ridge Property is entitled to a tax reduction of 50% of real estate taxes for the ten-year period that ends March 2025 and for the four year period between March 2026 and March 2030 any annual increases in the property value assessment are capped at 1% per year.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14630 Autumn Ridge Lane Watertown, NY 13601	Collateral Asset Summary – Loan No. 5 Preserve at Autumn Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,750,000 75.0% 1.30x 8.1%

CARTIFACT
Preserve at Autumn Ridge
14630 Autumn Ridge Lane
Watertown, NY 13601
Brownville
Glen Park
Watertown
DOWNTOWN
WATERTOWN
WATERTOWN
INTERNATIONAL
AIRPORT
Jefferson
Community
College
Salmon
Run Mall
Hilton Garden Inn
Sam's Club
Wal-Mart
Arsenal
Plaza
Plaza At
Salmon Run
Towne Center
at Watertown
Samaritan
Medical Center
MAIN ST
EVANS RD
OLD ROME STATE RD
FLORAL DR
TOWNE CENTER DR
ARSENAL ST
COFFEEN ST
MASSEY STREET RD
S MASSEY ST
WASHINGTON ST
GOTHAM ST
STACK ST
BRADLEY ST
LEROY ST
MILL ST
WHITE RD
COUNTY ROUTE 53
PERCH RIVER RD
MILITARY RD
CANADA
UNITED STATES
Kingston
Lake Ontario
Watertown
Syracuse
Rochester
Cortland
Ithaca
Bath
Corning
Binghamton
Albany

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9600 Golf Lakes Trail Dallas, TX 75231	Collateral Asset Summary – Loan No. 6 Glen Lakes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 74.0% 1.27x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9600 Golf Lakes Trail Dallas, TX 75231	Collateral Asset Summary – Loan No. 6 Glen Lakes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 74.0% 1.27x 8.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor(1):	Carlos P. Vaz
Borrower:	Lakeside at Northpark, LLC
Original Balance:	$36,250,000
Cut-off Date Balance:	$36,250,000
% by Initial UPB:	4.4%
Interest Rate:	4.5600%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	$48,933
Insurance:	$0	Springing
Replacement:	$0	$6,077
Required Repairs:	$27,563	NAP
Capital Expenditure Holdback(3):	$1,400,080	NAP

Financial Information
Cut-off Date Balance / Unit:	$85,495
Balloon Balance / Unit:	$78,321
Cut-off Date LTV(4):	74.0%
Balloon LTV:	67.8%
Underwritten NOI DSCR(5):	1.32x
Underwritten NCF DSCR(5):	1.27x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	7.8%
Underwritten NOI Debt Yield at Balloon:	8.8%
Underwritten NCF Debt Yield at Balloon:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Dallas, TX
Year Built / Renovated:	1979 / 2007
Total Units:	424
Property Management:	Spectrum Realty Group, LLC
Underwritten NOI:	$2,928,973
Underwritten NCF:	$2,822,973
“As-is” Appraised Value(4):	$47,300,000
“As-is” Appraisal Date(4):	October 2, 2014
“As Renovated” Appraised Value(4):	$49,000,000
“As Renovated” Appraisal Date(4):	October 1, 2015

Historical NOI
Most Recent NOI:	$3,264,473 (T-12 August 31, 2014)
2013 NOI:	$3,061,551 (December 31, 2013)
2012 NOI:	$2,882,054 (December 31, 2012)
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	96.0% (September 22, 2014)
2013 Occupancy:	95.1% (December 31, 2013)
2012 Occupancy:	95.7% (December 31, 2012)
2011 Occupancy:	NAV
(1)	The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Casa Blanca & Casa Valencia, which has a Cut-off Date Balance of $8,569,000.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	See “Capital Expenditure Holdback” herein.
(4)
The Cut-off Date LTV is based on the “As Renovated” Appraised Value, which takes into account upgrades being performed at the property. Based on the “As-is” Appraised Value of $47.3 million, the Cut-off Date LTV is 76.6%.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.75x and 1.68x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9600 Golf Lakes Trail Dallas, TX 75231	Collateral Asset Summary – Loan No. 6 Glen Lakes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 74.0% 1.27x 8.1%

Unit Mix Summary
Unit Type	# of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Average Monthly Market Rental Rate(2)
1 Bed / 1 Bath	64	15.1%	61	95.3%	622	$808	$1.30	$905
1 Bed / 1 Bath	80	18.9%	77	96.3%	712	$828	$1.16	$910
1 Bed / 1 Bath	64	15.1%	62	96.9%	832	$857	$1.03	$940
1 Bed / 1 Bath	64	15.1%	64	100.0%	903	$932	$1.03	$960
2 Bed / 2 Bath	48	11.3%	45	93.8%	1,012	$1,054	$1.04	$1,175
2 Bed / 2 Bath	104	24.5%	98	94.2%	1,109	$1,137	$1.03	$1,250
Total / Wtd. Avg.	424	100.0%	407	96.0%	877	$946	$1.08	$1,035
(1)	Based on a rent roll dated September 22, 2014.
(2)
Average Monthly Market Rental Rate is based on the appraisal’s estimate of current market rents within the Glen Lakes Property’s competitive set. Based on the current in-place rent roll at the Glen Lakes Property, the Average Monthly Rental Rate represents an 8.7% discount to the Average Monthly Market Rental Rate.

The Loan.    The Glen Lakes loan (the “Glen Lakes Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a      424-unit  Class B+ garden multifamily property located at 9600 Golf Lakes Trail in Dallas, Texas (the “Glen Lakes Property”) with an original principal balance of $36.25 million. The Glen Lakes Loan has a 10-year term and is structured with an initial 60-month interest only period and amortizes on a 30-year schedule, thereafter. The Glen Lakes Loan accrues interest at a fixed rate equal to 4.5600% and has a cut-off date balance of $36.25 million. Loan proceeds, along with approximately $12.8 million of sponsor equity were used to purchase the Glen Lakes Property for $46.5 million, fund reserves of approximately $1.4 million and pay closing costs of approximately $1.1 million. Based on the “As Renovated” appraised value of $49.0 million as of October 1, 2015, the cut-off date LTV is 74.0%. The most recent financing of the Glen Lakes Property was included in the ACRE 2013-FL1 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$36,250,000	73.9%	Purchase Price	$46,500,000	94.8%
Sponsor Equity	$12,789,939	26.1%	Reserves	$1,427,643	2.9%
			Closing Costs	$1,112,297	2.3%
Total Sources	$49,039,939	100.0%	Total Uses	$49,039,939	100.0%

The Borrower / Sponsor.    The borrower, Lakeside at Northpark, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Carlos P. Vaz.

Carlos P. Vaz, president and founder of the CONTI family of companies, is an experienced owner and manager in the Dallas, Texas area. CONTI focuses on the acquisition, renovation and repositioning of multifamily communities. Since 2008, the company has been involved in over $170.0 million worth of real estate transactions of approximately 5,000 units and has invested approximately $11.7 million in capital improvements into its portfolio. The CONTI portfolio currently consists of 2,757 units across 13 multifamily properties located in Texas, including ten properties in the Dallas area and three properties in the Houston area.

The Property.    The Glen Lakes Property is a 424-unit, Class B+ garden multifamily development comprised of 26 two- and three-story apartment buildings located on approximately 19 acres of land at 9600 Golf Lakes Trail in Dallas, Texas. The Glen Lakes Property was constructed in 1979 and renovated in 2007. Amenities at the Glen Lakes Property include a leasing office and clubhouse, which includes a business center, pool table and a common area kitchen. Additional amenities at the property also include three outdoor swimming pools and a hot tub, BBQ grilling areas, on-site laundry facility, a fitness room, carports and perimeter fencing with access security gates. The property has 643 parking spaces for a parking ratio of 1.5 spaces per unit. Unit amenities feature balconies and patios, fireplaces, walk-in closets and in-unit washers/dryers along with black and stainless steel appliances. The unit mix at the Glen Lakes Property consists of six floor plans ranging from 622 sq. ft. one bedroom/one bathroom units to 1,109 sq. ft. two bedroom/two bathroom units.

The borrower purchased the Glen Lakes Property from Camden Property Trust (“Camden”).  In 2007, Camden completed a renovation of the property estimated at $7.0 million ($16,509/unit). This renovation included complete replacement of all the HVAC units, siding replacement, exterior paint and unit renovations. The unit renovations included all new black and stainless steel appliance package, new countertops, crown molding, 2" blinds, faux-wood floors, new plumbing fixtures and in-unit washer/dryers. Since 2012, Camden has spent approximately $1.9 million in additional capital expenditures which included continued unit upgrades, paving, roofing, landscaping, clubhouse upgrades, pool upgrades and exterior carpentry work. Most recently in 2014, the building exteriors were repainted and new pool furniture was purchased.  Post-closing, the sponsor plans to invest an additional approximately $1.4 million ($3,302/unit) into capital improvements at the property. The capital improvements budget will be implemented over the first 12 months post-closing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9600 Golf Lakes Trail Dallas, TX 75231	Collateral Asset Summary – Loan No. 6 Glen Lakes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 74.0% 1.27x 8.1%

Environmental Matters.    The Phase I environmental report dated October 10, 2014 recommended no further action at the Glen Lakes Property.

The Market.   The Glen Lakes Property is located in Dallas, Texas, within the Dallas-Fort Worth-Arlington metropolitan statistical area (“MSA”). The MSA is one of the largest in the nation with approximately 6.89 million residents in 2014. The Dallas/Fort Worth area is served by six interstates and 18 other U.S. and state highways. Dallas Area Rapid Transit (DART) provides local passenger transportation service through an extensive bus network and light rail lines. Similarly, the Fort Worth Area Rapid Transit (the “T”) serves Fort Worth and surrounding suburbs. In addition, the MSA is serviced by Amtrak and Dallas/Fort Worth International Airport, which is the world’s third busiest airport. The MSA population is forecasted to increase by 1.59% by 2018, more than double the expected population growth in the United States. The 2013 median family income for the MSA was $56,592, which is slightly higher than the state of Texas, which had a 2013 median family income of $50,573. Household income is expected to grow 4.85% into 2018.

The property is located in the north central portion of Dallas, inside the I-635 Loop and approximately 6.5 miles northeast of the Dallas CBD. The neighborhood is nearly 100% built-out and features a mix of both residential and commercial development. The Dallas-Fort Worth-Arlington MSA has an unemployment rate of 5.5% as of July 2014, compared to 5.6% for the state of Texas and 6.5% for the United States. The largest sectors of employment as of August 2014 for the Dallas-Fort Worth-Arlington MSA include services (42.76%), trade, transportation and utilities (20.73%), and government (12.05%). Dallas is also home to the headquarters of 18 Fortune 500 companies. Notable employers in the area include American Airlines, Bank of America, Texas Health Resources, Dallas ISD, Baylor Health Care Systems and AT&T.

Among the Glen Lakes Property’s direct competitors, occupancy levels range from 93% to 99% with a weighted average of 96%. Asking rental rates range from $1.17 PSF to $1.37 PSF, with a weighted average of $1.31 PSF. The appraisal considers the following five properties to constitute the Glen Lakes Property’s competitive set:

Competitive Set(1)
Name	Glen Lakes Property	Tonti Lakeside	Park in the Village	Hill in the Village	Lakes in the Village	Cliffs in the Village
Distance from Subject	NAP	0.3 miles	1.8 miles	1.1 miles	1.3 miles	1.5 miles
Year Built	1979	1986	1982	1972	1986	1983
Total Occupancy	96.0%(2)	99%	97%	93%	94%	98%
No. of Units	424(2)	327	368	454	676	224
Avg. Rent Per Unit	$946(2)	$1,048	$1,065	$1,240	$1,217	$1,012
(1)	Source: Appraisal.
(2)	Based on a rent roll dated September 22, 2014.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	T-12 8/31/2014	U/W	U/W per Unit
Gross Potential Rent	$4,130,961	$4,434,338	$4,618,171	$4,829,964	$11,391
Total Recoveries	353,787	350,475	365,032	365,032	861
Total Other Income	463,400	443,344	450,835	450,835	1,063
Less: Concessions(1)	(23,905)	(12,781)	(11,703)	(12,075)	(28)
Less: Vacancy & Credit Loss(2)	(212,549)	(264,747)	(273,363)	(419,915)	(990)
Effective Gross Income	$4,711,694	$4,950,629	$5,148,972	$5,213,841	$12,297
Total Operating Expenses	1,829,640	1,889,078	1,884,499	2,284,868	5,389
Net Operating Income	$2,882,054	$3,061,551	$3,264,473	$2,928,973	$6,908
Capital Expenditures	1,066,165	540,851	848,049	106,000	250
Net Cash Flow	$1,815,889	$2,520,700	$2,416,424	$2,822,973	$6,658

(1)	U/W Concessions represent 0.3% of Gross Potential Rent.
(2)	U/W Vacancy & Credit Loss includes $130,117 of credit loss (2.7% of Gross Potential Rent) and economic vacancy of $289,798 (6.0% of Gross Potential Rent).

Property Management.    The Glen Lakes Property is managed by Spectrum Realty Group, LLC, a full-service third party multifamily property management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9600 Golf Lakes Trail Dallas, TX 75231	Collateral Asset Summary – Loan No. 6 Glen Lakes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 74.0% 1.27x 8.1%

Lockbox / Cash Management.    The Glen Lakes Loan is structured with a soft lockbox and springing cash management. All rents and other gross revenue are required to be deposited by the borrower or property manager into a clearing account within two business days of receipt. All funds in the clearing account are swept daily into the borrower’s operating account unless a Trigger Period (as defined herein) is continuing, in which event funds will be swept on a daily basis into the lockbox account and disbursed in accordance with the loan documents. During a Trigger Period, in place cash management will commence and all excess cash will be swept into a lender controlled account as additional collateral for the Glen Lakes Loan.

A “Trigger Period” will commence (i) upon the occurrence of an event of default or (ii) if, as of any quarterly testing date, the DSCR is less than 1.15x (a “Low DSCR Trigger Period”), and will end, (A) with respect to a Trigger Period continuing due to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (B) with respect to a Trigger Period continuing due to clause (ii) above, if the DSCR is at least 1.20x for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $1,400,080 into a capital expenditure holdback account (described below) and (ii) $27,563 into a required repairs reserve account.

Capital Expenditure Holdback.    The $1,400,080 deposited into the capital expenditure holdback account will be held as additional collateral for the Glen Lakes Loan and released to the borrower as needed not more than once per month in increments of at least $10,000, for the completion of the capital expenditures listed on the budget attached to the loan agreement.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $48,933 into a tax reserve account and (ii) $6,077 into a replacement reserve account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9600 Golf Lakes Trail Dallas, TX 75231	Collateral Asset Summary – Loan No. 6 Glen Lakes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 74.0% 1.27x 8.1%

CARTIFACT
Hebron
Plano
Texas Health Presbyterian Hospital
The Shops at Willow Bend
Prestonwood Plaza
Gleneagles Plaza
Preston Park Colonnade
Preston Towne Crossing
Preston Park Village
Preston Shepard Place Shopping Center
PRESIDENT GEORGE BUSH TURNPIKE
Collin Creek Mall
Dell
Central Market
The Arbors
Cisco Systems
Methodist Breckinridge Family Medical Group
Texas A&M AgriLife Research Center
UT Dallas
Blue Cross Blue Shield of Texas
Addison
Methodist Richardson Medical Center
Richardson
Carrollton
Richardson Heights Village
Richardson Square
DALLAS NORTH TWY
Galleria Dallas
Texas Instruments Incorporated
Richland College
Farmers Branch
LBJ FWY
Garland
Market at Preston Forest
Medical City Children's Hospital
Forest Park Medical Center
Preston Forest Village
Preston Forest Shopping Center
Glen Lakes
9600 Golf Lakes Trail
Dallas, TX 75231
Texas Health Presbyterian Hospital Dallas
NorthPark Center
The Shops at Park Lane
DART
University Park
DALLAS LOVE FIELD
Highland Park
Dallas
CBD
Northlake
Argyle
Bartonville
Lewisville
Frisco
Allen
Plano
Parker
Flower Mound
Hebron
Roanoke
Carrollton
Richardson
Haslet
Grapevine
Farmers Branch
Garland
Eagle Mountain
North Richland Hills
Colleyville
Saginaw
Hurst
Irving
Dallas
Fort Worth
Arlington
Grand Prairie
Forest Hill
Benbrook
Kennedale
Duncanville
Hutchins
DeSoto
Wilmer
Crowley
Rendon
Mansfield
Cedar Hill
Burleson
Red Oak
Midlothian
Joshua
Alvarado
Waxahachie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

801 University Drive East College Station, TX 77840	Collateral Asset Summary – Loan No. 7 Hilton College Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,653,928 65.1% 1.70x 12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

801 University Drive East College Station, TX 77840	Collateral Asset Summary – Loan No. 7 Hilton College Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,653,928 65.1% 1.70x 12.4%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsors:	John D. Forbess; Elayne K. Garber, M.D.
Borrower:	Cambridge I Holdings, LLC
Original Balance:	$35,700,000
Cut-off Date Balance:	$35,653,928
% by Initial UPB:	4.3%
Interest Rate:	4.6110%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	$48,019
Insurance:	$78,007	$11,144
FF&E:	$0	Springing
PIP(1):	$2,800,000	Springing

Financial Information
Cut-off Date Balance / Room:	$117,670
Balloon Balance / Room:	$95,621
Cut-off Date LTV:	65.1%
Balloon LTV:	52.9%
Underwritten NOI DSCR:	2.01x
Underwritten NCF DSCR:	1.70x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	10.5%
Underwritten NOI Debt Yield at Balloon:	15.3%
Underwritten NCF Debt Yield at Balloon:	12.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral(3):	Fee Simple
Location:	College Station, TX
Year Built / Renovated:	1984 / 2011-2013
Total Rooms:	303
Property Management:	Hostmark Investors, LP
Underwritten NOI:	$4,428,565
Underwritten NCF:	$3,739,022
Appraised Value:	$54,750,000
Appraisal Date:	September 8, 2014

Historical NOI
Most Recent NOI:	$5,003,163 (T-12 August 31, 2014)
2013 NOI:	$4,293,406 (December 31, 2013)
2012 NOI:	$3,585,549 (December 31, 2012)
2011 NOI:	$3,329,681 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	79.4% (T-12 August 31, 2014)
2013 Occupancy:	77.0% (December 31, 2013)
2012 Occupancy:	74.3% (December 31, 2012)
2011 Occupancy:	72.1% (December 31, 2011)
(1)
Cash management and an excess cash flow sweep were put into place at closing of the Hilton College Station Loan. Absent a separate triggering event, in place cash management and the cash flow sweep will cease once an additional $1.5 million is collected in the PIP deposit reserve no later than November 6, 2015. The future PIP is in conjunction with the signing of a new 15-year franchise agreement with Hilton, which was executed on October 29, 2014. The PIP is required to be completed within three years per the franchise agreement.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)
A small portion of the Hilton College Station Property, containing 24 parking spaces, is leased from the State of Texas pursuant to a ground lease with an annual rent of $11,000 that expires May 31, 2024. The lease can be cancelled with six months prior notice by either party. An additional 421 parking spaces are located on an adjacent property pursuant to a perpetual reciprocal parking easement. The total number of parking spaces available for use at the Hilton College Station property is 808, which is above the zoning requirement of 438 spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

801 University Drive East College Station, TX 77840	Collateral Asset Summary – Loan No. 7 Hilton College Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,653,928 65.1% 1.70x 12.4%

The Loan.    The Hilton College Station loan (the “Hilton College Station Loan”) is a fixed rate loan with an original principal balance of $35.7 million secured by the borrower’s fee simple interest in a 303-room, full service hotel located in College Station, Texas (the “Hilton College Station Property”). The Hilton College Station Loan has a 10-year term and amortizes on a 30-year schedule. The Hilton College Station Loan accrues interest at a fixed rate equal to 4.6110% and has a cut-off date balance of approximately $35.65 million. The Hilton College Station Loan proceeds along with approximately $13.6 of sponsor equity were used to acquire the Hilton College Station Property for $46.0 million, fund reserves and pay closing costs. Based on the appraised value of $54.75 million as of September 8, 2014, the cut-off date LTV of the Hilton College Station Loan is 65.1%. The most recent prior financing of the Hilton College Station Property was included in the GSMS 2010-C2 mortgage trust.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,700,000	72.4%	Purchase Price	$46,000,000	93.3%
Sponsor Equity	$13,601,775	27.6%	Reserves	$2,878,007	5.8%
			Closing Costs	$423,768	0.9%
Total Sources	$49,301,775	100.0%	Total Uses	$49,301,775	100.0%

The Borrower / Sponsor.    The borrower, Cambridge I Holdings, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are John D. Forbess and Elayne K. Garber, M.D on a joint and several basis (together, the “Guarantors”).

John D. Forbess is a practicing commercial real estate attorney and developer and Elayne K. Garber, M.D. is a practicing rheumatologist. Together they currently own and manage a medical office building located in Columbus, Ohio. In addition, Mr. Forbess has been counsel to numerous real estate development companies. Additionally, the Guarantors are principals in Cambridge I Associates, LLC. Passive members of the borrower and other principals of Cambridge I Associates, LLC include the principals of the Shochet Companies and the I.C.C. group of companies which are both commercial real estate developers and managers.

The Property.     The Hilton College Station Property is an 11-story, 303-room, full service hotel with access to approximately 808 parking spaces located in College Station, Texas, less than one mile from the Texas A&M campus. Originally developed in 1984, the Hilton College Station Property underwent a $4.5 million PIP in 2011 ($14,851 per room) which included approximately $2.7 million of upgrades to the guestrooms, as well as upgrades to the lobby, meeting rooms and building exterior. From 2011-2013, an additional $1.1 million of capital expenditures ($3,529 per room) was spent on banquet, kitchen and restaurant equipment, AC unit upgrades and exterior painting. The room mix at the Hilton College Station Property consists of 58 king-bedded rooms, 172 double double-bedded rooms, 59 suites, 12 ADA rooms and two single double-bed rooms. Guestroom amenities include 32’’ flat screen televisions, cable, free Wi-Fi, and a lounge chair and ottoman.

The Hilton College Station Property features a three-meal restaurant and bar that offers in-room dining, a hotel bar and coffee shop. Additionally, the Hilton College Station Property has 24,614 sq. ft. of meeting space, a heated outdoor pool and hot tub, complimentary cabanas, a fitness center, a business center, laundry services and a free local shuttle service that travels to and from campus every half hour and within a 10-mile radius upon request.

Hilton Hotels & Resorts is an upscale hotel brand that was founded in 1919 with over 540 properties in 78 countries and 197,311 rooms worldwide. Hilton Hotels & Resorts is part of the larger Hilton Honors group with over 4,100 flagged-hotels including Waldorf Astoria, Conrad, Double Tree, Embassy Suites, Hampton Inn, Homewood Suites and Hilton Grand Vacations. On October 29, 2014 the Hilton College Station Property entered into a new 15-year franchise agreement with Hilton Franchise LLC. In connection with the new franchise agreement, an approximately $4.3 million PIP ($14,200 per room) is required, which will include the replacement of all exterior signage, upgrading the meeting rooms, the installation of new mattresses in all guest rooms and upgrading all televisions in all guest rooms. The PIP is estimated to be completed by 4Q, 2017 (of which $2.8 million was reserved for at closing and an excess cash flow sweep was put into place at the closing of the Hilton College Station Loan until the additional $1.5 million has been collected, no later than November 6, 2015).

Environmental Matters.    The Phase I environmental report dated July 15, 2014 recommended no further action at the Hilton College Station Property other than an asbestos operation and maintenance plan, which is already in place.

The Market.    The Hilton College Station Property is located in College Station, Texas, in Brazos County, which is in East Central Texas. College Station is the location of Texas A&M University (“Texas A&M”). The Hilton College Station Property is located in the Bryan-College Station market along University Drive, which runs through the Texas A&M campus, College Station, Texas was ranked number three on Kiplinger magazine’s list of great places to live in 2013 and has been recognized as one of the nation’s best places for business, jobs, families and retirees by Kiplinger Magazine. College Station is located approximately 95.0 miles northwest of Houston and 105.0 miles northeast of Austin.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

801 University Drive East College Station, TX 77840	Collateral Asset Summary – Loan No. 7 Hilton College Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,653,928 65.1% 1.70x 12.4%

The main demand driver for the Hilton College Station Property is Texas A&M. Texas A&M opened in 1876 and is the sixth largest university in the country with an enrollment of approximately 53,000 students. Since 2012, the enrollment at Texas A&M has increased by 11.1%. Texas A&M has 16 colleges and schools with an endowment of more than $5.0 billion, which is the fourth largest endowment among public universities nationally. Texas A&M is also part of the NCAA Division I southeastern conference for college sports, which makes sporting events a major local attraction. Kyle Field, which is the football stadium at Texas A&M, is currently undergoing a renovation plan that will increase the seating capacity from 82,600 to 102,512. The renovation is expected to be completed prior to the 2015 football season.

The market mix for the Hilton College Station Property consists of 55.0% meeting and group, 25.0% commercial and 20.0% leisure. The meeting and group demand is primarily related to Texas A&M University, through both academic and athletic demand. Commercial demand is created from corporate clients such as Exxon Mobil, Halliburton, Deloitte and Wells Fargo.

The Hilton College Station Property competes directly with five hotels totaling 592 rooms located in College Station, Texas including La Quinta Inn & Suites College Station, Hampton Inn College Station, Hawthorn Suites by Wyndham College Station, Holiday Inn Express & Suites College Station and Courtyard College Station. The Hilton College Station Property is the only full-service hotel property with significant meeting space currently operating in the Bryan-College Station submarket. As of August 2014, the Hilton College Station Property exhibited Occupancy, ADR and RevPAR of 78.6%, $143.68 and $112.87, respectively, resulting in competitive set penetration rates of 103.7%, 131.8% and 136.6%, respectively.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Hilton College Station Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 August 31, 2014	78.6%	$143.68	$112.87	75.8%	$109.04	$82.61	103.7%	131.8%	136.6%
December 31, 2013	76.3%	$139.11	$106.09	70.4%	$104.21	$73.42	108.3%	133.5%	144.5%
December 31, 2012	73.7%	$128.62	$94.75	61.5%	$100.60	$61.87	119.8%	127.9%	153.1%
December 31, 2011	70.6%	$125.44	$88.52	62.8%	$96.53	$60.62	112.4%	130.0%	146.0%
(1)	Source: Hospitality research report.
(2)
The minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Hilton College Station Property are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

801 University Drive East College Station, TX 77840	Collateral Asset Summary – Loan No. 7 Hilton College Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,653,928 65.1% 1.70x 12.4%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 8/31/2014	U/W	U/W per Room(1)
Occupancy	72.1%	74.3%	77.0%	79.4%	77.3%
ADR	$122.71	$127.57	$137.71	$142.19	$142.19
RevPAR	$88.52	$94.75	$106.08	$112.87	$109.84

Room Revenue	$9,790,358	$10,507,316	$11,731,866	$12,483,003	$12,147,951	$40,092
F&B Revenue	3,849,493	4,040,904	4,487,486	4,934,397	4,934,397	16,285
Other Revenue	168,238	159,602	160,656	156,217	156,217	516
Total Revenue	$13,808,089	$14,707,822	$16,380,008	$17,573,617	$17,238,565	$56,893
Operating Expenses	4,886,824	5,206,538	5,518,267	6,141,178	6,077,078	20,056
Undistributed Expenses	5,002,391	5,291,179	5,920,763	5,797,691	6,024,502	19,883
Gross Operating Profit	$3,918,874	$4,210,105	$4,940,978	$5,634,748	$5,136,986	$16,954
Total Fixed Charges	589,193	624,556	647,572	631,585	708,421	2,338
Net Operating Income	$3,329,681	$3,585,549	$4,293,406	$5,003,163	$4,428,565	$14,616
FF&E	0	0	0	0	689,543	2,276
Net Cash Flow	$3,329,681	$3,585,549	$4,293,406	$5,003,163	$3,739,022	$12,340
(1)	U/W per Room is based on a total of 303 rooms.

Property Management.    The Hilton College Station Property is managed by Hostmark Investors, LP. Founded in 1965, Hostmark Hospitality Group has managed over 350 hotels in 35 states and five foreign countries.

Lockbox / Cash Management.    The Hilton College Station Loan is structured with a hard lockbox and springing cash management. In place cash management and an excess cash flow sweep will be triggered upon (i) any event of default or (ii) a bankruptcy action of borrower, principal, guarantor or manager.

Notwithstanding the foregoing, cash management and an excess cash flow sweep were implemented at closing of the Hilton College Station Loan in connection with the PIP requirements under a new 15-year franchise agreement with Hilton that was executed on October 29, 2014. Absent a separate triggering event, in place cash management and the cash flow sweep will cease once an additional $1.5 million is deposited into the PIP reserve account by November 6, 2015.

Initial Reserves.    At closing, the borrower deposited (i) $78,007 into an insurance reserve account and (ii) $2,800,000 into a PIP reserve account. Additionally, on or before November 6, 2015 the borrower is required to deposit the difference between the amount that is collected by the cash flow sweep and $1.5 million into the PIP reserve account (resulting in a total balance of $4.3 million in the PIP reserve account) for the completion of the balance of the on-going PIP.

Ongoing Reserves.    On a monthly basis, the borrower is required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $48,019, (ii) 1/12 of the required insurance premiums, which currently equates to $11,144 and (iii) 1/12 of 4.0% of gross income from operations into a FF&E reserve account beginning on the earlier of (a) the 33rd payment date or (b) the completion of the PIP that was put into place at the signing of the new franchise agreement. Additionally, if at any time under the current franchise agreement or any future franchise agreement, there is a future PIP, the borrower is required to deposit 125.0% of the estimated cost into a PIP reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

801 University Drive East College Station, TX 77840	Collateral Asset Summary – Loan No. 7 Hilton College Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,653,928 65.1% 1.70x 12.4%

Hilton College Station
801 University Drive East
College Station, TX 77840
Bryan
College Station
Texas A&M University
Kyle Field
Easterwood Airport
Coulter Field
Post Oak Mall
Central Station
St Joseph Regional Health Center
Blinn College-Bryan
College Station Medical Center
Waco
Killeen
Temple
Belton
Georgetown
Round Rock
Austin
Lockhart
College Station
Brenham
Huntsville
Conroe
The Woodlands
Spring
Humble
Cypress
Aldine
Houston
Bellaire
Rosenberg
Pearland
Rosharon
Alvin
Palestine
N Earl Rudder Fwy
Boonville Rd
Rock Prairie Rd W
William D Fitch Pkwy
Raymond Stotzer Pkwy
Wellborn Rd
University Dr
Texas Ave S
Southwest Pkwy
Harvey Rd
Elmo Weedon Rd
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 East Ontario Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 8 The James Hotel Chicago	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 47.9% 2.22x 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 East Ontario Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 8 The James Hotel Chicago	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 47.9% 2.22x 12.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Denihan Ownership Company, LLC
Borrower:	55 E. Ontario Street, LLC
Original Balance:	$35,000,000
Cut-off Date Balance:	$35,000,000
% by Initial UPB:	4.2%
Interest Rate:	4.10486%
Payment Date:	6th of each month
First Payment Date:	September 6, 2014
Maturity Date:	August 6, 2019
Amortization:	Interest Only
Additional Debt(1):	$11,500,000 Mezzanine Loan
Call Protection:	L(28), D(28), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$111,159	$111,159
Insurance:	$0	Springing
FF&E:	$0	4% of prior month’s gross revenues
Required Repairs:	$22,819	NAP
Seasonal Working Capital:	$1,350,000	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Room:	$117,845	$156,566
Balloon Balance / Room:	$117,845	$156,566
Cut-off Date LTV:	47.9%	63.7%
Balloon LTV:	47.9%	63.7%
Underwritten NOI DSCR(3):	3.07x	1.85x
Underwritten NCF DSCR(3):	2.22x	1.34x
Underwritten NOI Debt Yield:	12.8%	9.6%
Underwritten NCF Debt Yield:	9.3%	7.0%
Underwritten NOI Debt Yield at Balloon:	12.8%	9.6%
Underwritten NCF Debt Yield at Balloon:	9.3%	7.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1930 / 2006
Total Rooms:	297
Property Management:	James Hotel Management Company, LLC
Underwritten NOI:	$4,468,647
Underwritten NCF:	$3,239,268
Appraised Value:	$73,000,000
Appraisal Date:	June 13, 2014

Historical NOI
Most Recent NOI:	$4,633,399 (T-12 September 30, 2014)
2013 NOI:	$4,580,943 (December 31, 2013)
2012 NOI:	$4,516,142 (December 31, 2012)
2011 NOI:	$4,334,989 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	78.2% (September 30, 2014)
2013 Occupancy:	80.3% (December 31, 2013)
2012 Occupancy:	80.5% (December 31, 2012)
2011 Occupancy:	77.1% (December 31, 2011)
(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on interest only debt service payments. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.20x and 1.60x, respectively and 1.46x and 1.06x, respectively, for the total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 East Ontario Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 8 The James Hotel Chicago	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 47.9% 2.22x 12.8%

Historical Occupancy, ADR, RevPAR(1)
	The James Hotel Chicago Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	76.7%	$190.63	$146.23	72.0%	$184.24	$132.61	106.6%	103.5%	110.3%
2012	80.1%	$193.16	$154.73	74.9%	$193.19	$144.66	107.0%	100.0%	107.0%
2013	80.0%	$205.19	$164.11	76.6%	$193.35	$148.06	104.4%	106.1%	110.8%
T-12 Sept. 2014	77.9%	$204.95	$159.58	72.3%	$195.97	$141.69	107.7%	104.6%	112.6%
(1)	Source: Hospitality research report.
(2)
The minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at The James Hotel Chicago Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan.    The James Hotel Chicago loan (“The James Hotel Chicago Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 297-room full service hotel located at 55 East Ontario Street in Chicago, Illinois (“The James Hotel Chicago Property”) and has an original principal balance of $35.0 million. The James Hotel Chicago Loan has a five-year term and accrues interest at a fixed rate equal to 4.10486% and has a cut-off date balance of $35.0 million. The James Hotel Chicago Loan proceeds were used to pay off previous debt of approximately $78.5 million, fund upfront reserves of approximately $1.5 million and pay closing costs of approximately $2.7 million. Based on the appraised value of $73.0 million as of June 13, 2014, the cut-off date LTV ratio is 47.9% and the remaining implied equity is $26.5 million. The most recent prior financing of The James Hotel Chicago Property was included in the WBCMT 2007-WHL8 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,000,000	42.3%	Existing A-Participation Payoff(1)	$43,501,397	52.6%
Mezzanine Debt	$11,500,000	13.9%	Existing B-Participation Payoff(1)	$35,000,000	42.3%
Preferred Equity(1)	$35,000,000	42.3%	Reserves	$1,483,978	1.8%
Sponsor Equity	$1,208,017	1.5%	Closing Costs	$2,722,642	3.3%
Total Sources	$82,708,017	100.0%	Total Uses	$82,708,017	100.0%
(1)
The prior loan was originated in June, 2007 with an original principal balance of $125,000,000 and was participated into a $55,000,000 A senior participation interest and a $70,000,000 B junior participation interest. The A participation interest was securitized in WBCMT 2007-WHL8.  In December, 2007 the B participation interest was sub-participated into a $35,000,000 senior B-1 sub-participation interest, held by Arbor Realty Participation, LLC (“Arbor”), and a $35,000,000 junior B-2 sub-participation interest, held by P7 Owner LLC (“P7”).  The prior loan became a defaulted mortgage loan following a maturity date default in June 2012, and in connection with the work-out of that loan, the principal balance of the prior loan was reduced to $90,000,000 and paid down by approximately $8.0 million (which was applied to the A participation interest), and the B participation interest was reduced to $35,000,000. At the closing of The James Hotel Chicago Loan, the outstanding principal balance of the A participation interest was repaid in full and the B participation interest was repaid by $250,000 and the remainder converted to a preferred equity ownership interest in the borrower (see “Current Preferred Equity Holder” herein). P7 has instituted litigation against Arbor (and certain of its affiliates) alleging, among other things, breach of contract in connection with the administration by Arbor of the B participation interest. For additional information regarding the prior loan, see “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.

The Borrower / Sponsor.    The borrower, 55 E. Ontario Street, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Denihan Ownership Company, LLC.

The sponsor is controlled by BDB Associates, LLC and BJD Associates, LLC, which also control Denihan Hospitality and Denihan Investments (collectively, “Denihan Hospitality Group”). Denihan Hospitality Group is a nationally recognized independent owner and operator of boutique hotels in top United States urban markets. The sponsor’s portfolio includes properties under The James and Affinia Hotel brands, as well as luxury independents The Surrey and The Benjamin, and affiliates which include The Franklin, The Mansfield and Shoreham in New York City. Denihan Hospitality Group manages nearly 3,500 guestrooms in New York City, Chicago, Miami and Washington D.C. Following the success of The James Hotel Chicago, Denihan Hospitality Group expanded the brand with The James New York in SoHo (2010) and The James Royal Palm in South Beach (2012) and recently announced the 290-room The James West Hollywood scheduled to open in 2016.

The Property.    The James Hotel Chicago Property is a 297-room, luxury full service boutique hotel. The property was originally built in 1930 and was converted to hotel use in 1985 and to The James Hotel Chicago in 2006. The property features a total of 297 guestrooms and suites. All guestrooms feature plasma screen TV’s, digital television and movie systems, a stereo with iPod/MP3 dock, commissioned artwork, complimentary wireless Internet, cordless dual-line phones, custom James robes and slippers, dimmable lighting and individual climate control. The lofts, one-bedrooms and penthouses also feature in-room cocktail and snack bars.

The hotel offers six room types averaging 440 sq. ft. The king bedded guestrooms are furnished with a king platform bed, a chair with an ottoman, a bench and a table. The double bedded guestrooms are furnished with two double beds, a nightstand, a bench and a table with banquet seating. The lofts feature a living area and a media room. The one-bedroom apartments have separate living and sleeping areas. The penthouses contain two bedrooms, formal living and dining rooms and over-sized bathrooms with rain showers and soaking tubs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 East Ontario Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 8 The James Hotel Chicago	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 47.9% 2.22x 12.8%

Amenities at The James Hotel Chicago Property include a business center, fully equipped fitness facility and spa, gift shop, concierge service, club facility, food and beverage facilities and approximately 7,000 sq. ft. of meeting space and banquet facilities. The property also features David Burke’s Primehouse, a popular steakhouse under the leadership of renowned chef and restaurateur David Burke. The restaurant is routinely recognized by notable food and beverage publications for its high quality cuisine and popularity, including being named the #1 steakhouse in Chicago in 2013 by Chicago Magazine. The property also features Jimmy Bar, a cocktail lounge that is currently being expanded to include a patio area.

The sponsor acquired the James Hotel Chicago Property in 2008 from James Hotel Group, which had spent approximately $60.0 million ($202,020 per room) to convert the asset to The James Hotel Chicago in March 2006. Between 2008 and 2013, the sponsor invested $5.2 million ($17,507 per room) in The James Hotel Chicago Property, most recently with the $1.5 million reconstruction of the old J-Bar into three smaller spaces which now include a private dining room for David Burke’s Primehouse, the former Burke’s Bacon Bar and Jimmy Bar. Burke’s Bacon Bar closed in May 2014 and its space will be used as a new patio for Jimmy Bar. Over the next five years, the sponsor plans to invest an additional $3.8 million in the property (approximately $13,000 per room).

Environmental Matters.    The Phase I environmental report dated June 19, 2014 recommended no further action at The James Hotel Chicago Property.

The Market.   The James Hotel Chicago Property is located in the city of Chicago, Illinois, just north of the Chicago CBD and one block west of North Michigan Avenue, on the corner of Ontario and Rush Street. Located within the Magnificent Mile, The James Hotel Chicago Property is within walking distance of the best of Chicago’s dining, shopping and nightlife destinations as well as cultural attractions including the Museum of Contemporary Art, the John Hancock Center, Millennium Park, the historic Water Tower and Navy Pier.

The demand segmentation for The James Hotel Chicago Property consists of 50% commercial demand, 30% meeting and group demand and 20% leisure demand.

The property’s immediate marketplace serves six competitive properties, including W Hotel Chicago Lakeshore, PUBLIC Chicago, Kimpton Hotel Monaco Chicago, Autograph Collection Hotel Chicago Downtown, Preferred Hard Rock Hotel Chicago and Dana Hotel. The six primary competitors range in size from 191 to 520 rooms and the competitive set collectively contains an aggregate of 1,947 rooms. The six primary competitors for the subject hotel are summarized in the table below:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Meeting Space (SF)	2013 Occupancy(2)	2013 ADR(2)	2013 RevPAR(2)
The James Hotel Chicago Property	297	1985(3)	6,950	78%	$203	$159
W Hotel Chicago Lakeshore	520	1966	13,700	73%	$206	$150
PUBLIC Chicago	285	1926	8,600	76%	$197	$150
Kimpton Hotel Monaco Chicago	191	1958	4,147	78%	$208	$162
Autograph Collection Hotel Chicago Downtown	354	1998	11,234	76%	$180	$137
Preferred Hard Rock Hotel Chicago	381	2004	12,709	78%	$177	$138
Dana Hotel	216	2008	4,960	83%	$197	$164
Total / Wtd. Avg.	2,244			77%	$195	$149
(1)	Source: Appraisal.
(2)
2013 Occupancy, 2013 ADR and 2013 RevPAR represent estimates from the appraisal. The minor variances among the underwriting, the hospitality research report and the above table with respect to 2013 Occupancy, 2013 ADR and 2013 RevPAR at The James Hotel Chicago Property are attributable to variances in reporting and methodologies and/or timing differences.

(3)	The James Hotel Chicago Property was built in 1930 and first opened as a hotel in 1985.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 East Ontario Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 8 The James Hotel Chicago	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 47.9% 2.22x 12.8%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 9/30/2014	U/W	U/W per Room(1)
Occupancy	77.1%	80.5%	80.3%	78.2%	78.2%
ADR	$190.10	$192.28	$204.63	$204.20	$204.20
RevPAR	$146.48	$154.78	$164.23	$159.76	$159.76

Room Revenue	$15,878,986	$16,824,865	$17,803,415	$17,318,320	$17,318,320	$58,311
F&B Revenue	11,564,821	11,449,073	11,393,593	12,894,998	12,894,998	43,418
Other Revenue	546,839	451,395	479,810	521,133	521,133	1,755
Total Revenue	$27,990,646	$28,725,333	$29,676,819	$30,734,452	$30,734,452	$103,483
Operating Expenses	14,992,137	15,219,224	15,600,307	16,462,317	16,462,317	55,429
Undistributed Expenses	6,376,606	6,520,093	6,691,825	6,978,860	6,978,860	23,498
Gross Operating Profit	$6,621,902	$6,986,016	$7,384,687	$7,293,275	$7,293,275	$24,556
Management Fee	429,906	818,132	1,141,163	1,213,654	1,213,565	4,086
Total Fixed Charges	1,857,007	1,651,743	1,662,582	1,446,223	1,611,063	5,424
Net Operating Income	$4,334,989	$4,516,142	$4,580,943	$4,633,399	$4,468,647	$15,046
FF&E(2)	1,119,626	1,149,013	1,187,073	1,229,378	1,229,378	4,139
Net Cash Flow	$3,215,363	$3,367,128	$3,393,870	$3,404,021	$3,239,268	$10,907
(1)	U/W per Room is based off a 297 hotel guestroom inventory.
(2)	U/W FF&E represents approximately 4.0% of U/W Total Revenue.

Property Management.    The James Hotel Chicago Property is managed by James Hotel Management Company, LLC, a borrower affiliate.

Lockbox / Cash Management.    The James Hotel Chicago Loan is structured with a hard lockbox and in place cash management. All credit card receipts are required to be deposited by credit card processing companies directly into a clearing account, and all non-credit card receipts are required to be deposited in the clearing account within two business days of receipt by borrower or property manager. Amounts on deposit in the clearing accounts will be transferred daily to an account controlled by the lender. Provided no Trigger Period (as defined herein) exists, all excess cash flow (after payment of monthly debt service, monthly reserves, other amounts due and payable under the James Hotel Chicago Loan and monthly mezzanine loan debt service) will be transferred either (i) if the preferred equity interest is still outstanding, to the PE Member or (ii) if the preferred equity interest is no longer outstanding, to the borrower. During a Trigger Period that exists as a result of an event of default under the mezzanine loan, all excess cash flow will be disbursed to the mezzanine loan lender before any remainder is disbursed to the mezzanine loan borrower.  During a Trigger Period not caused by an event of default under the mezzanine loan, any excess funds will be held by the lender as additional collateral for The James Hotel Chicago Loan.

A “Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) (a) the debt yield is below 6.00% from the closing date to and including September 30, 2017 or (b) the debt yield is below 6.25% after September 30, 2017 (a “Low Debt Yield Trigger”) or (iii) the occurrence of an event of default under the mezzanine loan and will end if (A) with respect to clause (i), the event of default has been cured, (B) with respect to clause (ii)(a) and (ii)(b) the debt yield is at least 6.25% or 6.50%, respectively, for two consecutive quarters in the relevant period, or (C) with respect to clause (iii), receipt of a written notice from the mezzanine lender that the current mezzanine loan event of default has either been cured or waived.

Initial Reserves.    At closing, the borrower deposited (i) $111,159 into a tax reserve account, (ii) $22,819 into a required repairs reserve account and (iii) $1,350,000 into a seasonal working capital reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $111,159, into a tax reserve account and (ii) 4.0% of the prior month’s gross revenues into an FF&E reserve account. The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place. Additionally, on each monthly payment date through December 31, 2014, the borrower will be required to deposit into a seasonal working capital reserve an amount equal to all excess cash flow, subject to a cap of $1,350,000; commencing on January 1, 2015, the cap drops to $1,250,000.

Current Mezzanine or Subordinate Indebtedness.    An $11,500,000 mezzanine loan was funded concurrently with the closing of The James Hotel Chicago Loan. The mezzanine loan is coterminous with The James Hotel Chicago Loan, accrues interest at a rate of 8.2500% and is interest only. An intercreditor agreement is in place with respect to The James Hotel Chicago Loan and the related mezzanine loan. The mezzanine loan is currently held by Washington Holdings Structure Finance, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 East Ontario Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 8 The James Hotel Chicago	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 47.9% 2.22x 12.8%

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Current Preferred Equity Holder.    ARSR James Chicago, LLC (“PE Member”), an affiliate of Arbor Realty Trust, Inc., holds a $34,750,000 preferred equity membership interest in an upper-tier affiliate of the borrower (“Holdco”). PE Member is entitled to a preferred return on its investment payable from cash flow from the James Hotel Chicago Property. The preferred equity investment is required to be redeemed in full on or prior to August 6, 2019 (the “PE Redemption Date”). As partial security for the payment of the preferred return, the common equity member has deposited a reserve in the initial amount of $500,000 to provide additional funds to pay the preferred return. Upon the occurrence of certain events set forth in Holdco’s organizational documents (including the failure to pay the monthly preferred return and the failure to redeem the preferred equity investment by the PE Redemption Date), PE Member is entitled to take over control of Holdco and indirect control over the borrower.

In connection with the origination of The James Hotel Chicago Loan, the lender and PE Member entered into a recognition agreement.  Among other things, the recognition agreement contains acknowledgements from PE Member that upon an event of default under the James Hotel Chicago Loan or upon the occurrence of a Trigger Period under the James Hotel Chicago Loan, no cash from The James Hotel Chicago Property will be distributed to PE Member. The recognition agreement requires the lender to give PE Member copies of any default notices given to the borrower and grants PE Member the opportunity to cure such defaults by the borrower. The recognition agreement also provides the mechanics under which PE Member is permitted to exercise its remedy to take over control of Holdco (and the related remedial actions available to PE Member under the Holdco operating agreement), including, among other things, requiring that a guarantor that satisfies financial requirements and that is reasonably satisfactory to the mortgage lender delivers replacement guarantees and indemnities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 East Ontario Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 8 The James Hotel Chicago	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 47.9% 2.22x 12.8%

The James Hotel Chicago
55 East Ontario Street
Chicago, IL 60611
RIVER NORTH DISTRICT
STREETVILLE
LAKESHORE EAST
THE LOOP
Lake Michigan
N LAKE SHORE DR
Chicago
Northbrook
Des Plaines
Schaumburg
Elgin
St. Charles
Aurora
Naperville
Downers Grove
Joliet
Frankfort
Lincolnwood
Downtown Chicago
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1100 South Broad Street Philadelphia, PA 19146	Collateral Asset Summary – Loan No. 9 Marine Club Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,650,000 70.5% 1.26x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1100 South Broad Street Philadelphia, PA 19146	Collateral Asset Summary – Loan No. 9 Marine Club Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,650,000 70.5% 1.26x 8.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose(1):	Refinance / Acquisition
Sponsor:	Eric Blumenfeld
Borrower:	Marine Club Associates, LLC
Original Balance:	$24,650,000
Cut-off Date Balance:	$24,650,000
% by Initial UPB:	3.0%
Interest Rate:	4.8500%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(2):	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$399,622	$36,329
Insurance:	$51,693	$7,385
Replacement:	$0	$8,111
Required Repairs:	$432,375	NAP
Other(4):	$1,030,000	$0

Financial Information
Cut-off Date Balance / Unit:	$120,244
Balloon Balance / Unit:	$106,095
Cut-off Date LTV:	70.5%
Balloon LTV:	62.2%
Underwritten NOI DSCR(5):	1.28x
Underwritten NCF DSCR(5):	1.26x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	7.9%
Underwritten NOI Debt Yield at Balloon:	9.2%
Underwritten NCF Debt Yield at Balloon:	9.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	Philadelphia, PA
Year Built / Renovated:	1904 / 2004
Total Units(6):	205
Property Management:	EBRM Resurrection, LLC
Underwritten NOI:	$1,995,171
Underwritten NCF:	$1,959,240
Appraised Value:	$34,950,000
Appraisal Date:	July 21, 2014

Historical NOI
Most Recent NOI:	$1,647,907 (T-12 June 30, 2014)
2013 NOI:	$1,773,329 (December 31, 2013)
2012 NOI:	$1,692,947 (December 31, 2012)
2011 NOI:	$1,494,310 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	90.7% (November 24, 2014)
2013 Occupancy:	84.4% (December 31, 2013)
2012 Occupancy:	89.3% (December 31, 2012)
2011 Occupancy:	85.3% (December 31, 2011)
(1)	Proceeds from the Marine Club Apartments Loan were used to refinance 188 residential/commercial condominium units and purchase 17 additional residential condominium units and additional parking units.
(2)	At the origination of the Marine Club Apartments Loan, an affiliate of RiverBanc funded a $3,350,000 preferred equity investment in the Marine Club Apartments Loan. See “Preferred Equity” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)
Other reserve includes $930,000 which is related to ongoing litigation and an unsatisfied judgment and $100,000 which is related to potential outstanding operating costs. See “Initial Reserves” herein.

(5)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.65x and 1.62x, respectively.
(6)
Collateral for the Marine Club Apartments Property includes 203 residential condominium units, 135 parking spaces and 2,755 sq. ft. of commercial space (which represent two condominium units). Marine Club contains a total of approximately 302 condominium units, 205 of which are collateral for the Marine Club Apartments Loan, and is subject to a condominium regime controlled by the borrower. The borrower controls at least 70% of the condominium (based on sq. ft.) and 67% is required for major decisions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1100 South Broad Street Philadelphia, PA 19146	Collateral Asset Summary – Loan No. 9 Marine Club Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,650,000 70.5% 1.26x 8.1%

Multifamily Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Market Monthly Rental Rate	Market Monthly Rate PSF
Studio	23	11.3%	503	$1,100	$2.19	$1,150	$2.29
Studio Not Renovated	11	5.4%	563	$975	$1.73	$975	$1.73
1 Bed / 1 Bath	105	51.7%	708	$1,300	$1.84	$1,300	$1.84
1 Bed / 1 Bath Not Renovated	36	17.7%	739	$1,200	$1.62	$1,200	$1.62
2 Bed / 1 Bath	27	13.3%	875	$1,600	$1.83	$1,600	$1.83
2 Bed / 1 Bath Not Renovated	1	0.5%	897	$1,450	$1.62	$1,450	$1.62
Total / Wtd. Avg.	203(2)	100.0%	706	$1,283	$1.82	$1,288	$1.84
(1)	Source: Appraisal.
(2)	The Marine Club Apartments Property consists of 203 residential condominium units, approximately 135 parking spaces and 2,755 sq. ft. of commercial space (which represent two condominium units).

The Loan.    The Marine Club Apartments loan (the “Marine Club Apartments Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 205 condominium-unit mid-rise multifamily complex located at 1100 South Broad Street in Philadelphia, Pennsylvania (the “Marine Club Apartments Property”) with an original and cut-off date principal balance of $24.65 million. The Marine Club Loan has a 10-year term and amortizes on a 30-year schedule after an initial three-year interest only period. The Marine Club Apartments Loan accrues interest at a fixed rate equal to 4.8500%. Loan proceeds along with $3.35 million of preferred equity were used to retire existing debt of approximately $15.2 million, buy-out the sponsor’s previous partner for approximately $7.6 million, purchase 17 additional residential condominium units for approximately $2.2 million, fund upfront reserves of $1.9 million and pay closing costs and costs related to settlement and litigation. Based on the appraised value of $34.95 million as of July 21, 2014, the cut-off date LTV ratio is 70.5%. The most recent prior financing of the Marine Club Apartments Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$24,650,000	88.0%	Loan Payoff	$15,247,185	54.5%
Preferred Equity	$3,350,000	12.0%	Buyout(1)	$7,550,000	27.0%
			Purchase Price(2)	$2,221,799	7.9%
			Reserves	$1,913,690	6.8%
			Closing Costs	$1,067,326	3.8%
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%
(1)	Represents additional payments pursuant to a settlement agreement associated with the sponsor’s former partner.
(2)	At closing, the borrower purchased 17 additional residential condominium units.

The Borrower / Sponsor.    The borrower is Marine Club Associates, LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Eric Blumenfeld. Eric Blumenfeld is the principal of EB Realty Management Corp (“EBRM”).

Founded in 1996, EBRM is a real estate management firm with a focus on the Philadelphia marketplace. EBRM’s current portfolio includes eight commercial real estate properties totaling over $150.0 million in value. Eric Blumenfeld acquired the Marine Club in 2000 and has a current cost basis of approximately $32.0 million.

The Property.    The Marine Club Apartments Property is a seven-story, four-building multifamily complex located in Philadelphia, Pennsylvania. Situated within a larger condominium complex known as the Marine Club (the “Marine Club”), the Marine Club Apartments Property consists of 203 residential condominium units, approximately 135 parking spaces and 2,755 sq. ft. of commercial space (which represent two condominium units). The Marine Club features an additional 97 residential condominium units, which are not collateral for the Marine Club Apartments Loan. Building amenities include covered garage parking, a doorman and concierge, central courtyard with professional landscaping, a fully equipped fitness center featuring a steam room and Jacuzzi and common laundry facilities for units that are not equipped with in-unit washer/dryer.

Constructed in 1904 and most recently renovated in 2004, the Marine Club Apartments Property was 90.7% occupied as of November 24, 2014. Individual units feature high ceilings, exposed brick walls and oversized industrial windows. Renovated units feature stainless steel appliances and granite countertops. According to the appraisal, approximately 155 units have been renovated.

The Rock School for Dance Education (the “Rock School”), an internationally acclaimed ballet school, is located across the street from the Marine Club Apartments Property. The Rock School currently leases 20 residential units of which 18 units have lease expirations in 2019. The remaining 2 units are leased on a year-to-year basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1100 South Broad Street Philadelphia, PA 19146	Collateral Asset Summary – Loan No. 9 Marine Club Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,650,000 70.5% 1.26x 8.1%

Environmental Matters.    The Phase I environmental report dated November 13, 2014 recommended the development and implementation of an asbestos operation and maintenance plan and a lead-based paint operations and maintenance plan, which are in place.

The Market.    The Marine Club Apartments Property is located in the Center City neighborhood of Philadelphia, Pennsylvania. Situated in the CBD of Philadelphia, Center City is a full developed urban area with adequate municipal services and a mix of governmental, office, retail and residential land uses. The primary arteries of Center City include Market Street, Broad Street, Kennedy Boulevard and Chestnut Street, which collectively provide access to Interstates 95, 676, 76 and all bridge crossings. The Marine Club Apartments is located within a five-minute walk of the Ellsworth-Federal SEPTA train station.

As of 2Q 2014, the Philadelphia multifamily market contained approximately 204,762 apartment units with an average occupancy of 96.7%. For the same time period, the Center City multifamily submarket contained approximately 17,470 apartment units with an average occupancy of 93.5%. The 2014 population within an approximately one-mile radius of the Marine Club Apartments Property is 61,277 with a median household income of $41,928.

The appraisal identified five competitive properties located within 1.9 miles of the Marine Club Apartments Property. The Marine Club Apartments Property’s competitive set exhibited a weighted average occupancy of 95.1%. The appraisal concluded a stabilized occupancy of 93.0%, in line with the Marine Club Apartments Property’s current occupancy of 90.6%. Additionally, the appraisal concluded that in place rent at the Marine Club Apartments Property is in line with market rent. The Marine Club Property competitive set is summarized below.

Competitive Set(1)
Name	Marine Club Apartments Property (2)	Lofts at Logan View	600 Lofts	Riverloft Apartments	2121 Market Street	The Packard
Distance from Subject	NAP	1.5 miles	1.9 miles	1.1 miles	1.2 miles	1.1 miles
Year Built	1904	1903, 1989	1920, 2011	1930	1914	1910
Total Occupancy	90.6%	98.0%	88.7%	98.5%	96.0%	92.0%
No. of Units	203	100	97	184	168	151
(1)	Source: Appraisal
(2)	Based on a rent roll dated November 24, 2014.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2011	2012	2013	T-12 6/30/2014	U/W		U/W per Unit
Gross Potential Rent	$2,616,046	$2,810,000	$2,909,855	$2,926,428	$3,327,600		$16,232
Total Other Income(1)	49,572	92,714	115,295	133,022	133,022		649
Less: Vacancy & Credit Loss (2)	0	0	0	0	(285,138)		(1,391)
Effective Gross Income	$2,665,618	$2,902,714	$3,025,150	$3,059,450	$3,175,484		$15,490
Total Operating Expenses(3)	1,171,308	1,209,767	1,251,821	1,411,543	1,180,314		5,758
Net Operating Income	$1,494,310	$1,692,947	$1,773,329	$1,647,907	$1,995,171		$9,733
Capital Expenditures	0	0	0	0	35,931	(4)	175(4)
Net Cash Flow	$1,494,310	$1,692,947	$1,773,329	$1,647,907	$1,959,240		$9,557

(1)	Total Other Income consists of utility income, late charges, pet fees and other miscellaneous income.
(2)	U/W Vacancy & Credit Loss represents 8.6% of U/W Gross Potential Rent, which is greater than the appraiser’s concluded vacancy rate of 7.0%.
(3)
The decrease in Total Operating Expenses from T-12 to U/W is primarily a result of former accounting practices in connection with the sponsor’s previous partner, which included expenses not directly related to the Marine Club Apartments Property.

(4)
The borrower is required to deposit $8,111 into a replacement reserve account monthly ($475 per residential unit annually). Approximately $65,000 ($318 per unit annually) is allocated to capital expenditures within the condominium budget, which is reflected in Total Operating Expenses.

Property Management.    The Marine Club Apartments Property is managed by EBRM Resurrection, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Marine Club Apartments Loan is structured with a soft lockbox and springing cash management.
In place cash management is required upon (i) a Cash Trap Period (as defined below) or (ii) the failure of the borrower after the end of two consecutive calendar quarter to maintain a debt service coverage ratio of 1.15x (on a 30-year amortizing basis), until such time that the debt service coverage ratio after the end of four consecutive calendar quarters is at least equal to 1.20x. A full excess cash flow sweep is required upon the occurrence of a Cash Trap Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1100 South Broad Street Philadelphia, PA 19146	Collateral Asset Summary – Loan No. 9 Marine Club Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,650,000 70.5% 1.26x 8.1%

A “Cash Trap Period” will occur upon (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantor, the principal or the property manager, (iii) a Borrower Change of Control event (as defined below) or (iv) the failure of the borrower after the end of two consecutive calendar quarter to maintain a debt service coverage ratio of 1.10x (on a 30-year amortizing basis).

A “Borrower Change of Control” event will occur upon, among other things, the borrower’s failure to (i) make the minimum preferred equity monthly interest payment (as described under “Preferred Equity” below) or (ii) pay the required preferred equity Redemption Amount (as defined below), which will result in RB Commercial Mortgage LLC exercising control of the borrower.

Initial Reserves.    At closing, the borrower deposited (i) $399,622 into a tax reserve account, (ii) $51,693 into an insurance reserve account, (iii) $432,375 into a required repairs reserve account, which represents 125% of the engineer’s recommendation, (iv) $100,000 into a settlement reserve for a potential true-up of operating expenses that may be due to the borrower’s former partner and (v) $930,000 into a reserve related to an unsatisfied judgment ($30,000 of reserve amount) and ongoing litigation ($900,000 of reserve amount), respectively. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans--Risks Related to Litigation and Condemnation” and “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $36,329, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $7,385, into an insurance reserve account and (iii) $8,111 (approximately $475 per unit annually) into a replacement reserve account.

Preferred Equity.    At the origination of the Marine Club Apartments Loan, RB Commercial Mortgage LLC, a subsidiary of RiverBanc, funded a $3,350,000 preferred equity investment that is co-terminus with the Marine Club Apartments Loan. The Marine Club Apartments Property preferred equity investment accrues interest at a rate of 12.5% per annum and requires a minimum monthly interest payment of (i) $25,125 through and including the 60th month and (ii) $34,896 thereafter.  Additionally, (i) 3.5% through and including the 60th month and (ii) 50.0% thereafter, of any available excess cash flow will be used to reduce the outstanding preferred equity balance sufficient to create a minimum net cash flow debt yield inclusive of the outstanding preferred equity of 8.5%.

The redemption date will be the earlier of (i) one business day after the date upon which the Marine Club Apartments Loan is fully repaid or defeased, (ii) the date on which all or any portion of the Marine Club Apartments Property is sold or (iii) December 6, 2024.

The “Redemption Amount” is an amount equal to the sum of (i) the unpaid portion of the investment, (ii) any additional amount required to create a return of at least 150% of the initial investment, and (iii) any additional premiums as determined in the borrower operating account. Failure to meet the requirements as set forth in the preferred equity documents will result in a Borrower Change of Control event.

Headquartered in Charlotte, North Carolina, RiverBanc is an investment advisor specializing in the identification, acquisition and management of privately placed debt and equity investments secured by multifamily and other housing related assets. RiverBanc’s current portfolio under management is secured by over $10.0 billion of loans collateralized by over 700 different properties.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1100 South Broad Street Philadelphia, PA 19146	Collateral Asset Summary – Loan No. 9 Marine Club Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,650,000 70.5% 1.26x 8.1%

VINE STREET EXPY
CHINATOWN
Franklin Square
Logan Square
The Pennsylvania Convention Center
Philadelphia
JFK Plaza
City Hall
The Gallery at Market East
LARGE FORMAT SIGN DISTRICT
CENTER CITY
Centre Square
RITTENHOUSE ROW
Rittenhouse Square
Washington Square Park
WASHINGTON SQUARE WEST
Seger Recreation Center
Marian Anderson Park
HAWTHORNE
Marine Club Apartments
1100 South Broad Street
Philadelphia, PA 19146
Chew Park
RACE ST
CHERRY ST
ARCH ST
JOHN F KENNEDY BLVD
MARKET ST
CHESTNUT ST
WALNUT ST
LOCUST ST
SPRUCE ST
PINE ST
LOMBARD ST
SOUTH ST
BAINBRIDGE ST
FITZWATER ST
CATHARINE ST
CHRISTIAN ST
CARPENTER ST
WASHINGTON AVE
ELLSWORTH ST
S BROAD ST
CARTIFACT
Boyertown
Doylestown
PENNSYLVANIA
Trenton
Southampton
Norristown
Malvern
Wayne
West Chester
Philadelphia
DELAWARE
Wilmington
NEW JERSEY
Glassboro
Mt. Holly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11755 Commons Drive Springdale, OH 45246	Collateral Asset Summary – Loan No. 10 Springdale Beltway Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,923,005 74.9% 1.59x 10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11755 Commons Drive Springdale, OH 45246	Collateral Asset Summary – Loan No. 10 Springdale Beltway Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,923,005 74.9% 1.59x 10.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Sponsor:	Barry Lang; Stuart Lichter; Gerald Wendel
Borrower:	Springdale-Kemper RE, LLC
Original Balance:	$19,950,000
Cut-off Date Balance:	$19,923,005
% by Initial UPB:	2.4%
Interest Rate:	4.3500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection(2):	L(25), D(58), 3%(12), 2%(12), 1%(8), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$200,981	$40,196
Insurance:	$0	Springing
Replacement:	$0	$10,233
TI/LC(4):	$1,350,000	Springing
Required Repairs:	$19,500	NAP
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$32
Balloon Balance / Sq. Ft.:	$26
Cut-off Date LTV:	74.9%
Balloon LTV:	60.3%
Underwritten NOI DSCR:	1.81x
Underwritten NCF DSCR:	1.59x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	9.5%
Underwritten NOI Debt Yield at Balloon:	13.4%
Underwritten NCF Debt Yield at Balloon:	11.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Springdale, OH
Year Built / Renovated:	1963 / 1995
Total Sq. Ft.:	614,000
Property Management:	Bergman Group, Inc.; Huntington Group, LLC
Underwritten NOI:	$2,151,973
Underwritten NCF:	$1,899,458
Appraised Value:	$26,600,000
Appraisal Date:	September 11, 2014

Historical NOI
Most Recent NOI:	$2,319,835 (T-12 June 30, 2014)
2013 NOI:	$2,225,876 (December 31, 2013)
2012 NOI:	$1,873,278 (December 31, 2012)
2011 NOI:	$1,651,470 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	80.8% (September 29, 2014)
2013 Occupancy:	80.8% (December 31, 2013)
2012 Occupancy:	79.5% (December 31, 2012)
2011 Occupancy:	74.9% (December 31, 2011)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)
Defeasance of the Springdale Beltway Commons Mortgage Loan will be permitted after the defeasance lockout period. Commencing on November 6, 2021, prepayment in full requires a prepayment penalty equal to (a) 3% if such prepayment is made on or after November 6, 2021 through November 5, 2022, (b) 2% if such prepayment is made on or after November 6, 2022 through November 5, 2023, and (c) 1% if such prepayment is made on or after November 6, 2023 through the open prepayment period.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)
At loan closing, the borrower deposited $1,350,000 in the TI/LC reserve account. Monthly deposits are not required provided the balance in the TI/LC reserve is equal to or greater than $1,350,000. If the reserve falls below $1,350,000, the borrower is required to fund $20,000 per month into such reserve until the reserve contains $1,350,000, which cap may be reduced to $300,000 from and after June 21, 2021 and amounts in excess returned to the borrower, if the following conditions are satisfied: (i) not less than 446,482 sq. ft. at the Springdale Beltway Commons Mortgaged Property is leased to tenants in occupancy and paying full unabated rent, (ii) the major leases expire at least two years past loan maturity and (iii) the debt yield (including any mezzanine debt, if applicable) is greater than 10.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11755 Commons Drive Springdale, OH 45246	Collateral Asset Summary – Loan No. 10 Springdale Beltway Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,923,005 74.9% 1.59x 10.8%

Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF	Occupancy Cost (% of Sales)(3)
Anchor Tenants
Garden Ridge(4)	C/Caa3/CCC+	122,855	20.0%	6/12/2021	$4.24	NAV	NAV	NAV
Morris Furniture Co.	NR/NR/NR	89,318	14.5%	1/31/2021	$5.89	$10,874	$122	5.8%
Ashley Furniture	NR/NR/NR	72,000	11.7%	6/17/2019	$5.50	$8,271	$115	6.3%
Total Anchor Tenants		284,173	46.3%		$5.08

Major Tenants
Dave & Buster’s, Inc.	NR/NR/NR	63,741	10.4%	1/31/2018	$4.70	$10,615	$167	3.6%
Full Throttle Indoor Karting, LLC	NR/NR/NR	54,400	8.9%	5/31/2016	$3.31	NAV	NAV	NAV
Total Major Tenants		118,141	19.2%		$4.06
Remaining Tenants		93,777	15.3%		$5.38	NAV	NAV	NAV
Total Occupied Collateral		496,091	80.8%
Vacant		117,909	19.2%
Total		614,000	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Certain tenants do not report sales or sales were not available. Those tenants’ sales were not included in the total calculations.
(3)	Occupancy Cost (% of Sales) provided by the borrower are as of September 29, 2014.
(4)	The space is subleased from Sears. Credit rating is reflective of Sears.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	1	4,800	0.8%	4,800	0.8%	$2.00	0.4%	0.4%
2015	1	21,828	3.6%	26,628	4.3%	$5.32	4.8%	5.2%
2016	1	54,400	8.9%	81,028	13.2%	$3.31	7.4%	12.6%
2017	0	0	0.0%	81,028	13.2%	$0.00	0.0%	12.6%
2018	2	102,909	16.8%	183,937	30.0%	$5.30	22.5%	35.0%
2019	1	72,000	11.7%	255,937	41.7%	$5.50	16.3%	51.4%
2020	0	0	0.0%	255,937	41.7%	$0.00	0.0%	51.4%
2021	1	212,173	34.6%	468,110	76.2%	$4.93	43.1%	94.5%
2022	1	27,981	4.6%	496,091	80.8%	$4.78	5.5%	100.0%
2023	0	0	0.0%	496,091	80.8%	$0.00	0.0%	100.0%
2024	0	0	0.0%	496,091	80.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	496,091	80.8%	$0.00	0.0%	100.0%
Vacant	NAP	117,909	19.2%	614,000	100.0%	NAP	NAP
Total / Wtd. Avg.	8	614,000	100.0%			$4.89	100.0%
(1)
Certain tenants have lease termination options, including those related to co-tenancy provisions and sales thresholds, that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11755 Commons Drive Springdale, OH 45246	Collateral Asset Summary – Loan No. 10 Springdale Beltway Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,923,005 74.9% 1.59x 10.8%

The Loan.    The Springdale Beltway Commons loan (the “Springdale Beltway Commons Loan”) is a $19.95 million fixed rate loan secured by the borrower’s fee simple interest in the 614,000 sq. ft. anchored retail center located at 11755 Commons Drive, Springdale, Ohio (the “Springdale Beltway Commons Property”). The Springdale Beltway Commons Loan has a 10-year term and amortizes on a 30-year schedule. The Springdale Beltway Commons Loan accrues interest at a fixed rate equal to 4.3500%. Loan proceeds were used to recapitalize the sponsor for an amount of approximately $18.0 million, fund reserves of approximately $1.6 million and pay closing costs of $361,501. Based on the appraised value of $26.6 million as of September 11, 2014, the cut-off date LTV is 74.9%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$19,950,000	100.0%	Recapitalization	$18,004,985	90.3%
			Reserves	$1,570,481	7.9%
			Closing Costs	$374,535	1.9%

Total Sources	$19,950,000	100.0%	Total Uses	$19,950,000	100.0%

The Borrower / Sponsor.    The borrower, Springdale-Kemper RE, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Barry Lang, Stuart Lichter and Gerald Wendel, on joint and several basis.

The parent company of Springdale-Kemper RE, LLC is the Covington Group, Inc. Covington Group, Inc. is a real estate development and investment company that focuses on projects across the United States. Covington Group, Inc’s partners have over 80 years of combined experience and have developed or redeveloped over 25 million sq. ft. of commercial and industrial properties, including build-to-suit and spec warehouses, hotels and master planned communities. Covington Group Inc. currently owns over 9.5 million sq. ft. of commercial and industrial space and is actively developing more than 12,000 acres of land in the Western United States.

The Property.    The Springdale Beltway Commons Property is a 614,000 sq. ft. anchored retail center, completed in 1963 and renovated in 1995. The Springdale Beltway Commons Property is shadow anchored by Sam’s and Home Emporium retail center and is 80.8% occupied as of September 29, 2014. The property is anchored by Garden Ridge via a sublease from Sears (20.0% of the NRA) and Morris Furniture Co. (14.5% of the NRA). Included in the gross square footage is 117,909 sq. ft. of warehouse space that has been utilized on and off by current tenants for the past 15 years.

The sponsors acquired the Springdale Beltway Commons Property as vacant in 1998 on an all-cash basis for $10.0 million and renovated the property for an additional cost of $10.0 million.

Environmental Matters.    The Phase I environmental report dated August 13, 2014 recommended no further action at the Springdale Beltway Commons Property.

The Market.    The Springdale Beltway Commons Property is located in the Tri County I-275 submarket of the Cincinnati MSA. The submarket is bounded by Interstate I-275 to the north and Interstate 75 to the east. The submarket is primarily a retail location, generally dominated by retail centers with total retail vacancy currently 6.4% and average quoted rents of $9.07 PSF compared to 7.4% vacancy and $9.79 PSF average quoted rent for the entire Cincinnati retail market per CoStar’s Q3 2014 report.

The Springdale Beltway Commons Property is positioned at the intersection of Old Commons Drive and Commons Drive, less than 20 miles north of downtown Cincinnati. Within a five-mile radius there are approximately 133,625 residents with an average household income of $74,360. Columbus based developer Steiner + Associates have begun a $350.0 million development of the Liberty Center, a 1.1 million sq. ft. dynamic retail, dining, and entertainment center including office and residential space. This is expected to benefit the Springdale Beltway Commons Property as estimated rents for the Liberty Center location are projected to be higher than the current rent offered at the Springdale Beltway Commons Property.

Per CoStar, the Cincinnati market net absorption of retail space in the third quarter was positive 163,466 sq. ft., while vacant sublease space increased by 2,910 sq. ft. Quoted rental rates decreased from second quarter 2014 levels, ending at $9.79 PSF per year. Three retail buildings with 18,326 sq. ft. of retail space were delivered to the market in the third quarter, with 60,110 sq. ft. still under construction at the end of the quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11755 Commons Drive Springdale, OH 45246	Collateral Asset Summary – Loan No. 10 Springdale Beltway Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,923,005 74.9% 1.59x 10.8%

The primary competitive set for the Springdale Beltway Commons Property is presented in the following chart.

Springdale Beltway Commons Property Competitive Set(1)
Name	Springdale Beltway Commons Property(2)	Tri-County Commons	Tri-County Commons Mall	Tri-County Towne Center	Value City Center
Distance from Subject	NAP	<1.0 mile	<1.0 mile	0.2 miles	0.3 miles
City, State	Springdale, OH	Springdale, OH	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built / Renovated	1963 / 1995	1992 / NAP	1960 / 1990	1962 / 2001	1972 / 2012
Total Occupancy	80.8%	83.0%	87.0%	93.0%	100.0%
Total Size (Sq. Ft.)	614,000	410,000	1,335,000	227,870	191,650
Anchor Tenants	Garden Ridge, Morris Furniture Co., Ashley Furniture	Home Emporium, Sam’s Club	Dillard, Macy’s, Sears	Hobby Lobby, Harbor Freight Tools	Value City Furniture, Burlington Coat Factory
(1)	Source: Appraisal.
(2)	Total Occupancy and Total Size (Sq. Ft.) for the Springdale Beltway Commons Property is as of the rent roll dated September 29, 2014.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 6/30/2014	U/W	U/W PSF
Base Rent	$1,853,417	$2,206,246	$2,338,219	$2,458,773	$2,439,124	$3.97
Rent Steps(1)	0	0	0	0	22,336	0.04
Value of Vacant Space	0	0	0	0	382,025	0.62
Total Rent	$1,853,417	$2,206,246	$2,338,219	$2,458,773	$2,843,485	$4.63
Total Recoveries	687,307	690,097	853,658	905,653	863,378	1.41
Total Other Income	57,143	58,786	60,477	66,491	66,491	0.11
Vacancy & Credit Loss(2)	0	0	0	0	(445,256)	(0.73)
Effective Gross Income	$2,597,867	$2,955,128	$3,252,354	$3,430,917	$3,328,099	$5.42
Total Operating Expenses	946,398	1,081,850	1,026,478	1,111,082	1,176,126	1.92
Net Operating Income	$1,651,470	$1,873,278	$2,225,876	$2,319,835	$2,151,973	$3.50
TI/LC	0	0	0	0	129,715	0.21
Capital Expenditures	0	0	0	0	122,800	0.20
Net Cash Flow	$1,651,470	$1,873,278	$2,225,876	$2,319,835	$1,899,458	$3.09
(1)	U/W Base Rent is based on the September 29, 2014 rent roll and includes $22,336 of contractual rent steps through July 1, 2015.
(2)	U/W Vacancy & Credit Loss represents 11.8% of gross income.

Property Management.    The Springdale Beltway Commons Property is managed by Bergman Group Inc. and Huntington Group, LLC.

Lockbox / Cash Management.    The Springdale Beltway Commons Loan is structured with a hard lockbox and springing cash management. At closing, a lockbox and clearing account controlled by lender was established by the borrower into which all rents, revenues and receipts from the Springdale Beltway Commons Property are required to be deposited directly by the tenants. Prior to a Trigger Period (as defined herein), all sums deposited into the clearing account will be transferred into the borrower’s operating account. During a Trigger Period, all transfers to borrower’s operating account will cease and such sums on deposit in the clearing account will be transferred on a daily basis to an account controlled by lender, to be applied to payment of all monthly amounts due under the Springdale Beltway Commons Loan documents, with any excess funds being held by lender as additional collateral for the Springdale Beltway Commons Loan.

A “Trigger Period” will commence (i) upon the occurrence of an event of default (until such default is cured), (ii) if the DSCR falls below 1.15x, tested quarterly (until the debt service coverage ratio exceeds 1.20x for two consecutive quarters) or (iii) upon the occurrence of Major Tenant Excess Cash Flow Sweep (as defined below).

A “Major Tenant Excess Cash Flow Sweep” will commence on the first monthly payment date following (i) the giving of notice from any tenant under a Lease Sweep Lease (as defined herein) to borrower or manager exercising its right to terminate its Lease Sweep Lease or (ii) the tenant under the Lease Sweep Lease failing to renew the Lease Sweep Lease, “going dark,” or defaulting under its lease or becoming subject to bankruptcy proceedings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11755 Commons Drive Springdale, OH 45246	Collateral Asset Summary – Loan No. 10 Springdale Beltway Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,923,005 74.9% 1.59x 10.8%

A “Lease Sweep Lease” includes (i) Morris Furniture Co., Inc., (ii) Sears or (iii) any replacement lease subsequent to the Lease Sweep Lease, either individually, or when taken together with any other lease with the same tenant or affiliates, aggregate rents (including base and recoveries) that equal or exceed the rent under the Lease Sweep Lease.

Initial Reserves.    At closing, the borrower deposited (i) $200,981 into a tax reserve account, (ii) $19,500 into a required repairs reserve account and (iii) $1,350,000 in the TI/LC reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $40,196, into a tax reserve account and (ii) $10,233 into a capital expenditure account and (iii) $20,000 into a TI/LC reserve account, subject to a cap on the TI/LC reserve as described below. Upon the occurrence of a Major Tenant Excess Cash Flow Sweep, all excess cash flow, in addition to any termination payments made under the Lease Sweep Lease, will be deposited into the lease sweep reserve account. In addition, 1/12 of the annual insurance premium will be required to be deposited into a insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Monthly deposits into the TI/LC reserve account are not required provided the balance in the TI/LC reserve is equal to or greater than $1,350,000. If the reserve falls below $1,350,000, the borrower is required to fund $20,000 per month into such reserve until the reserve contains $1,350,000, which cap may be reduced to $300,000 from and after June 21, 2021 and amounts in excess returned to the borrower, if the following conditions are satisfied: (i) not less than 446,482 sq. ft. at the Springdale Beltway Commons Mortgaged Property is leased to tenants in occupancy and paying full unabated rent, (ii) the major leases expire at least two years past loan maturity and (iii) the Combined Debt Yield is greater than 10.0%.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The Springdale Beltway Commons Loan permits future mezzanine debt secured by a pledge in the equity interests in borrower provided that: (i) the combined (A) loan to “as is” appraised value of the Springdale Beltway Commons Property is no more than 70%, (B) DSCR (assuming a 30 year amortization schedule) is not less than 1.50x, and (C) debt yield is no less than 10%; (ii) the mezzanine loan is coterminous with the Springdale Beltway Commons Loan; (iii) the mezzanine loan and organizational structure of the mezzanine borrower are acceptable to lender and in accordance with rating agency requirements; and (iv) the mezzanine lender has entered into an acceptable intercreditor agreement with lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11755 Commons Drive Springdale, OH 45246	Collateral Asset Summary – Loan No. 10 Springdale Beltway Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,923,005 74.9% 1.59x 10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11755 Commons Drive Springdale, OH 45246	Collateral Asset Summary – Loan No. 10 Springdale Beltway Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,923,005 74.9% 1.59x 10.8%

Springdale Beltway Commons
11755 Commons Drive
Springdale, OH 45246
West Chester
Springdale
Glendale
Woodlawn
Cincinnati
OHIO
KENTUCKY
Streets Of West Chester
Princeton Plaza Shopping Center
Tri-County Mall
Tri-County Commons
Forest View Square Shopping Center
Cassinelli Square
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2639 Barracks Road Charlottesville, VA 22901	Collateral Asset Summary – Loan No. 11 Barracks West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,800,000 70.9% 1.25x 8.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose(1):	Acquisition / Refinance
Sponsor:	Michael S. Brodsky
Borrower:	Goldstar Barracks Owner LLC
Original Balance:	$18,800,000
Cut-off Date Balance:	$18,800,000
% by Initial UPB:	2.3%
Interest Rate:	4.5830%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$16,500	$16,500
Insurance:	$10,074	$3,358
Replacement:	$0	$6,250
Earnout(3):	$800,000	NAP
Condominium(4):	$46,305	Springing

Financial Information
Cut-off Date Balance / Unit:	$62,667
Balloon Balance / Unit:	$56,222
Cut-off Date LTV:	70.9%
Balloon LTV:	63.6%
Underwritten NOI DSCR(5):	1.31x
Underwritten NCF DSCR(5):	1.25x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	7.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral(6):	Fee Simple
Location:	Charlottesville, VA
Year Built / Renovated:	1970 / 2012
Total Units(6):	300
Property Management:	The Donaldson Group, LLC
Underwritten NOI:	$1,516,487
Underwritten NCF:	$1,441,487
Appraised Value:	$26,500,000
Appraisal Date:	October 1, 2014

Historical NOI(7)
Most Recent NOI:	$1,334,922 (T-12 September 30, 2014)
2013 NOI:	$871,759 (December 31, 2013)
2012 NOI:	$250,019 (December 31, 2012)

Historical Occupancy(7)
Most Recent Occupancy:	88.0% (December 1, 2014)
2013 Occupancy:	91.0% (December 29, 2013)
2012 Occupancy:	77.7% (December 30, 2012)
(1)	Loan proceeds were used to refinance existing debt secured by 276 units and acquire an additional 24 units for approximately $2.2 million at closing.
(2)
A soft lockbox, in place cash management and an excess cash flow sweep will be triggered upon (i) any event of default, (ii) any borrower, guarantor or property manager bankruptcy action, (iii) a Condominium Common Charge Sweep Event (as defined below) or (iv) if the DSCR falls below 1.10x at the end of any calendar quarter.

(3)
The borrower may request the disbursement of amounts in the earnout reserve on a date after May 6, 2015 and prior to December 6, 2019 (in increments of no less than $100,000) in an amount such that, after giving effect to the disbursement, (i) the DSCR is greater than or equal to 1.25x, (ii) the NOI debt yield is greater than or equal to 8.0% and (iii) the LTV is less than or equal to 75.0%. If the conditions above are satisfied on or after December 6, 2016 amounts in the earnout reserve will be transferred into the replacement reserve account.

(4)
The initial condominium reserve deposit represents approximately one month of condominium common charges and the condominium reserve required minimum balance.  If at any time funds in the condominium reserve are not sufficient to pay any required condominium common charges, the borrower will be required deposit any deficiencies as determined by lender (a “Condominium Charge Sweep Event”).

(5)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.74x and 1.65x, respectively.
(6)	Barracks West contains a total of 364 units, 300 of which are collateral for the Barracks West loan, and is subject to a condominium regime controlled by the sponsor.
(7)
The borrower acquired the Barracks West Property in 2012 and has since renovated the property for a cost of approximately $3.0 million.  As a result of the renovations, it took several months for the property to achieve stabilized occupancy. As such, Historical NOI and Historical Occupancy prior to 2012 are not available.

TRANSACTION HIGHLIGHTS
■
Properties.    Barracks West consists of 300 multifamily units within a larger 364 unit development located on an 18.38 acre site.  The development encompasses 33 two and three-story buildings with an average unit size of 936 sq. ft., and 593 surface parking spaces.  Barracks West’s unit mix is comprised of six studio units, 31 1-bedroom/1-bathroom units, 49 2-bedroom/1-bathroom units, 17 3-bedroom/2-bathroom units and 197 townhouses.  Property amenities include a pool, fitness center, pet park, laundry facilities, BBQ/picnic areas and exterior lighting.

■
Renovation.  The borrower acquired Barracks West in 2012 when the property was 77.7% occupied.  The borrower has since invested over $3.0 million of capital improvements, including room renovations and common area renovations, and has since increased occupancy to 88.0% as of December 1, 2014.

■	Market. As of Q2 2014, the Charlottesville multifamily market reported a vacancy rate of approximately 4.8%, as compared to the current physical vacancy rate at the Barracks West property of 12.0%.
■
Sponsorship.    Michael S. Brodsky is the founder and CEO of the Goldstar Group, a Bethesda, Maryland based real estate company focusing on assets in the Mid-Atlantic region.  Since inception, the Goldstar Group has acquired in excess of 1.5 million sq. ft. of office and multifamily properties.

■
Property Management.    The Barracks West Property is managed by The Donaldson Group, LLC, which offers multifamily property, asset, accounting & financial, advisory and development & construction management services. Since inception, The Donaldson Group, LLC has advised on acquisitions of over $1.5 billion comprising over 14,000 units, assumed management of over 24,000 units and assisted with the disposition of over $1.0 billion in property investments totaling over 9,000 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, PR	Collateral Asset Summary – Loan No. 12 Mercado Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,500,000 73.1% 1.53x 12.2%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose(1):	Refinance
Sponsor:	Jose Alberto Mercado Fernandez; Sonia Ortiz Torres
Borrower:	Maijo LLC
Original Balance:	$18,500,000
Cut-off Date Balance:	$18,500,000
% by Initial UPB:	2.2%
Interest Rate:	5.5000%
Payment Date:	5th of each month
First Payment Date:	January 5, 2015
Maturity Date:	December 5, 2024
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$14,044
Insurance:	$48,047	$6,468
Replacement:	$0	$1,861
TI/LC(3):	$0	$12,402
Required Repairs:	$36,265	NAP
Riago(4):	$0	Springing
Humacao Law No. 7 Tax:	$34,130	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$124
Balloon Balance / Sq. Ft.:	$95
Cut-off Date LTV:	73.1%
Balloon LTV:	55.7%
Underwritten NOI DSCR:	1.66x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	12.2%
Underwritten NCF Debt Yield:	11.3%

Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type(5):	Various / Retail
Collateral(5):	Fee Simple
Location(5):	Various, PR
Year Built / Renovated:	Various / NAP
Total Sq. Ft.(5):	148,899
Property Management:	MPM Property Management LLC
Underwritten NOI:	$2,263,209
Underwritten NCF:	$2,092,047
Appraised Value(5):	$25,300,000
Appraisal Date(5):	August 2014

Historical NOI
Most Recent NOI:	$2,117,960 (T-12 June 30, 2014)
2013 NOI:	$2,151,335 (December 31, 2013)
2012 NOI:	$2,068,485 (December 31, 2012)
2011 NOI:	$2,311,207 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(5):	88.7% (August – September 2014)
2013 Occupancy:	90.3% (December 31, 2013)
2012 Occupancy:	94.5% (December 31, 2012)
2011 Occupancy:	93.5% (December 31, 2011)
(1)
The Mercado Portfolio Loan refinanced a prior loan at a discount. For additional information, see “Risk Factors – Risks Related to the Mortgage Loans – Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in this Free Writing Prospectus.

(2)
Cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.15x or (iii) a Riago Trigger Event. A “Riago Trigger Event” will commence upon the occurrence of (i) a Riago goes bankrupt, (ii) Riago defaults on its lease, (iii) a Riago Non-Renewal Event, (iv) Riago goes dark, or (v) Riago terminates its lease for any reason. A “Riago Non-Renewal Event” will commence upon the earlier of (i) the date that is twelve (12) months prior to the expiration of the Riago lease or (ii) the final date on which Riago is permitted to exercise any remaining extension option available to the tenant under the terms of the Riago lease.

(3)	TI/LC reserve is subject to a cap of $595,596 and a floor of $297,798.
(4)	Upon the occurrence of a cash management period caused by a Riago Trigger Event, all excess cash shall be deposited into the Riago Reserve subaccount.
(5)
The Mercado Portfolio loan is secured by the borrower’s fee simple interest in the following two retail properties containing 148,899 sq. ft.: (i) the Humacao property (22,976 sq. ft. shadow anchored retail, located in Humacao, Puerto Rico, Appraised Value of $3.6 million as of August 6, 2014, 91.7% occupied as of September 1, 2014) and (ii) the Naranjito property (125,923 sq. ft. anchored retail, located in Naranjito, Puerto Rico, Appraised Value of $21.7 million as of August 7, 2014, 88.2% occupied as of August 12, 2014).

TRANSACTION HIGHLIGHTS
■
Tenancy.    The Naranjito property is 88.2% occupied as of August 12, 2014 by 24 tenants, and is grocery anchored by Riago Incorporado (35,308 sq. ft. or 28.0% of the NRA). Riago Incorporado leases expires in September 2032. Supermardo Econo bought Riago Incorporado in 2010 and took over their lease at the Naranjito property. Supermacado Econo reported sales of $908 PSF for the trailing 12 month period through April 2014. The Naranjito property is also anchored by several credit-rated tenants, including among others: Walgreens (Baa2/BBB by Moody’s/S&P), Banco Popular (BB+/Ba3/B+ by Fitch/Moody’s/S&P), KFC/Pizza Hut (Baa3/BBB by Moody’s/S&P). The Humacao property is 91.7% occupied as of September 1, 2014 by six tenants and is shadow anchored by Sam’s club, and is occupied by two credit-rated tenants, Sears and Sprint.

■
Location.    The Naranjito property is located in Naranjito on a major roadway approximately 13 miles to the San Juan Central Business District. The Humacao property is located in Humacao on the east coast of Puerto Rico, approximately 35 miles south east of San Juan. It is part of the San Juan-Carolina-Caguas, PR Metropolitan Statistical Area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120-1160 Dewey Way, 2110-2133 Aviation Drive, 2009-2133 Porterfield Way Upland, CA 91786	Collateral Asset Summary – Loan No. 13 Cable Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,960,000 69.1% 1.40x 9.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Michael A. Polley; 1st Commercial Realty Group, Inc.
Borrower:	Cable Commercial Center, LLC
Original Balance:	$17,960,000
Cut-off Date Balance:	$17,960,000
% by Initial UPB:	2.2%
Interest Rate:	4.4700%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$78,919	$19,730
Insurance:	$11,379	$2,276
Replacement(2):	$0	$7,078
TI/LC(3):	$100,000	$10,200
Required Repairs:	$18,688	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$63
Balloon Balance / Sq. Ft.:	$55
Cut-off Date LTV:	69.1%
Balloon LTV:	60.4%
Underwritten NOI DSCR(4):	1.54x
Underwritten NCF DSCR(4):	1.40x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	Upland, CA
Year Built / Renovated:	2004 / NAP
Total Sq. Ft.:	283,123
Property Management:	1st Commercial Realty Group, Inc.
Underwritten NOI:	$1,677,042
Underwritten NCF:	$1,524,421
Appraised Value:	$26,000,000
Appraisal Date:	November 3, 2014

Historical NOI
Most Recent NOI:	$1,468,030 (T-12 August 31, 2014)
2013 NOI:	$1,395,062 (December 31, 2013)
2012 NOI:	$1,335,533 (December 31, 2012)
2011 NOI:	$1,298,115 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	98.4% (October 14, 2014)
2013 Occupancy:	93.1% (December 31, 2013)
2012 Occupancy:	88.5% (December 31, 2012)
2011 Occupancy:	80.5% (December 31, 2011)
(1)	Cash management will be triggered upon (i) an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
(2)	Ongoing replacement reserves shall be capped at $170,000.
(3)
Ongoing TI/LC reserves shall be capped at $200,000. After March 1, 2016, the cap may be reduced to $150,000 so long as the actual vacancy at the property is less than 15.0% as determined by the lender in its reasonable discretion.

(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.06x and 1.87x, respectively.

TRANSACTION HIGHLIGHTS
■
Property.    Cable Business Park is a 13-building business park, including four flex industrial buildings, eight warehouse buildings and one mixed use building, totaling 283,123 sq. ft. of Class B flex industrial and airplane hangar space. The property, constructed in 2004 by the sponsor, is located on an 18.1 acre parcel of land in Upland, California. The four flex industrial buildings have a total of 22 units with five to six units in each building. The eight warehouse buildings have smaller office areas as a percentage of the building area and uses include auto body businesses, food distribution, beer production and aerospace manufacturing. The hangars are at grade level with the landing strip of Cable Airport and are above the flex industrial space. The 10 hangars total 56,400 sq. ft. (19.9% of NRA), but only account for 11.9% of the property’s gross rent. The hangar space is currently 100.0% occupied, with a waiting list to lease space, and strong average historic occupancy of 91.2% since 2008.

■
Location.    The property is located in the city of Upland in California’s Inland Empire, within San Bernardino County, approximately 38 miles east of Downtown Los Angeles and 28 miles north of Anaheim. Access to the business park is good along Dewey Way and Airport Drive which connect with Foothill Boulevard just south of the property. Foothill Boulevard is a major east/west thoroughfare connecting two of the area’s major freeways: Interstate 210 (1.5 miles north) and Interstate 15. Interstate 10, which is the Inland Empire’s main east/west thoroughfare, is 2.0 miles south of the property. Additionally, the property is located adjacent to the Cable Airport, a one-runway public airport that is owned by a partner of the sponsor.

■
Sponsors.    The sponsors and financial guarantors of the loan are Michael A. Polley and 1st Commercial Realty Group, Inc. Michael A. Polley is the President of 1st Commercial Realty Group, Inc. and has over 35 years of real estate consulting and management experience in retail, office, industrial and medical properties. 1st Commercial Realty Group, Inc. is a commercial property management company with over 30 years of experience managing retail, industrial, office & medical investments for private and institutional investors throughout the Western U.S. 1st Commercial Realty Group, Inc. currently manages over 24 million sq. ft. from 14 offices in the Western U.S. The markets that 1st Commercial Realty Group, Inc. currently serves include Portland, Las Vegas, Reno, Hawaii, Los Angeles, the Inland Empire, San Diego and Phoenix among several others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4491 Northwest 19th Street Lauderhill, FL 33313	Collateral Asset Summary – Loan No. 14 Summit Palms Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,800,000 75.1% 1.40x 8.8%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Efrem Harkham
Borrower:	Summit Palms Lauderhill, LLC
Original Balance:	$17,800,000
Cut-off Date Balance:	$17,800,000
% by Initial UPB:	2.2%
Interest Rate:	4.2935%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$89,651	$44,825
Insurance:	$110,145	$22,029
Replacement:	$0	$7,333
Required Repairs:	$29,688	NAP

Financial Information
Cut-off Date Balance / Unit:	$50,568
Balloon Balance / Unit:	$40,594
Cut-off Date LTV:	75.1%
Balloon LTV:	60.3%
Underwritten NOI DSCR:	1.48x
Underwritten NCF DSCR:	1.40x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	Lauderhill, FL
Year Built / Renovated:	1973 / 2012-2014
Total Units:	352
Property Management:	Summit Property Group
Underwritten NOI:	$1,566,417
Underwritten NCF:	$1,478,417
Appraised Value:	$23,700,000
Appraisal Date:	October 14, 2014

Historical NOI(2)
Most Recent NOI:	$1,701,429 (T-12 October 31, 2014)
2013 NOI:	$597,376 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy(2)
Most Recent Occupancy:	90.3% (October 10, 2014)
2013 Occupancy:	69.7% (December 31, 2013)
2012 Occupancy:	NAV
(1)
A soft lockbox, in place cash management and an excess cash flow sweep will be triggered upon (i) any event of default, (ii) any borrower, principal, guarantor or property manager bankruptcy action or (iii) if the DSCR falls below 1.10x for four consecutive calendar quarters.

(2)
The borrower acquired the Summit Palms Apartments property at an REO sale in 2012 when the property was 11.0% occupied due to  mismanagement by the prior owner.  After acquisition, the borrower renovated the property for a cost of approximately $5.6 million and the property has been in the process of stabilizing as a result of the renovations.  As such, Historical NOI and Historical Occupancy prior to 2013 are not available.

TRANSACTION HIGHLIGHTS
■
Properties.    Summit Palms Apartments consists of 352 units located on an 9.7 acre site.  The development encompasses five four-story buildings with an average unit size of 1,170 sq. ft., and 502 surface parking spaces.  Summit Palms Apartments’ unit mix is comprised of 92 1-bedroom/1-bathroom units, 120 2-bedroom/1-bathroom units, 120 2-bedroom/2-bathroom units and 20 3-bedroom/2-bathroom units.  Property amenities include a clubhouse, pool and playground.

■
Renovation.    The borrower acquired the Summit Palms Apartments property in 2012 and has since invested over $5.6 million of capital improvements, including room renovations and common area renovations.  Since acquisition of the property in 2012, the borrower has increased occupancy from 11.0% to 90.3% as of October 10, 2014.

■
Market.     As of Q3 2014, the Sunrise/Lauderhill multifamily market reported a vacancy rate of approximately 6.0%, as compared to the current physical vacancy rate at the Summit Palm Apartments property of 9.7%.

■
Sponsorship.    The sponsor, Efrem Harkham, is the founder and chairman of Luxe Worldwide Hotels, a Los Angeles based company that owns three hotels in Los Angeles, and L.E. Hotels, a hotel management company that currently manages 86 hotels worldwide.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11906, 11910, 12010 Shawnee Mission Parkway Shawnee, KS 66216	Collateral Asset Summary – Loan 15 10 Quivira Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,265,000 70.8% 1.53x 9.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Alan C. Fox
Borrower:	10 Quivira Plaza 14 A, LLC
Original Balance:	$17,265,000
Cut-off Date Balance:	$17,265,000
% by Initial UPB:	2.1%
Interest Rate:	4.4000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 72 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$22,637	$22,637
Insurance(1):	$0	Springing
Replacement(2):	$193,013	$3,633
TI/LC(3):	$264,074	$7,217
Required Repairs:	$10,625	NAP
Lease Sweep(4):	$0	Springing
Free Rent:	$194,435	$0
Pad Completion:	$145,748	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$95
Balloon Balance / Sq. Ft.:	$89
Cut-off Date LTV:	70.8%
Balloon LTV:	66.0%
Underwritten NOI DSCR(5):	1.64x
Underwritten NCF DSCR(5):	1.53x
Underwritten NOI Debt Yield:	9.9%
Underwritten NCF Debt Yield:	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Shawnee, KS
Year Built / Renovated:	1980 / 2014
Total Sq. Ft.:	181,611
Property Management:	ACF Property Management, Inc.
Underwritten NOI(6):	$1,705,845
Underwritten NCF:	$1,582,827
Appraised Value:	$24,400,000
Appraisal Date:	October 6, 2014

Historical NOI
Most Recent NOI(6):	$1,378,786 (T-12 August 31, 2014)
2013 NOI:	$1,155,163 (December 31, 2013)
2012 NOI:	$1,019,665 (December 31, 2012)
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	96.4% (October 20, 2014)
2013 Occupancy:	88.9% (December 31, 2013)
2012 Occupancy:	88.9% (December 31, 2012)
2011 Occupancy:	88.9% (December 31, 2011)
(1)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(2)	Replacement reserves are subject to a cap of $87,000.
(3)	TI/LC reserves are subject to a cap of $210,000.
(4)
On each monthly payment date during a lease sweep period, all excess cash flow will be deposited into the lease sweep reserve. A lease sweep period will commence upon (i) six months prior to the stated expiration of the Price Chopper lease, (ii) the date Price Chopper is required to give notice of its exercise of a renewal option, (iii) the date the Price Chopper lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iv) the date that Price Chopper discontinues its business, (v) upon a default under the Price Chopper lease, or (v) the occurrence of a bankruptcy or other insolvency proceeding by Price Chopper. After the occurrence of a lease sweep period but prior to the lease sweep commencement date, the borrower may deliver to the lender a letter of credit in the amount of the lease sweep deposit amount in lieu of making a deposit into the lease sweep reserve.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.21x and 2.06x, respectively.
(6)	Underwritten NOI is significantly greater than Most Recent NOI due to the recent leasing of previously vacant and newly developed suites.

TRANSACTION HIGHLIGHTS
■
Collateral.    The 10 Quivira Plaza property is a recently renovated grocery anchored retail center in Shawnee, Kansas, a suburb of Kansas City. 10 Quivira Plaza was originally built in 1980 and renovated in 2014. The most recent renovation for $4.2 million (approximately $23 PSF) was part of a community improvement district plan that significantly improved the aesthetics and functionality of the center and included upgrades to the parking lot, facade and several pad sites. The current rent roll consists of 34 tenants in total, with two long term anchor tenants, Price Chopper and Westlake Hardware, each  of which have been in occupancy for over 30 years.

■
Sponsorship.    The sponsor of the borrower and the nonrecourse carve-out guarantor is Alan C. Fox. Mr. Fox has been a commercial real estate investor for over 40 years and currently owns 79 commercial properties across all property types.

■
Location.    10 Quivira Plaza is located at the hard corner of Quivira Road and Shawnee Mission Parkway, which is the main thoroughfare in the market and has a traffic count of 36,900 vehicles per day. There is a full interchange with Shawnee Mission Parkway and Interstate 435, a major expressway around the Kansas City Metro area, located three miles from the property. The Kansas City central business district is located 12 miles northeast of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12650 Ingenuity Drive Orlando, FL 32826	Collateral Asset Summary – Loan No. 16 12650 Ingenuity Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 63.9% 1.64x 10.8%

Mortgage Loan Information
Loan Seller:	Pillar
Loan Purpose:	Acquisition
Sponsor:	City Office REIT Operating Partnership, L.P.
Borrower:	CIO Research Park, Limited Partnership
Original Balance:	$17,000,000
Cut-off Date Balance:	$17,000,000
% by Initial UPB:	2.1%
Interest Rate:	4.4400%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	$23,452
Insurance:	$0	Springing
Replacement:	$0	$2,075
TI/LC(3):	$0	$10,375
Major Tenant Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$137
Balloon Balance / Sq. Ft.:	$125
Cut-off Date LTV:	63.9%
Balloon LTV:	58.4%
Underwritten NOI DSCR(5):	1.79x
Underwritten NCF DSCR(5):	1.64x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	9.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Orlando, FL
Year Built / Renovated:	1999 / NAP
Total Sq. Ft.:	124,500
Property Management:	Tower Realty Partners, Inc.
Underwritten NOI:	$1,836,846
Underwritten NCF:	$1,684,956
Appraised Value:	$26,600,000
Appraisal Date:	October 14, 2014

Historical NOI
Most Recent NOI:	$2,263,579 (T-12 May 31, 2014)
2013 NOI:	$2,247,878 (December 31, 2013)
2012 NOI:	$2,182,522 (December 31, 2012)
2011 NOI:	$2,119,054 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (December 6, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)
Cash management will be triggered upon (i) an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters, or (iii) the commencement of a Lease Sweep Period.  “A Lease Sweep Period” shall commence (i) 24 months prior to the earliest stated expiration date of the Iowa College lease (dba Kaplan, Inc.) (the “Tenant” or “Kaplan”) or (ii) the Tenant “goes dark” in any space at the property other than the permitted dark space.

(2)
Monthly real estate tax collections from January 6, 2015 through March 6, 2015 will equal one-third of the annual real estate tax amount or $93,808. Thereafter, the monthly collection will equal 1/12 of the taxes the lender estimates will be paid during the next 12 months.

(3)
Upon the occurrence of the Iowa College Lease Rollover Reserve Trigger Event, the monthly deposit shall be increased by $500,000 per annum to a monthly amount of $52,042.  “Iowa College Lease Rollover Reserve Trigger Event” shall mean the occurrence of more than 32,000 sq. ft. of the demised premises under the Iowa College lease being either “dark” or sublet (excluding the Sedgwick Subleased Space).

(4)
The Major Tenant Sweep reserve will commence 24 months prior to the Tenant’s lease expiration in December 2021.  On-going TI/LC collections, inclusive of the cash flow sweep, are capped at $4.25 million, for which the borrower has the option to post a letter of credit in lieu of TI/LC collections and the cash flow sweep.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.40x and 2.20x, respectively.

TRANSACTION HIGHLIGHTS
■	Property. 12650 Ingenuity Drive is a two story, 124,500 sq. ft. Class A office building located in the Central Florida Research Park (“CFRP”) in Orlando, Florida.

■
Tenancy. The property is 100.0% leased by Kaplan, Inc., a subsidiary of Graham Holding Company (NYSE: GHC; S&P: BBB; Moody’s: Baa3), through December 2021.  The property serves as a mission critical back office customer support center for all of Kaplan’s business lines and does not contain any classroom space.  Kaplan currently occupies the entire second floor (76,339 sq. ft.) and subleases 26,571 sq. ft. of the first floor space to Sedgwick Claims Management Services, Inc. through June 30, 2018 (the “Sedgwick Subleased Space”).  The remainder of the first floor space, 21,590 sq. ft., is dark.

■
Location. 12650 Ingenuity Drive is located in the CFRP, a 1,027 acre, master-planned park that has one of the largest clusters of modeling, simulation and training companies in the world along with its natural offshoots in lasers, optics, and other sciences. CFRP is the seventh largest research park in the United States with more than 100 companies located in a campus-like setting. CFRP tenants are involved with the University of Central Florida through technology transfer, research, faculty consultations, and graduate and undergraduate internships and part-time employment programs.

■
Sponsorship. City Office REIT (NYSE: CIO) (“CIO”) is a Vancouver based private equity fund that primarily targets office properties located in the United States. CIO’s portfolio currently includes 2.2 million sq. ft. in 20 office buildings located in Denver, Colorado, Orlando and Tampa, Florida, Boise, Idaho, Portland, Oregon, Allentown, Pennsylvania, and Dallas, Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Amarillo, TX	Collateral Asset Summary – Loan No. 17 AHIP Amarillo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 50.8% 4.07x 19.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	American Hotel Income Properties REIT Inc.
Borrower:
AHIP TX Amarillo 6915 Properties LLC; AHIP TX Amarillo 6915 Enterprises LLC; AHIP TX Amarillo 8231 Properties LLC; AHIP TX Amarillo 8231 Enterprises LLC; AHIP TX Amarillo Airport Properties LLC;AHIP TX Amarillo Airport Enterprises LLC

Original Balance:	$16,000,000
Cut-off Date Balance:	$16,000,000
% by Initial UPB:	1.9%
Interest Rate:	4.2000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$323,896	$29,445
Insurance(3):	$0	Springing
FF&E(4):	$0	Springing
Immediate Repairs:	$38,014	NAP
PIP:	$400,000	NAP

Financial Information
Cut-off Date Balance / Room:	$54,608
Balloon Balance / Room:	$54,608
Cut-off Date LTV:	50.8%
Balloon LTV:	50.8%
Underwritten NOI DSCR(5):	4.58x
Underwritten NCF DSCR(5):	4.07x
Underwritten NOI Debt Yield:	19.5%
Underwritten NCF Debt Yield:	17.3%
Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	Amarillo, TX
Year Built / Renovated:	Various / NAP
Total Rooms:	293
Property Management:	ONE TX West Medical HI Management LLC; ONE TX West Medical SI Management LLC; ONE TX Airport FI Management LLC
Underwritten NOI:	$3,123,525
Underwritten NCF:	$2,770,824
Appraised Value:	$31,500,000
Appraisal Date:	September 1, 2014

Historical NOI
Most Recent NOI:	$3,037,249 (T-12 July 31, 2014)
2013 NOI:	$3,392,000 (December 31, 2013)
2013 NOI:	$2,179,000 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	82.0% (July 31, 2014)
2013 Occupancy:	80.0% (December 31, 2013)
2012 Occupancy:	69.4% (December 31, 2012)
(1)
After the lockout period, the borrowers may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the LTV for the remaining properties shall not exceed the lesser of the LTV immediately preceding such release and 50.8%, however this shall not apply if the debt yield for the remaining properties is greater than or equal to 15.0%, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 2.73x, (iii) borrower partially defeases to the lender 120.0% of the allocated loan amount for the released property.

(2)	Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
(3)	The borrowers have an acceptable blanket insurance policy. In the event the policy is no longer in effect, the borrowers will be required to reserve 1/12 of the required insurance premium.
(4)
FF&E reserves will be waived up until the monthly date in November 2015. In addition, the borrowers can post a letter of credit in lieu of the required FF&E reserve. The borrowers will be required to deposit 1/12 of 4.0% of prior year’s gross revenues.

(5)	Underwritten NOI DSCR & UW NCF DSCR based on the interest only debt service payment. Based on a 30-year amortization schedule, the UW NOI DSCR and UW NCF DSCR would be 3.33x and 2.95x, respectively.

TRANSACTION HIGHLIGHTS
■
Property.    The AHIP Amarillo Portfolio consists of three hotel properties containing a total of 293 guestrooms. The properties in the portfolio include the Holiday Inn Amarillo West Medical Center, the Sleep Inn & Suites West Medical Center and the Fairfield Inn & Suites Amarillo Airport. The Holiday Inn Amarillo West Medical Center is a four-story, 151-room, full service hotel that opened in 2011. The Sleep Inn & Suites West Medical Center is a three-story, 63-room, limited service hotel that opened in November 2009. The Fairfield Inn & Suites Amarillo Airport is a four-story, 79-room, limited service hotel that opened in June 2012. Based on the July 2014 STR report, the portfolio’s T-12 ADR, RevPAR and occupancy were $93.70, $77.30 and 82.7%, respectively. The portfolio’s ADR, RevPAR and occupancy penetration rates over the same time period were 92.0%, 104.9% and 114.0%, respectively.

■
Location.    All three properties are located in the city of Amarillo, Texas, which is a primary stop along the Ports to Plains Corridor, an existing highway corridor between the US-Mexico border and Denver, Colorado. The Ports to Plains Corridor is a major transportation route for goods between Mexico to the US and into Canada. Additionally, Amarillo is a major shipping and logistics hub due to two BNSF Railway lines which intersect in the city.

■
Sponsor.    The sponsor of the borrowers and the non-recourse carve-out guarantor is American Hotel Income Properties REIT Inc., which is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP”) US assets. AHIP is traded on the Toronto Exchange under the symbol HOT-UN.TO. American Hotel Income Properties REIT LP indirectly owns and acquires hotel properties in the United States. The initial portfolio is comprised of 32 hotel properties that provide railway crew accommodation and 24-hour food service in 19 states. As of June 30, 2014, American Hotel Income Properties REIT Inc. had a net worth of $150.8 million and liquidity of $29.5 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Florida and New Jersey	Collateral Asset Summary – Loan No. 18 Simply Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,750,000 71.3% 1.52x 9.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Kurt O’Brien
Borrower:	SSSP Acquisitions Neptune, LLC; SSSP Acquisitions Palm Bay Road, LLC; SSSP Acquisitions Cocoa, LLC; SSSP Acquisitions Palm Bay, LLC
Original Balance:	$15,750,000
Cut-off Date Balance:	$15,750,000
% by Initial UPB:	1.9%
Interest Rate:	4.2600%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2019
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(11), YM1(44), O(5)
Lockbox / Cash Management(2):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$15,086	$15,858
Insurance(3):	$0	Springing
Replacement:	$0	$4,727
Required Repairs:	$179,188	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$63
Balloon Balance / Sq. Ft.:	$60
Cut-off Date LTV:	71.3%
Balloon LTV:	67.6%
Underwritten NOI DSCR(4):	1.58x
Underwritten NCF DSCR(4):	1.52x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	9.0%
Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	Florida and New Jersey
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	249,306
Property Management:	Simply Storage Management, LLC
Underwritten NOI:	$1,474,573
Underwritten NCF:	$1,417,846
As is Appraised Value:	$22,100,000
As is Appraisal Date:	September 2014

Historical NOI
Most Recent NOI:	$1,452,924 (Various T-12 2014)
2013 NOI:	$1,326,017 (December 31, 2013)
2012 NOI:	NAV
2011 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	86.2% (October 14, 2014)
2013 Occupancy:	NAV
2012 Occupancy:	NAV
2011 Occupancy:	NAV
(1)
The borrowers may obtain the release of an individual property upon third-party sale provided (i) the LTV ratio for the remaining properties does not exceed 72.1%, (ii) the DSCR for the remaining properties is not less than 1.49x, and (iii) prior to the open period, the borrowers pay to lender, the greater of 125% of the allocated loan amount for the released property or 100% of the allocated sales proceeds from the released property, together with the applicable prepayment fee.

(2)
A soft lockbox and cash management will be triggered upon (i) any event of default or (ii) failure of the borrowers to maintain a DSCR of at least 1.15x at the end of a calendar quarter until such time that the borrowers maintain a DSCR of at least 1.15x for two consecutive months.

(3)	The borrowers will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.17x and 2.08x, respectively.
(5)
Occupancy shown is based on the total square footage for the portfolio. Historical occupancy based on total square footage for the portfolio was unavailable. However, historical occupancy based on number of units in the portfolio was 85.0% as of December 31, 2013.

TRANSACTION HIGHLIGHTS
■
Cross-Collateralized Portfolio.    The Simply Self Storage Portfolio II properties are located in Palm Bay, Florida, Cocoa, Florida and Neptune, New Jersey. Approximately 76.2% of the Underwritten NCF is concentrated in the three Florida properties with the remaining 23.8% of Underwritten NCF coming from the New Jersey property. The Simply Self Storage Portfolio II properties reported an aggregate occupancy of 86.2% as of October 14, 2014.

■
Sponsorship.    Kurt O’Brien has approximately 20 years of experience in self storage and has amassed and sold storage portfolios to both Storage USA and Public Storage. After selling the Quorum Corporation (an apartment investment company), Mr. O’Brien created the 18th largest self storage operation in the United States which he later sold to Storage USA for $100 million. Mr. O’Brien then founded Simply Self Storage, which has become one of the largest privately held developers/operators of self storage facilities in the United States and Puerto Rico. Simply Self Storage, based in Orlando, Florida, has over 9.5 million sq. ft. of storage space among 100 self storage facilities across 17 states and Puerto Rico. Additionally, GACC previously closed a $27 million loan with the sponsor and Oaktree for a nine property self-storage portfolio in Florida, New Jersey, Illinois and Puerto Rico.

■	Sponsor Equity. The sponsor provided $5.9 million of equity in connection with the purchase of the Simply Self Storage Portfolio II properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, Guam	Collateral Asset Summary – Loan 19 Del Carmen Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$14,976,637 50.1% 1.45x 11.5%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Ely Del Carmen
Borrower:	Del Carmen Investments 2014, LLC
Original Balance:	$15,000,000
Cut-off Date Balance:	$14,976,637
% by Initial UPB:	1.8%
Interest Rate:	5.5000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$75,661	$8,798
Insurance:	$46,538	$17,899
Replacement:	$0	$10,400
Required Repairs:	$240,136	NAP

Financial Information
Cut-off Date Balance / Unit:	$36,002
Balloon Balance / Unit:	$27,446
Cut-off Date LTV:	50.1%
Balloon LTV:	38.2%
Underwritten NOI DSCR:	1.56x
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	10.7%
Property Information
Single Asset / Portfolio:	Portfolio of nine properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Various, GU
Year Built / Renovated:	Various / NAP
Total Units:	416
Property Management:	Six D Enterprises, Inc.
Underwritten NOI:	$1,726,668
Underwritten NCF:	$1,601,868
Appraised Value:	$29,891,000
Appraisal Date:	July 1, 2014

Historical NOI
Most Recent NOI:	$1,776,281 (T-12 September 30, 2014)
2013 NOI:	$1,740,784 (December 31, 2013)
2012 NOI:	$1,791,294 (December 31, 2012)
2011 NOI:	$1,718,274 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	94.2% (September 30, 2014)
2013 Occupancy:	92.2% (December 31, 2013)
2012 Occupancy:	92.3% (December 31, 2012)
2011 Occupancy:	92.4% (December 31, 2011)
(1)
Cash management will be triggered upon, among other things, (i) an event of default, (ii) any bankruptcy action of borrower, guarantor, Del Carmen Management Inc. or manager or (iii) the DSCR based on the trailing 12-month period falling below 1.20x.

TRANSACTION HIGHLIGHTS
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Properties.    The Del Carmen Portfolio consists of nine market rate multifamily properties with a total of 416 units, all developed by the sponsor, located throughout Guam with various construction dates and amenities. As of the rent roll dated September 30, 2014, the Del Carmen Portfolio properties reported a total average occupancy of 94.2%. Since 2004, the sponsor has invested approximately $2.7 million in capital expenditures and soft costs into the Del Carmen Portfolio properties.

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Market.    The island of Guam is an unincorporated United States territory and includes a total land area of 212 square miles. According to the appraisal, the residential market in Guam consists of three segments: subsidized military, subsidized Section 8 and the local market. The Del Carmen Portfolio properties are 98.1% occupied by local tenants, 0.2% by military tenants and 1.7% by Section 8 tenants. The appraisal reported occupancies for multifamily projects in primary areas of Guam ranged from 91% to 100%, and from 92% to 95% in secondary areas.

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Sponsorship.    Ely Del Carmen is the founder and president of Del Carmen Investments, LLC. The Del Carmen family has also developed all of the properties within the Del Carmen Portfolio properties. Del Carmen Investments, LLC was founded in 1970 and has developed into a company with over 450 residential units located throughout Guam. The Del Carmen family is one of the largest private owners of real estate on the island of Guam. The sponsor contributed additional cash equity of approximately $4.6 million at closing in order to pay off existing debt of approximately $18.1 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1723-1745 Manhattan Boulevard Harvey, LA 70058	Collateral Asset Summary – Loan No. 20 Manhattan Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,875,000 73.0% 1.94x 11.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor(1):	Natin Paul; World Class Capital Group, LLC
Borrower:	WC Manhattan Place Property, LLC
Original Balance:	$13,875,000
Cut-off Date Balance:	$13,875,000
% by Initial UPB:	1.7%
Interest Rate:	3.7000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2019
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(31), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$191,217	$17,763
Insurance:	$57,460	$9,577
Replacement:	$135,000	$2,289
TI/LC(3):	$0	$8,499
Former Ashley Stewart:	$457,000	$0
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$101
Balloon Balance / Sq. Ft.:	$95
Cut-off Date LTV:	73.0%
Balloon LTV:	68.9%
Underwritten NOI DSCR(5):	2.05x
Underwritten NCF DSCR(5):	1.94x
Underwritten NOI Debt Yield:	11.3%
Underwritten NCF Debt Yield:	10.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Harvey, LA
Year Built / Renovated:	2002 / NAP
Total Sq. Ft.:	137,315
Property Management:	Greenstar Property Management, LLC
Underwritten NOI:	$1,567,410
Underwritten NCF:	$1,489,439
Appraised Value:	$19,000,000
Appraisal Date:	August 6, 2014

Historical NOI
Most Recent NOI:	$1,578,841 (T-12 July 31, 2014)
2013 NOI:	$1,698,183 (December 31, 2013)
2012 NOI:	$1,841,736 (December 31, 2012)
2011 NOI:	$1,971,821 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	86.1% (November 14, 2014)
2013 Occupancy:	93.7% (December 31, 2013)
2012 Occupancy:	94.9% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	The sponsor is related to the sponsor under the mortgage loan identified on Annex A-1 to this prospectus supplement as Westpark Plaza, which has a Cut-off Date Balance of $10,000,000.
(2)
Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.25x for two consecutive calendar quarters or (iii) upon the commencement of a Major Tenant Excess Cash Flow Sweep (as defined in the loan documents).

(3)	TI/LC reserves are subject to a cap of $250,000.
(4)	On each month during a Major Tenant Excess Cash Flow Sweep, the borrower is required to deposit all excess cash into the Lease Sweep reserve.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 3.01x and 2.86x, respectively.

TRANSACTION HIGHLIGHTS
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Collateral.    The Manhattan Place property is a 137,315 sq. ft. anchored retail center located in Harvey, Louisiana. The Manhattan Place property is shadow anchored by Target and anchored by Ross Dress for Less (22.0% NRA), Stage (20.4% NRA) and K&G Fashion Superstore (14.6% NRA) and is 86.1% occupied as of November 14, 2014. There are four separately owned pads in the center occupied by IHOP, Raising Cane’s, Chili’s and Regions Bank. The Manhattan Place property has 835 surface parking spaces, generating a parking ratio of 6.52 spaces per 1,000 sq. ft. of NRA.

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Sponsorship.    The sponsor of the borrower and the nonrecourse carve-out guarantor is World Class Capital Group, LLC. World Class Capital Group, LLC is a private investment firm based in Austin, Texas, which focuses on opportunistic real estate and private equity investments throughout the United States. World Class Capital Group, LLC currently owns and manages 53 assets worth an estimated $555 million. Natin Paul is the President, Chief Executive Office, Founder and sole owner of World Class Capital Group, LLC.

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Location.    The Manhattan Place property is located on Manhattan Boulevard, a 2.5 mile retail corridor in New Orleans’ West Bank, which has a daily traffic count in excess of 46,000 cars. In immediate proximity to the Manhattan Place property are five other shopping centers totaling 772,254 sq. ft. and Oakwood Shopping Center, a regional mall totaling 952,000 sq. ft. Retailers at these sites include Wal-Mart, Lowe’s, Target, Sam’s Club, AMC Theatres, Bed Bath & Beyond, PetSmart, Marshall’s, Office Depot, Best Buy and Barnes & Noble. Regional access to the Manhattan Place property is provided by the Pontchartrain Expressway (Interstate 10) which is located less than a mile north via Manhattan Boulevard.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., Natixis Securities Americas LLC, Guggenheim Securities, LLC and CastleOak Securities, L.P., (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2014-CCRE21 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The Information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.